UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑     Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐     Definitive Proxy Statement

☐     Definitive Additional Materials

☐     Soliciting Material Pursuant to §240.14a-12

UNILENS VISION INC.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐  No fee required.

☑  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)         Title of each class of securities to which transaction applies:

                Common Stock, par value $0.001 per share, of Unilens Vision Inc.

  (2)         Aggregate number of securities to which transaction applies:

1,890,832 shares of common stock, which consists of: (A) 1,755,832 shares of common stock issued and outstanding as of July 17, 2015 and (B) 135,000 shares of common stock issuable upon the exercise of options to purchase shares of common stock outstanding as of July 17, 2015, with an exercise price below $12.75.

  (3)         Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purposes of calculating the filing fee, the maximum aggregate value was determined based upon the sum of: (A) 1,755,832 shares of common stock issued and outstanding as of July 17, 2015, multiplied by the merger consideration of $12.75 per share and (B) 135,000 shares of common stock issuable upon the exercise of options to purchase shares of common stock outstanding as of July 17, 2015, with an exercise price below $12.75, multiplied by $7.92 (the difference between $12.75 per share and the weighted average exercise price of $4.83 per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by 0.0001162.

  (4)         Proposed maximum aggregate value of transaction:

                $23,456,058

  (5)         Total fee paid:

                $2,725.59

☐  Fee paid previously with preliminary materials.

☐            Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)         Amount Previously Paid:

 (2)          Form, Schedule or Registration Statement No.:

 (3)         Filing Party:

 (4)         Date Filed:

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION
DATED JULY 17, 2015

[    •    ], 2015

Dear Stockholder:

On behalf of the board of directors (the “Unilens Board”) of Unilens Vision Inc. (“Unilens”), I cordially invite you to attend a special meeting of stockholders of Unilens to be held at our offices, located at 10431 72nd Street North, Largo, Florida 33777, at 11:00 a.m. Eastern Time, on [    •    ], 2015.

On July 10, 2015, Unilens entered into a definitive Merger Agreement (as defined below) with Valeant Pharmaceuticals International (“Valeant”) and One Eye Merger Sub, Inc., a wholly owned subsidiary of Valeant (“Merger Sub”), providing for the acquisition of Unilens by Valeant. Valeant is an indirect wholly owned subsidiary of Valeant Pharmaceuticals International, Inc. (“Valeant Parent”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Unilens, with Unilens continuing as the surviving corporation and becoming a wholly owned subsidiary of Valeant (the “Merger”). At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Merger Agreement, thereby approving the Merger, and certain other matters as set forth in the stockholder notice and the accompanying proxy statement.

If the Merger is completed, you will be entitled to receive $12.75 in cash, without interest and less any applicable withholding taxes, for each share of our common stock owned by you.

After careful consideration, the Unilens Board has unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and in the best interests of Unilens and its stockholders and has unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. Accordingly, the Unilens Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement and “FOR” the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.

In addition, the Unilens Board unanimously recommends that you vote “FOR” the proposal to approve, on an advisory (non-binding) basis, certain change-in-control compensation that will be payable to Unilens’ named executive officers in connection with the consummation of the Merger. Adoption of the Merger Agreement and approval of the change-in-control compensation proposal are subject to separate votes by Unilens’ stockholders. Approval of the change in control payments proposal is advisory (non-binding) and is not a condition to completion of the Merger.

In order for the Merger Agreement proposal to be adopted, holders of a majority of the outstanding shares of our common stock entitled to vote on the proposal must cast their votes “FOR” such proposal. In order for each of the adjournment proposal and the change-in-control compensation proposal to be approved (and provided that, with respect to the change-in-control compensation proposal, a quorum is present at the special meeting), holders of a majority of the outstanding shares of our common stock entitled to vote on such proposal and present in person or represented by proxy at the special meeting must cast their votes “FOR” such proposal. If, however, no quorum is present at the special meeting, approval of the adjournment proposal will require the affirmative vote of a majority of the shares entitled to vote on such proposal and present in person or represented by proxy at the special meeting.

Your vote is very important, regardless of the number of shares of our common stock you own. Whether or not you plan to attend the special meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or over the Internet, prior to the special meeting to ensure that your shares of our common stock will be represented at the special meeting if you are unable to attend. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to vote your shares of our common stock will have the same effect as voting “AGAINST” the proposal to adopt the Merger Agreement.

If your shares of our common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of our common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee on how to vote your shares of our common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of our common stock will have the same effect as voting “AGAINST” the proposal to adopt the Merger Agreement.

The accompanying proxy statement provides you with detailed information about the special meeting, the Merger Agreement and the Merger. A copy of the Agreement and Plan of Merger, dated as of July 10, 2015, as it may be amended from time to time (the “Merger Agreement”), by and among Unilens, Valeant and Merger Sub, is attached as Annex A to the accompanying proxy statement. We encourage you to read the entire proxy statement and its annexes, including the Merger Agreement, carefully. You may also obtain additional information about Unilens from documents we have filed with the U.S. Securities and Exchange Commission.

On behalf of the board of directors and management of Unilens, we thank you for your support.

Sincerely,

        Michael J. Pecora

        Chairman of the Board

The accompanying proxy statement is dated [    •    ], 2015, and is first being mailed to our stockholders on or about [    •    ], 2015.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated by the Merger Agreement, including the Merger, or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION
DATED JULY 17, 2015

UNILENS VISION INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [    •    ], 2015

To the Stockholders of Unilens Vision Inc.:

A special meeting of stockholders of Unilens Vision Inc. (“Unilens”) will be held at our offices, located at 10431 72nd Street North, Largo, Florida 33777, at 11:00 a.m. Eastern Time, on [    •    ], 2015, for the purpose of considering and voting upon the following matters:

1.       A proposal to adopt the Agreement and Plan of Merger, dated as of July 10, 2015, as it may be amended from time to time (the “Merger Agreement”), by and among Unilens, Valeant Pharmaceuticals International, a Delaware corporation (“Valeant”), and One Eye Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Valeant (“Merger Sub”), providing for the acquisition of Unilens by Valeant. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Unilens, with Unilens continuing as the surviving corporation and becoming a wholly owned subsidiary of Valeant (the “Merger”). A copy of the Merger Agreement is attached as Annex A to the proxy statement of which this notice forms a part.

2.       A proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.

3.       An advisory (non-binding) proposal to approve certain change-in-control compensation that will be payable to Unilens’ named executive officers in connection with the consummation of the Merger.

4.       Any other business that may properly come before the special meeting, or any adjournment or postponement thereof, by or at the direction of the board of directors of Unilens (the “Unilens Board”).

The Unilens Board has fixed the close of business on [    •    ], 2015, as the record date for determining stockholders entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof.

Your vote is very important, regardless of the number of shares of our common stock you own.

Whether or not you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or over the Internet, prior to the special meeting to ensure that your shares of our common stock will be represented at the special meeting if you are unable to attend. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to vote your shares of our common stock will have the same effect as voting “AGAINST” the proposal to adopt the Merger Agreement.

If your shares of our common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of our common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee on how to vote your shares of our common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of our common stock will have the same effect as voting “AGAINST” the proposal to adopt the Merger Agreement.

After careful consideration, the Unilens Board has unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and in the best interests of Unilens and its stockholders and has unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. Accordingly, the Unilens Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement and “FOR” the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement. In addition, the Unilens Board unanimously recommends that you vote “FOR” the proposal to approve, on an advisory (non-binding) basis, certain change-in-control compensation that will be payable to Unilens’ named executive officers in connection with the consummation of the Merger. Approval of the change-in-control compensation is advisory (non-binding) and is not a condition to completion of the Merger.

Holders of our common stock are or may be entitled to assert appraisal rights with respect to the Merger under Section 262 of the General Corporation Law of the State of Delaware. A copy of Section 262 is attached as Annex C to the proxy statement.

The proxy statement provides you with detailed information about the special meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and its annexes, including the Merger Agreement, carefully. You may also obtain additional information about Unilens from documents we have filed with the U.S. Securities and Exchange Commission. If you have any questions concerning the Merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of our common stock, please contact our Secretary, Leonard F. Barker, at:

Unilens Vision Inc.

Attn: Secretary
10431 72nd Street North

Largo, Florida 33777-1511

Telephone: (727) 544-2531

E-mail: len.barker@unilens.com

[ • ], 2015	BY ORDER OF THE BOARD OF DIRECTORS

Leonard F. Barker Chief Financial Officer, Treasurer and Secretary

-i-

-ii-

This proxy statement and the enclosed proxy card are first being mailed on or about [    •    ], 2015, to stockholders of Unilens Vision Inc. who owned shares of its common stock, par value $0.001 per share, which we refer to as “company common stock” in this proxy statement, as of the close of business on [    •    ], 2015.

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions set forth in the section entitled “Where You Can Find More Information” beginning on page [ • ]of this proxy statement.

In this proxy statement, the terms “Unilens,” the “company,” “we,” “us” and “our” refer to Unilens Vision Inc. and, where appropriate, its subsidiaries, and the term the “Unilens Board” refers to the board of directors of Unilens. We refer to Valeant Pharmaceuticals International as “Valeant” and One Eye Merger Sub, Inc. as “Merger Sub.” All references to the “merger” refer to the merger of Merger Sub with and into Unilens, with Unilens continuing as the surviving corporation and becoming a wholly owned subsidiary of Valeant, and all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of July 10, 2015, as it may be amended from time to time, by and among Unilens, Valeant and Merger Sub, a copy of which is included as Annex A to this proxy statement. Unilens, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.”

Parties to the Merger (Page [ • ])

Unilens Vision Inc.
10431 72nd Street North

Largo, Florida 33777-1511

Telephone: (727) 544-2531

www.unilens.com

Unilens Vision Inc., a Delaware corporation, operates through its wholly owned subsidiary, Unilens Corp. USA, located in Largo, Florida. We changed our domicile from British Columbia, Canada, where we were incorporated in 1989, to the State of Delaware on April 1, 2010. In June 2010, as a final step in our corporate reorganization, we organized Unilens Vision Sciences Inc., a Delaware corporation and a wholly owned subsidiary of Unilens Corp. USA, and transferred our principal intellectual property assets and licensing arrangements to that company.

We license, manufacture, distribute and market specialty optical contact lens products using proprietary design and manufacturing technology.Our products are sold solely to eye care professionals, primarily in the United States, through in house sales representatives and a network of distributors. Our lens products are marketed as a family of specialty vision correction products that can serve the majority of the population’s vision correction needs. Our specialty optical lens business is divided into four categories: (i) disposable lenses; (ii) custom soft lenses; (iii) gas permeable lenses; and (iv) replacement and other lenses.

Our shares trade on the OTCQX Premier tier of the OTC Markets Group, using the symbol “UVIC.”

Valeant Pharmaceuticals International
400 Somerset Corporate Boulevard
Bridgewater, New Jersey 08807
Telephone: (908) 927-1401
www.valeant.com

Valeant Pharmaceuticals International is a Delaware corporation and an indirect, wholly owned subsidiary of Valeant Pharmaceuticals International, Inc., a British Columbia corporation, which we refer to as “Valeant Parent” in this proxy statement. Valeant Parent, together with its subsidiaries, is a multinational, specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products and medical devices, primarily in the areas of dermatology, eye health, neurology and branded generics. Valeant holds a number of wholly owned subsidiaries, directly and indirectly, within and outside the United States.

One Eye Merger Sub, Inc.
400 Somerset Corporate Boulevard
Bridgewater, New Jersey 08807
Telephone: (908) 927-1401

One Eye Merger Sub, Inc., a Delaware corporation, is a wholly owned subsidiary of Valeant and was formed solely for the purpose of facilitating the acquisition of Unilens. To date, Merger Sub has not carried on any activities other than those related to its formation and the merger. Upon consummation of the proposed merger, Merger Sub will merge with and into Unilens and will cease to exist, with Unilens continuing as the surviving corporation.

The Special Meeting (Page [ • ])

Time, Place and Purpose of the Special Meeting (Page [ • ])

The special meeting will be held on [    •    ], 2015, at 11:00 a.m. Eastern Time, at our offices, located at 10431 72nd Street North, Largo, Florida 33777.

At the special meeting, holders of company common stock will be asked to adopt the merger agreement and to approve adjournment of the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. In addition, holders of company common stock will be asked to approve, on an advisory (non-binding) basis, the compensation disclosed in this proxy statement that will be payable to Unilens’ named executive officers in connection with the consummation of the merger, which we refer to as the “change-in-control compensation” in this proxy statement.

Record Date and Quorum (Page [ • ])

You are entitled to receive notice of, and to vote at, the special meeting if you were a record owner of shares of company common stock at the close of business on [    •    ], 2015, which the Unilens Board has fixed as the record date for the special meeting and which we refer to as the “record date” in this proxy statement. You will have one vote for each share of company common stock that you owned at the close of business on the record date. As of the close of business on the record date, there were 1,755,832 shares of company common stock outstanding and entitled to vote at the special meeting. The presence, in person or by proxy, of at least 33⅓% of the issued and outstanding shares of company common stock entitled to vote at the special meeting will constitute a quorum for the purposes of the special meeting. Shares of company common stock held by stockholders who abstain from voting on any proposal will be included as shares present at the special meeting for purposes of determining whether a quorum exists.

Vote Required (Page [ • ])

In order for the merger agreement proposal to be adopted, holders of a majority of the outstanding shares of company common stock entitled to vote on the proposal must cast their votes “FOR” such proposal. If you fail to submit a proxy or to vote in person at the special meeting, or if you abstain or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, this will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

In order for the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies to be approved, whether or not a quorum is present, holders of a majority of the outstanding shares of company common stock entitled to vote on such proposal and present in person or represented by proxy at the special meeting must cast their votes “FOR” such proposal. If you attend the meeting or are represented by proxy and abstain from voting, that abstention will have the same effect as voting “AGAINST” the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies. The failure to instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock will have no effect on the outcome of the vote to approve the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies.

In order for the proposal to approve, on an advisory (non-binding) basis, the change-in-control compensation to be approved, provided that a quorum is present, holders of a majority of the outstanding shares of company common stock entitled to vote on such proposal and present in person or represented by proxy at the special meeting must cast their votes “FOR” such proposal. If you attend the meeting or are represented by proxy and abstain from voting, that abstention will have the same effect as voting “AGAINST” the proposal to approve, on an advisory (non-binding) basis, the change-in-control compensation. The failure to instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock will have no effect on the outcome of the proposal to approve, on an advisory (non-binding) basis, the change-in-control compensation.

As of the close of business on the record date, the directors and executive officers of Unilens beneficially owned and were entitled to vote, in the aggregate, 74,950 shares of company common stock as of such date, representing approximately 4.3% of the outstanding shares of company common stock at the close of business on the record date.

The directors and executive officers have informed Unilens that they currently intend to vote all of their shares of company common stock “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies and “FOR” the proposal to approve, on an advisory (non-binding) basis, the change-in-control compensation.

Proxies and Revocation (Page [ • ])

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your shares of company common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. Each of the proposals to adopt the merger agreement, to adjourn the special meeting, if necessary or advisable, to solicit additional proxies and to approve, on an advisory (non-binding) basis, the change-in-control compensation is a non-routine proposal on which banks, brokerage firms and other nominees do not have discretion to vote any uninstructed shares.

You may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•         executing and returning a later-dated proxy at any time before a vote is taken at the special meeting;

•         voting by telephone or over the Internet no later than [    •    ] Eastern Time on [    •    ], 2015;

•         delivering a written notice of revocation prior to or during the special meeting; or

•         attending the special meeting and voting in person.

If you hold your shares of company common stock in “street name,” you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy or broker’s proxy card from your bank, brokerage firm or other nominee.

The Merger (Page [ • ])

The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into Unilens. Unilens will be the surviving corporation in the merger and will continue to do business following the merger as a wholly owned subsidiary of Valeant. As a result of the merger, Unilens will cease to be a publicly traded company. If the merger is completed, you will not own any shares of capital stock of the surviving corporation.

Merger Consideration (Page [ • ])

At the effective time of the merger (which, under the merger agreement, will occur when the certificate of merger is filed with the Secretary of State of the State of Delaware or such later date and time as is agreed upon by Unilens, Valeant and Merger Sub and specified in the certificate of merger), which we refer to as the “effective time” in this proxy statement, each share of company common stock outstanding immediately prior to the effective time (other than shares of company common stock held in the treasury of Unilens or owned by any subsidiary of Unilens or by Valeant or its subsidiaries, all of which will be canceled without payment, and any shares of company common stock that are held by stockholders who are entitled to and have properly demanded appraisal rights in accordance, and have otherwise properly complied, with Section 262 of the General Corporation Law of the State of Delaware, which we refer to, respectively, as “Section 262” and the “DGCL” in this proxy statement, and have not failed to perfect, withdrawn or lost such rights) will be automatically converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to $12.75, which we refer to as the “merger consideration” in this proxy statement.

Treatment of Stock Options (Page [ • ])

Immediately prior to the effective time, each unexpired and unexercised option to purchase shares of company common stock, which we refer to as a “company option” in this proxy statement, under the Unilens Vision Inc. Incentive Stock Option Plan, which we refer to as the company stock plan in this proxy statement, whether or not then exercisable or vested, will be canceled and converted into the right to receive an amount in cash (less any applicable withholding taxes) determined by multiplying the excess, if any, of $12.75 over the applicable exercise price per share of such company option by the number of shares of company common stock subject to such company option.

Dividends (Page [ • ])

The merger agreement permits Unilens to, and Unilens expects to, declare and pay prior to the effective time a regular quarterly cash dividend of approximately $0.045 per share of company common stock.

Expected Timing of the Merger (Page [ • ])

We currently expect to complete the merger during late August or early September 2015. The merger is subject to various conditions, however, and it is possible that factors outside the control of Unilens or Valeant could result in the merger being completed at a later time, or not at all. We expect to complete the merger promptly following the adoption of the merger agreement by the stockholders of Unilens and the satisfaction or waiver of the other conditions precedent as described in the merger agreement.

Recommendation of the Unilens Board; Reasons for the Merger (Page [ • ])

After careful consideration, the Unilens Board:

•         unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of Unilens and its stockholders;

•         unanimously approved the merger agreement and the transactions contemplated by the merger agreement, including the merger;

•         authorized, empowered and directed the officers of Unilens, in the name and on behalf of Unilens, to execute and deliver the merger agreement;

•         authorized, empowered and directed the officers of Unilens, in the name and on behalf of Unilens, to take all such further actions, to prepare, execute and deliver all such other instruments, certificates, agreements and documents and to make such filings as such officers determine to be necessary, advisable or appropriate in connection therewith; and

•         unanimously determined to recommend to the stockholders of Unilens that they adopt the merger agreement and thereby approve the merger and the other transactions contemplated by the merger agreement.

For a discussion of the material factors considered by the Unilens Board in reaching its conclusions, see the section entitled “The Merger (Proposal 1)—Recommendation of the Unilens Board; Reasons for the Merger” beginning on page [ • ] of this proxy statement.

In considering the recommendation of the Unilens Board with respect to the proposal to adopt the merger agreement, you should be aware that certain of our directors and executive officers may be deemed to have interests in the transactions contemplated by the merger agreement that are different from, or in addition to, those of Unilens’ stockholders generally. See the section entitled “The Merger (Proposal 1)—Interests of Certain Persons in the Merger” beginning on page [ • ] of this proxy statement and the section entitled “Advisory Vote on Change-in-Control Compensation (Proposal 3)” beginning on page [ • ] of this proxy statement. The Unilens Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of Unilens.

The Unilens Board unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. In addition, the Unilens Board unanimously recommends that you vote “FOR” the proposal to approve, on an advisory (non-binding) basis, the change-in-control compensation that will be payable to Unilens’ named executive officers in connection with the consummation of the merger.

Opinion of Unilens’ Financial Advisor (Page [ • ])

In connection with the merger, Hyde Park Capital Advisors, LLC, which we refer to as “Hyde Park” in this proxy statement, Unilens’ financial advisor in connection with the merger, delivered to the Unilens Board its oral opinion (which was subsequently confirmed in writing), as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of company common stock. The full text of the written opinion, dated July 9, 2015, of Hyde Park, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. Hyde Park provided its opinion to the Unilens Board (in its capacity as such) for the benefit and use of the Unilens Board in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. Hyde Park’s opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Unilens or in which Unilens might engage or as to the underlying business decision of Unilens to proceed with or effect the merger. Hyde Park’s opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger or any related matter.

Financing (Page [ • ])

The merger is not conditioned on Valeant obtaining the proceeds of any financing. Valeant anticipates that the total funds needed to complete the merger will be provided through available cash on hand of Valeant.

Interests of Certain Persons in the Merger (Page [ • ])

Certain of Unilens’ executive officers may be deemed to have interests in the transactions contemplated by the merger agreement that are different from, or in addition to, those of Unilens stockholders generally. These interests may present these individuals with certain potential conflicts of interest. In evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of Unilens, the Unilens Board was aware of these interests and considered them among other matters that are described in the section entitled “The Merger (Proposal 1)—Recommendation of the Unilens Board; Reasons for the Merger” beginning on page [ • ] of this proxy statement. For further information, see the section entitled “The Merger (Proposal 1)—Interests of Certain Persons in the Merger” beginning on page [ • ] of this proxy statement and the section entitled “Advisory Vote on Change-in-Control Compensation (Proposal 3)” beginning on page [ • ] of this proxy statement.

Material United States Federal Income Tax Consequences (Page [ • ])

The exchange of shares of company common stock for cash pursuant to the merger will generally be a taxable transaction to United States Holders for United States federal income tax purposes. In general, a United States Holder whose shares of company common stock are converted into the right to receive cash in the merger will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares of company common stock and such United States Holder’s adjusted tax basis in such shares. Backup withholding may also apply to the cash payments made pursuant to the merger unless the United States Holder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed U.S. Internal Revenue Service, which we refer to as the “IRS” in this proxy statement, Form W-9) or otherwise establishes an exemption from backup withholding. Payments made to a non-United States Holder with respect to shares of company common stock exchanged for cash pursuant to the merger will generally be exempt from United States federal income tax. A non-United States Holder may, however, be subject to backup withholding with respect to the cash payments made pursuant to the merger, unless the non-United States Holder certifies on an appropriate IRS Form W-8 that such non-United States Holder is not a United States person or otherwise establishes an exemption from backup withholding. You should read the section entitled “The Merger (Proposal 1)—Material United States Federal Income Tax Consequences” beginning on page [ • ] of this proxy statement for definitions of “United States Holder” and “non-United States Holder,” and for a more detailed discussion of the United States federal income tax consequences of the merger. You should also consult your tax advisor with respect to the specific tax consequences to you in connection with the merger in light of your own particular circumstances, including federal estate, gift and other non-income tax consequences, and tax consequences under state, local or foreign tax laws or tax treaties.

Regulatory Approvals (Page [ • ])

Unilens and Valeant must use reasonable best efforts to obtain as promptly as practicable any necessary consents, licenses, permits, waivers, approvals, authorizations or orders of any governmental entity in connection with the consummation of the merger and the other transactions contemplated by the merger agreement. We do not believe that any regulatory approvals are required for completion of the merger.

The Merger Agreement (Page [ • ])

A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the entire merger agreement carefully because it is the principal document governing the merger. For further information regarding the merger agreement, see the section entitled “The Merger Agreement” beginning on page [ • ] of this proxy statement.

Solicitation of Acquisition Proposals (Page [ • ])

Unilens has agreed not to, and will not permit its subsidiaries or any of its or their respective representatives to, among other things, solicit any acquisition proposals or engage in any discussions or negotiations with any person regarding any acquisition proposal from a third party. Notwithstanding these restrictions, as described more fully in the section entitled “The Merger Agreement—Terms of the Merger Agreement—No Solicitation” beginning on page [ • ] of this proxy statement, prior to the effective time, Unilens can furnish information with respect to Unilens and its subsidiaries to, and participate in discussions or negotiations with, a person making an unsolicited acquisition proposal if the Unilens Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such acquisition proposal either is, or is reasonably expected to lead to, a proposal superior to the merger and Unilens otherwise complies with certain terms of the merger agreement. Prior to the effective time, in response to an unsolicited acquisition proposal that the Unilens Board concludes in good faith, after consultation with outside legal counsel and its financial advisors, is a superior proposal, Unilens may terminate the merger agreement in order to enter into a definitive agreement for such superior proposal if the Unilens Board determines in good faith, after consultation with outside legal counsel, that such action is necessary in order for the Unilens Board to comply with its fiduciary duties to Unilens’ stockholders under applicable law. In that case, as provided in the merger agreement, Unilens would be required to provide Valeant an opportunity to revise its offer and, if Unilens proceeds with the superior proposal, pay to Valeant a termination fee as described in the section entitled “The Merger Agreement—Terms of the Merger Agreement—Termination Fee” beginning on page [ • ] of this proxy statement.

Change in the Recommendation of the Unilens Board (Page [ • ])

Prior to the effective time, in response to an unsolicited acquisition proposal that the Unilens Board concludes in good faith, after consultation with outside legal counsel and its financial advisors, is a superior proposal, the Unilens Board may make an adverse recommendation change (as described in the section entitled “The Merger Agreement—Terms of the Merger Agreement—Change in the Recommendation of the Unilens Board” beginning on page [ • ] of this proxy statement) if the Unilens Board determines in good faith, after consultation with its outside legal counsel, that such action is necessary in order for the Unilens Board to comply with its fiduciary duties to Unilens’ stockholders under applicable law and Unilens complies with certain terms of the merger agreement.

Under the merger agreement, if the Unilens Board (i) approves or recommends (or publicly proposes to approve or recommend) an acquisition proposal or (ii) withdraws, changes, amends, modifies or qualifies (or proposes publicly to withdraw, change, amend, modify or qualify), in a manner adverse to Parent or Merger Sub, its recommendation that Unilens’ stockholders adopt the merger agreement, Valeant may terminate the merger agreement and receive from Unilens a termination fee as described in the section entitled “The Merger Agreement—Terms of the Merger Agreement—Termination Fee” beginning on page [ • ] of this proxy statement.

Conditions to the Completion of the Merger (Page [ • ])

As more fully described in the merger agreement and in the section entitled “The Merger Agreement—Terms of the Merger Agreement—Merger Closing Conditions” beginning on page [ • ] of this proxy statement, the respective obligations of Unilens, Valeant and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain conditions, including the adoption of the merger agreement by Unilens’ stockholders, the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the merger agreement. Completion of the merger will also require the satisfaction or waiver of certain other closing conditions.

Termination of the Merger Agreement (Page [ • ])

The merger agreement may be terminated, subject to certain conditions and limitations, under the following circumstances:

•         by mutual written consent of Unilens and Valeant;

•         by either Unilens or Valeant:

o         if the merger has not been consummated on or before October 31, 2015; or

o         if any court of competent jurisdiction or other governmental entity, in each case that is in a jurisdiction material to the business of Valeant and Unilens, taken together, has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the merger, and such order, decree, ruling or other action has become final and non appealable.

•         by Valeant:

o         if the Unilens Board has (i) approved or recommended (or publicly proposed to approve or recommend) an acquisition proposal or (ii) withdrawn, changed, amended, modified or qualified (or proposed publicly to withdraw, change, amend, modify or qualify), in a manner adverse to Parent or Merger Sub, its recommendation that Unilens’ stockholders adopt the merger agreement;

o         if Unilens or the Unilens Board (or any committee thereof) has adopted, approved, recommended, submitted to its stockholders, declared advisable, executed or entered into (or resolved, determined or proposed to adopt, approve, recommend, submit to its stockholders, declare advisable, execute or enter into) any acquisition agreement with respect to a superior proposal;

o         if, at any time after receipt or public announcement of an acquisition proposal, the Unilens Board has failed to reaffirm its recommendation that Unilens’ stockholders adopt the merger agreement within five business days of receipt of any written request to do so by Valeant;

o         if any tender offer or exchange offer is commenced that, if successful, would result in any person or group becoming the beneficial owner of 20% or more of the outstanding shares of company common stock and the Unilens Board has not recommended that Unilens’ stockholders reject such tender offer or exchange offer and not tender their shares of company common stock into such tender offer or exchange offer within ten business says after commencement of such tender offer or exchange offer; or

o         if (i) any representation or warranty of Unilens contained in the merger agreement is inaccurate or has become inaccurate as of a date subsequent to the date of merger agreement (except for representations and warranties that relate to a specific date or time, which need only be true and correct as of such date or time) or any covenant of Unilens contained in the merger agreement has been breached in any material respect, in any case, such that a condition to Valeant’s and Merger Sub’s obligations to consummate the merger would not be satisfied; (ii) Valeant has delivered to Unilens written notice of such inaccuracy or breach; and (iii) either such inaccuracy or breach is not capable of cure or, if curable, such inaccuracy or breach is not cured within the earlier of (A) 30 days after written notice thereof is given by Valeant to Unilens and (B) October 31, 2015.

•         by Unilens:

o         if (i) any representation or warranty of Valeant or Merger Sub contained in the merger agreement shall be inaccurate or has become inaccurate as of a date subsequent to the date of the merger agreement (except for representations and warranties that relate to a specific date or time, which need only be true and correct as of such date or time) or any covenant of Valeant or Merger Sub contained in the merger agreement has been breached that has had or is reasonably like to have, individually or in the aggregate, a material adverse effect upon Valeant’s or Merger Sub’s ability to consummate the merger or any of the transactions contemplated thereby; (ii) Unilens has delivered to Valeant written notice of such inaccuracy or breach; and (iii) either such inaccuracy or breach is not capable of cure or, if curable, such inaccuracy or breach is not cured within the earlier of (A) 30 days after written notice thereof is given by Unilens to Valeant and (B) October 31, 2015;

o         in order to enter into a definitive agreement providing for a superior proposal, provided that Unilens has complied with its obligations under the covenants relating to non-solicitation of acquisition proposals contained in the merger agreement and Unilens pays to Valeant the termination fee.

Effect of Termination (Page [ • ])

If the merger agreement is validly terminated, the merger agreement will become void and, subject to certain specified provisions of the merger agreement that will survive such termination, including, among others, the provisions relating to the termination fee, confidentiality, fees and expenses, and specific performance, there will be no liability or obligation on the part of Valeant, Merger Sub or Unilens. However, no party will be relieved of any liability or damages arising out of its willful breach of any provision of the merger agreement

Termination Fee (Page [ • ])

Unilens is required to pay to Valeant a termination fee of $700,000 plus reimbursement of expenses (such termination fee and expenses, in the aggregate, not to exceed 3.5% of the equity value of the merger) in the following circumstances:

•        if the merger agreement is terminated by Valeant because the Unilens Board has (i) approved or recommended (or publicly proposed to approve or recommend) an acquisition proposal or (ii) withdrawn, changed, amended, modified or qualified (or proposed publicly to withdraw, change, amend, modify or qualify), in a manner adverse to Parent or Merger Sub, its recommendation that Unilens’ stockholders adopt the merger agreement;

•        if the merger agreement is terminated by Valeant because Unilens or the Unilens Board (or any committee thereof) has adopted, approved, recommended, submitted to its stockholders, declared advisable, executed or entered into (or resolved, determined or proposed to adopt, approve, recommend, submit to its stockholders, declare advisable, execute or enter into) any acquisition agreement with respect to a superior proposal;

•        if the merger agreement is terminated by Valeant because the Unilens Board, at any time after receipt or public announcement of an acquisition proposal, has failed to reaffirm its recommendation that Unilens’ stockholders adopt the merger agreement within five business days of receipt of any written request to do so by Valeant;

•        if the merger agreement is terminated by Valeant because a tender offer or exchange offer was commenced that, if successful, would result in a person or group becoming the beneficial owner of 20% or more of the outstanding shares of company common stock and the Unilens Board has not recommended that Unilens’ stockholders reject such tender offer or exchange offer and not tender their shares of company common stock into such tender offer or exchange offer within ten business says after commencement of such tender offer or exchange offer;

•        if the merger agreement is terminated by Unilens in order to enter into a definitive agreement providing for a superior proposal; or

•        if:

o       the merger agreement is terminated by (A) either Valeant or Unilens due to the failure to consummate the merger on or before October 31, 2015 or (B) Valeant because there has been an inaccuracy in any of Unilens’ representations or warranties contained in the merger agreement or Unilens has breached in any material respect any of its covenants contained in the merger agreement, which inaccuracy or breach (1) would give rise to the failure of any condition to Valeant’s and Merger Sub’s obligations to effect the merger and (2) is incapable of being cured or, if curable, is not cured on or before the earlier of (x) October 31, 2015 (or as such date may be extended pursuant to the merger agreement) and (y) the date that is 30 days following the receipt by Unilens of written notice from Valeant of such inaccuracy or breach;

o      a bona fide acquisition proposal has been made or otherwise communicated to the senior management of Unilens or the Unilens Board or Unilens’ stockholders or any person has publicly announced an intention (whether or not conditional) to make an acquisition proposal; and

o      within 12 months of such termination, Unilens enters into a definitive agreement to consummate or consummates any acquisition proposal.

The Voting Agreements

As a condition and material inducement to Valeant’s and Merger Sub’s willingness to enter into and perform their obligations under the merger agreement, Peter H. Kamin and certain members of Unilens’ senior management, which we refer to collectively as the “voting stockholders” in this proxy statement, entered into voting agreements with Valeant, each dated as of July 10, 2015, which we refer to collectively as the “voting agreements” in this proxy statement, pursuant to which the voting stockholders agreed, among other things, to vote all shares of the company common stock owned by them in favor of the merger and the adoption of the merger agreement. As of July 10, 2015, approximately 27.8% of the outstanding shares of the company common stock are subject to the voting agreements.

Under the terms of the voting agreements, each of the voting stockholders irrevocably appointed Valeant, its executive officers and any of its other designees, as its proxy to vote in the manner described above all shares of company common stock held by each such voting stockholder. In addition, each voting stockholder agreed, subject to certain exceptions, not to tender into any tender or exchange offer, transfer any of the shares of company common stock owned by such voting stockholder, enter into any agreement, option, arrangement or understanding with respect to any such transfer, or knowingly take any other action that would make any representation or warranty of such voting stockholder contained in its voting agreement to be untrue or incorrect or have the effect of preventing or disabling such voting stockholder from performing its obligations under the voting agreement.

The obligations of Mr. Kamin under his voting agreement continue until the earliest to occur of (i) the effective time, (ii) the termination of the merger agreement in accordance with its terms, (iii) written notice of termination of the voting agreement by Valeant to the voting stockholder, (iv) the date of any amendment, modification or waiver of any provision of the merger agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to the stockholders of Valeant pursuant to the merger agreement, (v) the date on which the Unilens Board effects a change of board recommendation and (vi) October 31, 2015.

The obligations of the remaining voting stockholders under their voting agreement continue until the earliest to occur of (i) the effective time, (ii) the termination of the merger agreement in accordance with its terms and (iii) written notice of termination of the voting agreement by Valeant to the voting stockholder.

For a more complete description of the voting agreements, see “The Voting Agreements” beginning on page [ • ] of this proxy statement.

Market Price of Company Common Stock (Page [ • ])

The merger consideration of $12.75 per share of company common stock:

•         represented a premium of 24.4% over the closing price per share of company common stock of $10.25 on July 10, 2015, the last full trading day prior to the public announcement of the merger agreement;

•         represented a premium of 24.6% over the volume weighted average price per share of company common stock of $10.23 for the 30 days prior to July 10, 2015;

•         represented a premium of 54.4% over the volume weighted average price per share of company common stock of $8.26 for the 90 days prior to July 10, 2015;

•         represented a premium of 21.7% over the 52-week highest closing price per share of company common stock of $10.48 for the period ended July 10, 2015; and

•         represented a premium of 106.7% over the 52-week lowest closing price per share of company common stock of $6.17 for the period ended July 10, 2015.

Appraisal Rights (Page [ • ])

If the merger agreement is adopted by Unilens’ stockholders, stockholders who do not vote in favor of the adoption of the merger agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262. This means that holders of company common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of company common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders of Unilens who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.

Stockholders of Unilens considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must submit a written demand for appraisal to Unilens before the stockholder vote is taken on the proposal to adopt the merger agreement, you must not submit a blank proxy or otherwise vote in favor of the proposal to adopt the merger agreement and you must continue to hold the shares of company common stock of record through the effective time. Your failure to follow the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. If you hold your shares of company common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or other nominee.

Cessation of Trading and Deregistration of Company Common Stock (Page [ • ])

If the merger is completed, the company common stock will cease to be traded on the OTCQX Premier tier of the OTC Markets Group and will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this proxy statement. As such, we would no longer file periodic reports with the U.S. Securities and Exchange Commission, which we refer to as the “SEC” in this proxy statement.

Help in Answering Questions

If you have questions about the special meeting or the merger after reading this document, you may contact our Secretary, by mail at 10431 72nd Street North, Largo, Florida 33777, Attention: Secretary, by telephone at (727) 544-2531 or by e-mail at len.barker@unilens.com.

Neither the SEC nor any state securities commission has approved or disapproved the merger, passed upon the merits or fairness of the merger agreement or the transactions contemplated by the merger agreement, including the merger, or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a stockholder of Unilens. Please refer to the section entitled “Summary” beginning on page 1 of this proxy statement and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should carefully read in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions set forth in the section entitled “Where You Can Find More Information” beginning on page [ • ] of this proxy statement.

Q.	Why am I receiving this proxy statement and proxy card or voting instruction form?

A.

You are receiving this proxy statement and proxy card or voting instruction form because you owned shares of company common stock at the close of business on [    •    ], 2015. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of company common stock with respect to such matters.

Q.	When and where is the special meeting?

A.

The special meeting of stockholders of Unilens will be held on [    •    ], 2015, at 11:00 a.m. Eastern Time, at our offices, located at 10431 72nd Street North, Largo, Florida 33777. This proxy statement for the special meeting is first being mailed to Unilens’ stockholders on or about [    •    ], 2015.

Q.	Who is soliciting my vote?

A.

This proxy statement and the proxy card are provided in connection with the solicitation by the Unilens Board for the special meeting. Solicitation may be made by directors and officers of Unilens, via electronic or regular mail, by telephone, by facsimile, by press release, over the Internet or in person. Unilens has not yet retained a proxy solicitor in connection with the special meeting. However, Unilens may engage a proxy solicitor as it deems necessary to assist in the solicitation of proxies. Unilens would pay customary fees and expenses to any such proxy solicitor. See the section entitled “The Special Meeting—Payment of Solicitation Expenses” beginning on page [ • ] of this proxy statement.

Q.	What will I be voting on?

A.

You will be voting on the following:

  the adoption of the merger agreement, which provides for the acquisition of Unilens by Valeant;

  the approval to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement; and

  the approval, on an advisory (non-binding) basis, of the change-in-control compensation that will be payable to Unilens’ named executive officers in connection with the consummation of the merger.

Q.	What are the voting recommendations of the Unilens Board?

A.

The Unilens Board unanimously recommends that you vote your shares of company common stock “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and “FOR” the proposal to approve, on an advisory (non-binding) basis, the change-in-control compensation that will be payable to Unilens’ named executive officers in connection with the consummation of the merger.

Q.	What is the merger and what effects will it have on Unilens?

A.

The merger is the acquisition of Unilens by Valeant pursuant to the merger agreement. If the merger agreement is adopted by our stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into Unilens. Upon completion of the merger, Merger Sub will cease to exist and Unilens will continue as the surviving corporation. As a result of the merger, Unilens will become a wholly owned subsidiary of Valeant and will no longer be a publicly-held corporation, and you will no longer have any interest in our future earnings or growth. In addition, the company common stock will no longer be traded on the OTCQX Premier tier of the OTC Markets Group and will be deregistered under the Exchange Act, and Unilens will no longer file periodic reports with the SEC.

Q.	What will I receive if the merger is completed?

A.

Upon completion of the merger, you will be entitled to receive the merger consideration of $12.75 per share in cash, without interest and less any applicable withholding taxes, for each share of company common stock that you own, unless you are entitled to and have properly demanded and not withdrawn or lost your appraisal rights under the DGCL with respect to such shares. For example, if you own 1,000 shares of company common stock, you will receive $12,750 in cash in exchange for your shares of company common stock, less any applicable withholding taxes. You will not own any shares of capital stock in the surviving corporation.

Q.	How does the per share merger consideration compare to the market price of company common stock prior to the announcement of the merger?

A.

The merger consideration of $12.75 per share of company common stock represents a premium of 24.4% over the closing price per share of company common stock of $10.25 on July 10, 2015, the last full trading day prior to the public announcement of the merger agreement; a premium of 24.6% over the volume weighted average price per share of company common stock of $10.23 for the 30 days prior to July 10, 2015; a premium of 54.4% over the volume weighted average price per share of company common stock of $8.26 for the 90 days prior to July 10, 2015; a premium of 21.7% over the 52-week highest closing price per share of company common stock of $10.48 for the period ended July 10, 2015; and a premium of 106.7% over the 52-week lowest closing price per share of company common stock of $6.17 for the period ended July 10, 2015.

On [    •    ], 2015, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for company common stock on the OTCQX Premier tier of the OTC Markets Group was $[    •    ] per share of company common stock. You are encouraged to obtain current market prices of company common stock in connection with voting your shares of company common stock.

Q.	Upon the consummation of the merger, will Unilens continue as a public company?

A.

No.  If the merger is completed, the company common stock will no longer be traded on the OTCQX Premier tier of the OTC Markets Group and will be deregistered under the Exchange Act. As such, we will cease to be publicly traded and will no longer file periodic reports with the SEC.

Q.	When do you expect the merger to be completed?

A.

We currently expect to complete the merger during late August or early September 2015. The merger is subject to various conditions, however, and it is possible that factors outside the control of Unilens or Valeant could result in the merger being completed at a later time, or not at all. We expect to complete the merger promptly following the adoption of the merger agreement by the stockholders of Unilens and the satisfaction or waiver of the other conditions precedent as described in the merger agreement.

Q.	What happens if the merger is not completed?

A.

If the merger agreement is not adopted by the stockholders of Unilens or if the merger is not completed for any other reason, the stockholders of Unilens will not receive any payment for their shares of company common stock. Instead, Unilens will remain a stand-alone publicly-held entity, and the company common stock will continue to be traded on the OTCQX Premier tier of the OTC Markets Group. Under specified circumstances, Unilens may be required to pay to Valeant a fee with respect to the termination of the merger agreement, as described in the section entitled “The Merger Agreement—Terms of the Merger Agreement—Termination Fee” beginning on page [ • ] of this proxy statement.

Q.	Is the merger expected to be taxable to me?

A.

Yes.    The exchange of shares of company common stock for cash pursuant to the merger will generally be a taxable transaction to United States Holders for United States federal income tax purposes. In general, a United States Holder whose shares of company common stock are converted into the right to receive cash in the merger will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares of company common stock and such United States Holder’s adjusted tax basis in such shares. Backup withholding may also apply to the cash payments made pursuant to the merger unless the United States Holder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9) or otherwise establishes an exemption from backup withholding. Payments made to a non-United States Holder with respect to shares of company common stock exchanged for cash pursuant to the merger will generally be exempt from United States federal income tax. A non-United States Holder may, however, be subject to backup withholding with respect to the cash payments made pursuant to the merger, unless the non-United States Holder certifies on an appropriate IRS Form W-8 that such non-United States Holder is not a United States person or otherwise establishes an exemption from backup withholding. You should read the section entitled “The Merger (Proposal 1)—Material United States Federal Income Tax Consequences” beginning on page [ • ] of this proxy statement for definitions of “United States Holder” and “non-United States Holder,” and for a more detailed discussion of the United States federal income tax consequences of the merger. You should also consult your tax advisor with respect to the specific tax consequences to you in connection with the merger in light of your own particular circumstances, including federal estate, gift and other non-income tax consequences, and tax consequences under state, local or foreign tax laws or tax treaties.

Q.	Do any of Unilens’ directors or executive officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A.

Yes.    In considering the recommendation of the Unilens Board with respect to the proposal to adopt the merger agreement, you should be aware that certain of our directors and executive officers may be deemed to have interests in the transactions contemplated by the merger agreement that are different from, or in addition to, the interests of Unilens’ stockholders generally. The Unilens Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of Unilens. See the section entitled “The Merger (Proposal 1)—Interests of Certain Persons in the Merger” beginning on page [ • ] of this proxy statement and the section entitled “Advisory Vote on Change-in-Control Compensation (Proposal 3)” beginning on page [ • ] of this proxy statement.

Q.	Who may attend the special meeting?

A.

All stockholders of record at the close of business on [    •    ], 2015, or their duly appointed proxies, and our invited guests may attend the special meeting. Seating is limited and admission is on a first-come, first-served basis. Please be prepared to present valid photo identification for admission to the special meeting.

If you hold shares of company common stock in “street name” (that is, in a brokerage account or through a bank or other nominee) and you plan to vote in person at the special meeting, you will need to bring a valid photo identification and a legal proxy or broker’s proxy card from your bank, brokerage firm or other nominee.

Stockholders of record will be verified against an official list available in the registration area at the meeting. We reserve the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the close of business on the record date.

Q.	Can I participate if I am unable to attend the special meeting?

A.

If you are unable to attend the special meeting in person, we urge you to vote your shares of company common stock in advance by telephone, over the Internet or by signing, dating and returning the proxy card in the postage-paid envelope provided, or by following the instructions provided to you by your bank, brokerage firm or other nominee if you hold your shares of company common stock in “street name.” The special meeting will not be broadcast telephonically or over the Internet.

Q.	When will the stockholders’ list be available for examination?

A.

A complete list of the stockholders of record at the close of business on the record date will be available for examination by stockholders of record beginning on August [ • ], 2015, at Unilens’ headquarters and will continue to be available through and during the special meeting at Unilens’ headquarters.

Q.	Who may vote?

A.

You may vote if you were a record owner of company common stock at the close of business on the record date. Each share of company common stock is entitled to one vote. As of the close of business on the record date, there were 1,755,832 shares of company common stock outstanding and entitled to vote at the special meeting.

Q.	How do I submit a proxy or vote?

A.

If you are a stockholder of record (that is, if your shares of company common stock are registered in your name with Computershare Investor Services Inc., our transfer agent), there are four ways to submit your proxy or vote:

Vote your shares by proxy by calling 1-866-732-8683 (toll free), 24 hours a day, seven days a week until [    •    ] Eastern Time on [    •    ], 2015. Please have your proxy card in hand when you call. The telephone voting system has easy-to-follow instructions and provides confirmation that the system has properly recorded your vote.

OR

Vote your shares by proxy by visiting the website www.investorvote.com, 24 hours a day, seven days a week until [    •    ] Eastern Time on [    •    ], 2015. Please have your proxy card in hand when you access the website. The website has easy-to-follow instructions and provides confirmation that the system has properly recorded your vote.

OR

Vote your shares by proxy by signing, dating and returning the proxy card in the postage-paid envelope provided. If you vote by telephone or over the Internet, you do not need to return your proxy card by mail.

OR
Vote your shares by attending the special meeting in person and depositing your proxy card or completing a ballot that will be distributed at the special meeting.

Submission of proxies by telephone or over the Internet for stockholders of record will be available 24 hours a day and will close at [    •    ] Eastern Time on [    •    ], 2015. Submission of proxies by telephone or over the Internet is convenient, provides postage and mailing cost savings and is recorded immediately, minimizing the risk that postal delays may cause proxies to arrive late and therefore not be counted.

Even if you plan to attend the special meeting in person, you are encouraged to submit a proxy. You may still vote your shares of company common stock in person at the meeting even if you have previously submitted a proxy. If you are present at the meeting and desire to vote in person, your previous proxy will not be counted.

Q.	What if I hold my shares of company common stock in “street name”?

A.

You should follow the voting directions provided by your bank, brokerage firm or other nominee. You may complete and mail a voting instruction card to your bank, brokerage firm or other nominee or, in most cases, submit voting instructions by telephone or over the Internet to your bank, brokerage firm or other nominee. If you provide specific voting instructions by mail, telephone or over the Internet, your bank, brokerage firm or other nominee will vote your shares of company common stock as you have directed. Please note that if you wish to vote in person at the special meeting, you will need to bring a valid photo identification and a legal proxy or broker’s proxy card from your bank, brokerage firm or other nominee.

Q.	Will my shares of company common stock held in “street name” or another form of record ownership be combined for voting purposes with shares of company common stock I hold of record?

A.

No.    Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to complete, sign, date and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q.	Can I change my mind after I submit my proxy?

A.

Yes.    If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the special meeting by:

•         executing and returning a later-dated proxy at any time before a vote is taken at the special meeting;

•         voting by telephone or over the Internet no later than [    •    ] Eastern Time on [    •    ], 2015;

•         delivering a written notice of revocation prior to or during the special meeting; or

•         attending the special meeting and voting in person.

If you hold your shares of company common stock in “street name,” you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy or broker's proxy card from your bank, brokerage firm or other nominee.

Q.	Who will count the votes?

A.	A representative of [ • ] will count the votes and will serve as the independent inspector of election.

Q.	Where can I find the voting results of the special meeting?

A.

Unilens intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that Unilens files with the SEC are publicly available when filed.

Q.	What does it mean if I receive more than one proxy card?

A.

It means that you have multiple accounts with brokers or our transfer agent. Please vote all of the shares held in each such account. We encourage you to register all of your shares of company common stock in the same name and address. You may do this by contacting your broker or our transfer agent. Our transfer agent may be reached at 1-800-564-6253 (toll free), or at the following address:

Computershare Investor Services Inc.

Proxy Department

8th floor – 100 University Avenue,

Toronto, Ontario M5J 2Y1, Canada

Q.	Will my shares of company common stock be voted if I do not submit my proxy?

A.

If you are the stockholder of record and you do not vote in person at the special meeting or submit a proxy, your shares of company common stock will not be voted. The failure to vote your shares of company common stock will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

If your shares of company common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of company common stock without instructions from you. Currently, banks, brokerage firms or other nominees have the authority under applicable rules to vote shares of company common stock for which their customers do not provide voting instructions only on certain “routine” matters.

However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the merger agreement, the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies and the proposal to approve, on an advisory (non-binding) basis, the change-in-control compensation. As a result, absent specific instructions from the beneficial owner of such shares of company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of company common stock on non-routine matters, which we refer to generally as “broker non-votes” in this proxy statement. The failure to provide instructions to your bank, brokerage firm or other nominee on how to vote your shares of company common stock will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

Q.	May stockholders ask questions?

A.	Yes. Our representatives will answer stockholders’ questions of general interest following the special meeting consistent with the rules distributed at the special meeting.

Q.	How many votes must be present to hold the meeting?

A.

The presence, in person or by proxy, of at least 33⅓% of the issued and outstanding shares of company common stock entitled to vote at the special meeting will constitute a quorum for the purposes of the special meeting. Shares of company common stock present in person or represented by proxy and entitled to be cast at the special meeting will be counted for purposes of determining whether a quorum exists. If your shares of company common stock are held in “street name” through a bank, brokerage firm or other nominee and you instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee, then your shares of company common stock will be included in determining the number of shares present or represented at the special meeting for purposes of determining whether a quorum exists. If your shares of company common stock are held in “street name” through a bank, brokerage firm or other nominee and you fail to instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock, then your shares of company common stock will not be included in determining the number of shares present or represented at the special meeting for purposes of determining whether a quorum exists.

Q.	What vote is required to approve each proposal?

A.

In order for the merger agreement proposal to be adopted, holders of a majority of the outstanding shares of company common stock entitled to vote on the proposal must cast their votes “FOR” such proposal.

In order for each of the adjournment proposal and the change-in-control compensation proposal to be approved (and provided that, with respect to the change-in-control compensation proposal, a quorum is present at the special meeting), holders of a majority of the outstanding shares of company common stock entitled to vote on such proposal and present in person or represented by proxy at the special meeting must cast their votes “FOR” such proposal. If, however, no quorum is present at the special meeting, approval of the adjournment proposal will require the affirmative vote of a majority of the shares of company common stock entitled to vote on such proposal and present in person or represented by proxy at the special meeting.

Q.	How are votes counted?

A.

For the proposal to adopt the merger agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Because the affirmative vote required to adopt the merger agreement is based upon the total number of outstanding shares of company common stock, the failure to vote your shares of company common stock or to instruct your bank, brokerage firm or other nominee to vote your shares of company common stock will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

For the proposal to approve, on an advisory (non-binding) basis, the change-in-control compensation proposal and for the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

Provided a quorum is present in person or represented by proxy at the special meeting, if you attend the meeting or have given a proxy and abstain on the proposal to approve, on an advisory (non-binding) basis, the change-in-control compensation proposal, your abstention will have the same effect as voting “AGAINST” such proposal. The failure to instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock will have no effect on the outcome of the vote to approve, on an advisory (non-binding) basis, the change-in-control compensation.

Whether or not a quorum is present in person or represented by proxy at the special meeting, if you attend the meeting or have given a proxy and abstain on the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies, that abstention will have the same effect as voting “AGAINST” such proposal. The failure to instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock will have no effect on the outcome of the vote to approve the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies.

The vote to approve the change-in-control compensation proposal is advisory only and will not be binding on Unilens or Valeant and is not a condition to completion of the merger. If the merger agreement is adopted by the stockholders and the merger is completed, the change-in-control compensation will be payable to Unilens’ named executive officers in connection with the consummation of the merger even if stockholders fail to approve the change-in-control compensation proposal.

Q.	Who will pay for this proxy solicitation?

A.

We will bear the cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, fiduciaries and other custodians for out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares of company common stock. A few of our directors, officers and employees may participate in the solicitation of proxies without additional compensation.

Q.	Will any other matters be voted on at the special meeting?

A.

As of the date of this proxy statement, our management is not aware of any other matters that will be presented for consideration at the special meeting other than those matters discussed in this proxy statement.

Q.	What is Unilens’ website address?

A.

Our website address is www.unilens.com. We make this proxy statement, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act available on our website in the “Investors—SEC Filings” section, as soon as reasonably practicable after electronically filing such material with the SEC.

This information is also available free of charge at www.sec.gov, an Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that are filed electronically with the SEC. Stockholders may also read and copy any reports, statements and other information filed by us with the SEC at the SEC public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or visit the SEC's website for further information on its public reference room. Stockholders may also obtain free copies of the documents filed with the SEC by contacting our Secretary, Leonard F. Barker, at (727) 544-2531, by writing to our Secretary at Unilens Vision Inc., 10431 72nd Street North, Largo, Florida 33777, or by e-mailing our Secretary at len.barker@unilens.com.

The references to our website address and the SEC’s website address do not constitute incorporation by reference of the information contained in these websites and should not be considered part of this document.

Our SEC filings are available in print to any stockholder who requests a copy at the phone number or address listed above.

Q.	What happens if I sell my shares of company common stock before the special meeting?

A.

The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares of company common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares of company common stock and each of you notifies Unilens in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares of company common stock.

Q.	What do I need to do now?

A.

Even if you plan to attend the special meeting in person, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your shares of company common stock are represented at the special meeting. If you hold your shares of company common stock in your own name as the stockholder of record, please submit a proxy for your shares of company common stock by (i) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, (ii) using the telephone number printed on your proxy card or (iii) using the Internet proxy instructions printed on your proxy card. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner of shares of company common stock and hold such shares in “street name,” please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.	Should I send in my stock certificates now?

A.

No.    You will be sent a letter of transmittal promptly after the completion of the merger, describing how you may exchange your shares of company common stock for the merger consideration. If your shares of company common stock are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name’ shares of company common stock in exchange for the merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.	Am I entitled to assert appraisal rights under the DGCL instead of receiving the per share merger consideration for my shares of company common stock?

A.

Yes.    As a holder of company common stock, you are entitled to assert appraisal rights under the DGCL in connection with the merger if you take certain actions and meet certain conditions. See the section entitled “Appraisal Rights” beginning on page [ • ] of this proxy statement.

Q.

Why am I being asked to cast an advisory (non-binding) vote to approve the change-in-control compensation that will be payable to Unilens’ named executive officers in connection with the consummation of the merger?

A.

In accordance with the rules promulgated under Section 14A of the Exchange Act, Unilens is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the proposal to approve the change-in-control compensation that will be payable to Unilens’ named executive officers in connection with the consummation of the merger.

Q.	What is the change-in-control compensation?

A.

The change-in-control compensation is certain compensation that is based on or otherwise relates to the merger and will be payable to Unilens’ named executive officers in connection with the consummation of the merger. See the section entitled “Advisory Vote on Change-in-Control Compensation (Proposal 3)” beginning on page [ • ] of this proxy statement.

Q.	Who can help answer my other questions?

A.

If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of company common stock or need additional copies of the proxy statement or the enclosed proxy card, please contact our Secretary, Leonard F. Barker, by mail at Unilens Vision Inc., 10431 72nd Street North, Largo, Florida 33777, Attention: Secretary, by telephone at (727) 544-2531or by e-mail at len.barker@unilens.com.

If your bank, brokerage firm or other nominee holds your shares, you should also call your bank, brokerage firm or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain statements that, in our opinion, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “project,” “estimate,” “will,” “may,” “should,” “future,” “predicts,” “potential,” “continue” and similar expressions identify these forward-looking statements, which appear in a number of places in this proxy statement (and the documents to which we refer you in this proxy statement) and include, but are not limited to, all statements relating directly or indirectly to statements regarding the ability to complete the merger considering the various closing conditions, projected financial information, the timing or likelihood of completing the merger to which this proxy statement relates, plans for future growth and other business development activities as well as capital expenditures and the effects of regulation and competition and all other statements regarding our intent, plans, beliefs or expectations or those of our directors or officers. You are cautioned that such forward-looking statements are not assurances for future performance or events and involve risks and uncertainties that could cause actual results and developments to differ materially from those covered in such forward-looking statements. These forward-looking statements are only predictions based on Unilens’ current expectations and projections about future events. Important factors could cause Unilens’ actual results, level of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including our most recent filings on Forms 10-K and 10-Q, factors and matters contained or incorporated by reference in this document and the following factors:

•         the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination under circumstances that could require us to pay a termination fee;

•         the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy (or to have waived) other conditions to completion of the merger;

•         the failure of the merger to close for any other reason;

•         risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger;

•         the outcome of any legal proceedings that may be instituted against Unilens and/or others relating to the merger agreement or the merger;

•         diversion of management’s attention from ongoing business concerns;

•         the effect of the announcement of the merger on our business relationships, operating results and business generally;

•         the amount of the costs, fees, expenses and charges related to the merger;

•         uncertainties as to the timing of the closing of the merger;

•         risks that Unilens’ business will have been adversely impacted during the pendency of the transaction;

•         the effects of disruption from the merger making it more difficult to hire key personnel and maintain relationships with customers, suppliers, vendors, licensors, licensees and other business partners;

•         the risk that competing offers will be made; and

•         the fact that Unilens’ stockholders would forgo the opportunity to realize the potential long-term value of the successful execution of Unilens’ current strategy as an independent company.

These risks are not exhaustive and may not include factors that could adversely impact Unilens’ business and financial performance. Additional information about these factors and other factors that may cause actual results to differ materially include those set forth in the reports that Unilens files from time to time with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, and quarterly and current reports on Forms 10-Q and 8-K. Consequently, all of the forward-looking statements we make in this document are qualified by the information contained or incorporated by reference herein, including, but not limited to (a) the information contained under this heading and (b) the information contained under the headings “Business” and “Risk Factors” and information in our consolidated financial statements and notes thereto included in our most recent filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, and quarterly and current reports on Forms 10-Q and 8-K (see the section entitled “Where You Can Find More Information” beginning on page [ • ] of this proxy statement). We are under no obligation to publicly release any revision to any forward-looking statement contained or incorporated herein to reflect any future events or occurrences. Moreover, Unilens operates in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for Unilens’ management to predict all risk factors, nor can it assess the impact of all factors on Unilens’ business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although Unilens believes the expectations reflected in the forward-looking statements were reasonable at the time made, it cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Unilens nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. All forward-looking statements are made only as of the date they are made and you should not rely upon forward-looking statements as predictions of future events. Except to the extent required by law, Unilens does not undertake any responsibility to update any of these forward-looking statements to conform its prior statements to actual results or revised expectations. You should carefully consider the cautionary statements contained or referred to in this section in connection with the forward looking statements contained in this proxy statement and any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

PARTIES TO THE MERGER

Unilens

Unilens Vision Inc.
10431 72nd Street North

Largo, Florida 33777-1511

Telephone: (727) 544-2531

www.unilens.com

Unilens Vision Inc., a Delaware corporation, operates through its wholly owned subsidiary, Unilens Corp. USA, located in Largo, Florida. We changed our domicile from British Columbia, Canada, where we were incorporated in 1989, to the State of Delaware on April 1, 2010. In June 2010, as a final step in our corporate reorganization, we organized Unilens Vision Sciences Inc., a Delaware corporation and a wholly owned subsidiary of Unilens Corp. USA, and transferred our principal intellectual property assets and licensing arrangements to that company.

We license, manufacture, distribute and market specialty optical contact lens products using proprietary design and manufacturing technology. Our products are sold solely to eye care professionals, primarily in the United States, through in house and outside sales representatives and a network of distributors. Our lens products are marketed as a family of specialty vision correction products that can serve the majority of the population’s vision correction needs. Our specialty optical lens business is divided into four categories: (i) disposable lenses; (ii) custom soft lenses; (iii) gas permeable lenses; and (iv) replacement and other lenses.

Our shares trade on the OTCQX Premier tier of the OTC Markets Group, using the symbol “UVIC.”

Detailed descriptions about Unilens’ business and financial results are contained in its Annual Report on Form 10-K for the fiscal year ended June 30, 2014, and subsequent reports filed with the SEC, which are incorporated in this proxy statement by reference. For more details, visit www.unilens.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also the section entitled “Where You Can Find More Information” beginning on page [ • ] of this proxy statement.

Valeant

Valeant Pharmaceuticals International
400 Somerset Corporate Boulevard
Bridgewater, New Jersey 08807
Telephone: (908) 927-1401
www.valeant.com

Valeant Pharmaceuticals International is a Delaware corporation and an indirect, wholly owned subsidiary of Valeant Parent. Valeant Parent, together with its subsidiaries, is a multinational, specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products and medical devices, primarily in the areas of dermatology, eye health, neurology and branded generics. Valeant holds a number of wholly owned subsidiaries, directly and indirectly, within and outside the United States.

The common shares of Valeant Parent are listed for trading on the New York Stock Exchange and on the Toronto Stock Exchange under the ticker symbol “VRX.”

For more details, visit www.valeant.com. Valeant’s website address is provided as an inactive textual reference only. The information contained on Valeant’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC.

Merger Sub

One Eye Merger Sub, Inc.
400 Somerset Corporate Boulevard
Bridgewater, New Jersey 08807
Telephone: (908) 927-1401

One Eye Merger Sub, Inc., a Delaware corporation, is a wholly owned subsidiary of Valeant and was formed solely for the purpose of facilitating the acquisition of Unilens. To date, Merger Sub has not carried on any activities other than those related to its formation and the merger. Upon consummation of the proposed merger, Merger Sub will merge with and into Unilens and will cease to exist, with Unilens continuing as the surviving corporation.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Unilens Board for use at the special meeting to be held on [    •    ], 2015, starting at 11:00 a.m. Eastern Time at our offices, located at 10431 72nd Street North, Largo, Florida 33777, or at any postponement or adjournment thereof. At the special meeting, holders of company common stock will be asked to adopt the merger agreement, approve adjournment of the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and cast an advisory (non-binding) vote to approve the change-in-control compensation that may be payable to Unilens’ named executive officers in connection with the consummation of the merger.

Our stockholders must adopt the merger agreement in order for the merger to occur. If our stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Recommendation of the Unilens Board

After careful consideration, the Unilens Board unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of Unilens and its stockholders, unanimously approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, and unanimously determined to recommend to the stockholders of Unilens that they adopt the merger agreement and thereby approve the merger and the other transactions contemplated by the merger agreement.

The Unilens Board unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. In addition, the Unilens Board unanimously recommends that you vote “FOR” the proposal to approve, on an advisory (non-binding) basis, the change-in-control compensation that will be payable to Unilens’ named executive officers in connection with the consummation of the merger.

Record Date and Quorum

The Unilens Board has fixed the close of business on [    •    ], 2015, as the record date for the special meeting, and only holders of record of company common stock at the close of business on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you were a record owner of shares of company common stock at the close of business on the record date. At the close of business on the record date, there were 1,755,832 shares of company common stock outstanding and entitled to vote. Each share of company common stock entitles its holder to one vote on all matters properly coming before the special meeting.

The presence, in person or by proxy, of at least 33⅓% of the issued and outstanding shares of company common stock entitled to vote at the special meeting will constitute a quorum for the purposes of the special meeting. Abstentions are included in determining the number of shares present or represented at the special meeting for purposes of determining whether a quorum exists. If your shares of company common stock are held in “street name” through a bank, brokerage firm or other nominee and you instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee, then your shares of company common stock will be included in determining the number of shares present or represented at the special meeting for purposes of determining whether a quorum exists. If your shares of company common stock are held in “street name” through a bank, brokerage firm or other nominee and you fail to instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock, then your shares of company common stock will not be included in determining the number of shares present or represented at the special meeting for purposes of determining whether a quorum exists. Once a share of company common stock is present or represented at the special meeting, it will be counted for purposes of determining whether a quorum exists at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. In the event that less than a quorum is present in person or represented by proxy at the special meeting, it is expected that the special meeting will be adjourned.

Attending the Special Meeting

Stockholders may vote by attending the special meeting and voting in person. In order to attend the special meeting in person, arrive on time at the address listed above with your proxy card and a form of valid photo identification. For the safety and security of our stockholders, you will be denied admittance to the special meeting if you fail to present satisfactory proof of share ownership and photo identification or if you otherwise refuse to comply with our security procedures. Proof of ownership can be accomplished through the following:

•         the Notice of Special Meeting of Stockholders;

•         a brokerage statement or letter from your bank, brokerage firm or other nominee with respect to your ownership of shares of company common stock on [    •    ], 2015;

•         a proxy card;

•         a voting instruction form; or

•         a legal proxy or broker’s proxy card provided by your bank, brokerage firm or other nominee.

Even if you expect to attend the special meeting in person, we urge you to vote your shares of company common stock in advance by telephone, over the Internet or by signing, dating and returning the proxy card in the envelope provided, or by following the instructions provided to you by your bank, brokerage or other nominee if you hold your shares of company common stock in “street name.”

If you are a beneficial owner of shares of company common stock held in “street name” and you want to vote in person at the special meeting, you must contact your bank, brokerage firm or other nominee that holds your shares of company common stock in their name prior to the meeting to obtain a legal proxy or broker’s proxy card that you should bring to the special meeting to demonstrate your authority to vote. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Vote Required

For the proposal to adopt the merger agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” In order for the merger agreement proposal to be adopted, holders of a majority of the outstanding shares of company common stock entitled to vote on the proposal must cast their votes “FOR” such proposal. If you fail to submit a proxy or to vote in person at the special meeting, or if you abstain or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, this will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

For the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies, you may vote “FOR,” “AGAINST” or “ABSTAIN.” In order for the adjournment proposal to be approved, whether or not a quorum is present, holders of a majority of the outstanding shares of company common stock entitled to vote on such proposal and present in person or represented by proxy at the special meeting must cast their votes “FOR” such proposal. For stockholders who attend the meeting or are represented by proxy and abstain from voting, that abstention will have the same effect as voting “AGAINST” the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies. The failure to instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock will have no effect on the outcome of the vote to approve the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies.

For the proposal regarding the change-in-control compensation, you may vote “FOR,” “AGAINST” or “ABSTAIN.” In order for the proposal to approve, on an advisory (non-binding) basis, the change-in-control compensation to be approved, if a quorum is present, holders of a majority of the outstanding shares of company common stock entitled to vote on such proposal and present in person or represented by proxy at the special meeting must cast their votes “FOR” such proposal. For stockholders who attend the meeting or are represented by proxy and abstain from voting, that abstention will have the same effect as voting “AGAINST” the proposal to approve, on an advisory (non-binding) basis, the change-in-control compensation proposal. The failure to instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock will have no effect on the outcome of the proposal to approve, on an advisory (non-binding) basis, the change-in-control compensation.

If your shares of company common stock are registered directly in your name with our transfer agent, Computershare Investor Services Inc., you are considered, with respect to those shares of company common stock, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by Unilens.

If your shares of company common stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of company common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of company common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee on how to vote your shares of company common stock by following their instructions for voting.

Under applicable rules, banks, brokerage firms or other nominees who hold shares in “street name” for customers have the authority to vote only on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the merger agreement, the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies and the proposal to approve, on an advisory (non-binding) basis, the change-in-control compensation. As a result, absent specific instructions from the beneficial owner of such shares of company common stock, banks, brokerage firms and other nominees are not empowered to vote those shares of company common stock on non-routine matters.

Voting of Proxies

If you are a stockholder of record, you may submit your proxy or vote your shares of company common stock on matters presented at the special meeting in any of the following ways:

Vote your shares by proxy by calling 1-866-732-8683 (toll free), 24 hours a day, seven days a week until [    •    ] Eastern Time on [    •    ], 2015. Please have your proxy card in hand when you call. The telephone voting system has easy-to-follow instructions and provides confirmation that the system has properly recorded your vote.

OR

Vote your shares by proxy by visiting the website www.investorvote.com, 24 hours a day, seven days a week until [    •    ] Eastern Time on [    •    ], 2015. Please have your proxy card in hand when you access the website. The website has easy-to-follow instructions and provides confirmation that the system has properly recorded your vote.

OR

Vote your shares by proxy by signing, dating and returning the proxy card in the postage-paid envelope provided. If you vote by telephone or over the Internet, you do not need to return your proxy card by mail.

OR
Vote your shares by attending the special meeting in person and depositing your proxy card or completing a ballot that will be distributed at the special meeting.

If you are a beneficial owner, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of company common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares of company common stock voted.

Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you will need to bring a valid photo identification and a legal proxy or broker’s proxy card from your bank, brokerage firm or other nominee.

Submission of proxies by telephone or over the Internet for stockholders of record will be available 24 hours a day and will close at [    •    ] Eastern Time on [    •    ], 2015. If you choose to submit your proxy by mailing a proxy card, your proxy card must be filed with our Secretary by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the merger consideration in exchange for your stock certificates.

If you submit your proxy, regardless of the method you choose, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, as your proxies, will vote your shares of company common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of company common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of company common stock should be voted on a matter, the shares of company common stock represented by your properly signed proxy will be voted “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies and “FOR” the proposal to approve, on an advisory (non-binding) basis, the change-in-control compensation.

It is important that you submit a proxy for your shares of company common stock promptly. Whether or not you plan to attend the special meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or over the Internet, prior to the special meeting to ensure that your shares of company common stock will be represented at the special meeting if you are unable to attend.

If your shares of company common stock are held in “street name” by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or if you abstain or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, this will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

Revocability of Proxies

If you are a stockholder of record, you have the right to revoke a proxy, whether delivered over the Internet, or by telephone or by mail, at any time before it is voted at the special meeting by:

•         executing and returning a later-dated proxy at any time before a vote is taken at the special meeting;

•         voting by telephone or over the Internet no later than [    •    ] Eastern Time on [    •    ], 2015;

•         delivering a written notice of revocation prior to or during the special meeting; or

•         attending the special meeting and voting in person.

If you hold your shares of company common stock in “street name,” you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you bring a valid photo identification and a legal proxy or broker’s proxy card from your bank, brokerage firm or other nominee.

Voting by Unilens’ Directors and Executive Officers

As of the close of business on the record date, the directors and executive officers of Unilens beneficially owned and were entitled to vote, in the aggregate, 74,950 shares of company common stock as of such date, representing approximately 4.3% of the outstanding shares of company common stock at the close of business on the record date.

The directors and executive officers have informed Unilens that they currently intend to vote all of their shares of company common stock “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies and “FOR” the proposal to approve, on an advisory (non-binding) basis, the change-in-control compensation.

Householding

To eliminate duplicate mailings, conserve natural resources and reduce our printing costs and postage fees, we engage in householding and will deliver a single set of proxy materials (other than proxy cards, which will remain separate) to stockholders who share the same address and who have the same last name or consent in writing, unless their bank, brokerage firm or other nominee has received contrary instructions from any beneficial owner at that address. If your household receives multiple copies of our proxy materials, you may request to receive only one copy by contacting Broadridge Financial Solutions, Inc. at (800) 542-1061, or in writing at Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Similarly, if your household receives only one copy of our proxy materials, you may request an additional copy by contacting Broadridge Financial Solutions, Inc. as indicated above. We will deliver the requested additional copy promptly following our receipt of your request.

Tabulation of Votes

All votes will be tabulated by a representative of [    •    ] who will act as the inspector of election appointed for the special meeting and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Adjournments

Although it is not currently expected, the special meeting may be adjourned, including for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement or if less than a quorum is present in person or represented by proxy at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow Unilens’ stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned.

Appraisal Rights

If the merger agreement is adopted by our stockholders and the other closing conditions under the merger agreement have been satisfied or waived, stockholders who do not vote for the adoption of the merger agreement and who properly exercise and perfect their demand for appraisal of their shares of company common stock will be entitled to appraisal rights in connection with the merger under Section 262. This means that holders of company common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of company common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares of company common stock are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must submit a written demand for appraisal to Unilens before the vote is taken on the proposal to adopt the merger agreement, you must not submit a proxy or otherwise vote in favor of the proposal to adopt the merger agreement and you must continue to hold the shares of company common stock of record through the effective time. Your failure to follow the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. If you hold your shares of company common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or other nominee.

Payment of Solicitation Expenses

Unilens will bear the expense of soliciting proxies on behalf of the Unilens Board. Starting on or about [    •    ], 2015, Unilens will mail this proxy statement and a proxy card to stockholders. In addition to solicitation by mail, our directors, officers and employees may, without extra remuneration, solicit proxies personally, by telephone, by facsimile or by other electronic means from stockholders. Unilens has not yet retained a proxy solicitor in connection with the special meeting. However, Unilens may engage a proxy solicitor as it deems necessary to assist in the solicitation of proxies. Unilens would pay customary fees and expenses to any such proxy solicitor. Unilens will reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of company common stock for their reasonable out-of-pocket expenses incurred in connection with distributing forms of proxies and proxy materials to beneficial owners of company common stock.

Other Business

As of the date of this proxy statement, the Unilens Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [    •    ], 2015

This proxy statement is available at www.unilens.com under “Investors—SEC Filings.” Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also the section entitled “Where You Can Find More Information” beginning on page [ • ] of this proxy statement.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our Secretary, Leonard F. Barker by mail at Unilens Vision Inc., 10431 72nd Street North, Largo, Florida 33777, Attention: Secretary, by telephone at (727) 544-2531 or by e-mail at len.barker@unilens.com.

THE MERGER (PROPOSAL 1)

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. We encourage you to read the entire merger agreement carefully because it is the principal document governing the merger.

The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into Unilens. Following the effective time, the separate corporate existence of Merger Sub will cease and Unilens will continue as the surviving corporation and as a wholly owned subsidiary of Valeant. As a result of the merger, Unilens will cease to be a publicly traded company. You will not own any shares of capital stock of the surviving corporation.

Merger Consideration

At the effective time, each share of company common stock outstanding immediately prior to the effective time (other than shares of company common stock held in the treasury of Unilens or owned by any subsidiary of Unilens or by Valeant, Merger Sub or any of their respective subsidiaries, all of which will be canceled, and any shares of company common stock that are held by stockholders who are entitled to and have properly demanded appraisal rights in accordance, and have otherwise properly complied, with Section 262, and have not failed to perfect, withdrawn or lost such rights) will be automatically converted into the right to receive the merger consideration.

Background of the Merger

The Unilens Board, in conjunction with Unilens’ senior management, regularly evaluates Unilens’ business, operations and financial performance, the development, performance and prospects of its product lines, its competitive position and strategic initiatives and alternatives with a view to maximizing stockholder value. This has included reviewing the competitive and strategic environment in the optical and contact lens industries, evaluating dividend policy and evaluating potential transactions such as share repurchases, acquisitions and business combinations. Among other things, such reviews have led to the Unilens Board decisions to repurchase shares of company common stock held by Unilens’ former largest stockholders in 2009 and 2013, which transactions proved to be accretive to earnings per share and stockholder value.

For nearly 15 years, Unilens has had a close working relationship with Bausch & Lomb Incorporated, which we refer to as “B+L” in this proxy statement, which both licenses the use of Unilens’ principal contact lens patent and related know-how and manufactures lens for Unilens using such technology. Valeant acquired B+L in August 2013. The royalties paid by B+L under such license have constituted Unilens’ largest source of income for many years.

On February 20, 2015, during the course of a meeting between representatives of Valeant/B+L and Unilens senior management held at the suggestion of Valeant/B+L to discuss a number of product, technology and operational matters, the parties discussed the possibility of an acquisition of Unilens by Valeant/B+L for cash, among other potential courses of action, including modifications of the license and supply agreements and potential future areas of cooperation. Another meeting was held on March 5, 2015 among the same parties to discuss how a potential acquisition might work from operational and product perspectives. A follow-up meeting was held on April 3, 2015 to discuss the potential synergies and structure of a possible merger transaction. The outcome of these meetings was an agreement to continue such discussions and exchange relevant information.

Unilens senior management promptly conferred with the Unilens Board to apprise them of Valeant’s possible interest and to ascertain whether or not Unilens wished to continue discussions with Valeant. The members of the Unilens Board and senior management determined that the discussions should continue. Accordingly, the parties exchanged information and continued their discussions from time to time during April 2015.

On May 1, 2015, Valeant furnished a letter to Unilens senior management indicating that Valeant was interested in pursuing a transaction whereby it would acquire Unilens through a merger, subject to, among other things, further due diligence. The letter suggested a $24 million enterprise value for Unilens for purposes of any transaction and also indicated that the expression of interest was preliminary and non-binding.

The Unilens Board held a special meeting on May 6, 2015 to consider the possibility of a business combination with Valeant and the pricing per share of company common stock inherent in Valeant’s suggested enterprise value. The Unilens Board reviewed a valuation summary prepared by senior management, with assistance from Hyde Park (see further information about Hyde Park elsewhere in this proxy statement) with regard to industry comparables. As part of such discussion, the Unilens Board and senior management considered available alternatives, including pursuing other potential buyers and remaining independent as a stand-alone public entity. The Unilens Board determined (i) that senior management should communicate to Valeant the Unilens Board’s conclusion that the proposed enterprise value and transaction pricing set forth in Valeant’s letter was too low, but that Unilens wished to continue discussions with Valeant in order to establish, if possible, a per share price that would better reflect its estimation of the fair market value of company common stock and (ii) that a financial advisor should be identified and retained to assist with the evaluation of the enterprise value of Unilens and the fair market value of its outstanding shares of company common stock, as well as other strategic alternatives.

Senior management communicated these determinations to Valeant promptly after this meeting and additional information-sharing and negotiations ensued.

On or about May 11, 2015, Unilens was contacted by a company that had been directed to Unilens by Hyde Park and indicated that it wished to investigate to see whether or not it had an interest in acquiring Unilens. This company, which we refer to as “Company A” in this proxy statement, is in the business of acquiring and operating royalty-generating assets and businesses.

On May 12, 2015, the Unilens Board held a regular meeting at which the status of discussions with Valeant was updated by senior management.

On May 13, 2015, Company A entered into a confidentiality agreement with Unilens, received access to certain information and documents and proceeded to review Unilens’ financial performance and technology.

Discussions continued between Unilens senior management and representatives of Valeant and, on May 28, 2015, senior management furnished a letter to Valeant setting forth a non-binding expression of interest with a significantly higher enterprise value ($34 million) than originally proposed by Valeant on May 1, 2015 ($24 million). Discussions ensued in which Valeant considered offering a higher enterprise value than it had originally offered, but still below the amounts set forth in Unilens’ May 28, 2015 letter.

Representatives of Company A met with Unilens senior management at the Unilens offices on June 3, 2015 to conduct further due diligence. On June 9, 2015, Company A communicated its interest in acquiring Unilens for a purchase price per share only in an amount equal to the then current market price for the company common stock on the OTCQX Premier tier of the OTC Markets Group, a price that was significantly lower than the price implicit in Valeant’s May 1, 2015 letter. Senior management told the representatives of Company A that such pricing was unacceptable and there have been no further negotiations.

Later that day, senior management reported to the Unilens Board regarding these discussions and the status of the discussions with Valeant. The Unilens Board determined a price per share of company common stock that would be acceptable to Unilens and instructed senior management to continue negotiations with Valeant on the basis of such price.

After further discussions, on June 11, 2015, Valeant furnished a second letter to Unilens senior management indicating that Valeant remained interested in pursuing a transaction whereby it would acquire Unilens through a merger. The letter set forth a proposed per share price of $12.75 (implying an enterprise value of approximately $28 million) that exceeded the price established by the Unilens Board, subject to further due diligence. Senior management told Valeant that this pricing was acceptable.

On June 24, 2015, the Unilens Board retained Hyde Park to act as an independent financial advisor for the purpose of evaluating whether the merger consideration to be paid to Unilens’ stockholders is fair, from a financial point of view, to such stockholders. The Unilens Board determined, based in part on past dealings with Hyde Park in connection with Unilens’ 2013 repurchase of shares of company common stock from its then largest stockholder and on certain representations of Hyde Park, that Hyde Park is independent and qualified to render such a fairness opinion. Under the terms of the engagement agreement between Unilens and Hyde Park, Unilens will pay Hyde Park a fee for its services, which fee is not contingent on the successful completion of the merger or the content of the fairness opinion.

On June 26, 2015, following further due diligence by Valeant, Unilens and Valeant entered into a letter agreement setting forth, among other things, (i) Unilens’ agreement to a 60-day exclusivity period during which it agreed to negotiate exclusively with Valeant with respect to a business combination or similar transaction and would refrain from soliciting or entertaining acquisition proposals or offers from any third party or participating in any negotiations with respect thereto, (ii) Valeant’s agreement to certain “standstill” restrictions with regard to Unilens should the proposed merger not be consummated and (iii) the parties’ agreement to extend their previously executed mutual confidentiality agreement.

On June 19, 2015, Sullivan & Cromwell LLP, which we refer to as “Sullivan & Cromwell” in this proxy statement, counsel for Valeant, distributed a draft merger agreement to Unilens and its counsel, Baker & Hostetler LLP, which we refer to as “Baker Hostetler” in this proxy statement. Negotiations regarding the draft merger agreement ensued and on July 2, 2015, Baker Hostetler distributed a revised draft merger agreement to all parties. On July 5, 2015, Sullivan & Cromwell distributed a further revised draft of the merger agreement. Unilens senior management updated the Unilens Board on the status of the negotiations on the merger agreement on July 7, 2015. The parties agreed on the definitive form of merger agreement on July 8, 2015 and copies thereof were provided to all members of the Unilens Board. The original draft of the merger agreement provided by Sullivan & Cromwell prohibited Unilens from paying any dividends on the company common stock prior to the effective time and also provided for a termination fee for certain specified termination events equal to approximately $1,120,000, or 4% of the equity value of the merger, plus reimbursement of Valeant’s associated expenses. During the course of the negotiations, it was agreed that Unilens could pay its regular quarterly dividend to stockholders of $0.045 per share scheduled for August 2015, that the termination fee for certain specified termination events would be $700,000 and that the aggregate of such fee and the reimbursement of Valeant’s expenses in the event of such termination of the merger agreement would not exceed 3.5% of the equity value of the merger.

On July 9, 2015, the Unilens Board held a meeting to consider the merger. In addition to the members of the Unilens Board, the Chief Financial Officer of Unilens attended the meeting, as did representatives of Hyde Park and Baker Hostetler. During the meeting, representatives of Baker Hostetler provided an overview to the Unilens Board of their fiduciary duties to Unilens’ stockholders as well as a discussion of the principal provisions of the merger agreement.  Members of Unilens senior management then reviewed with the Unilens Board information about Unilens’ business and prospects, including technology, industry, regulatory and competitive trends and prospects, as well as its financial and operational performance. Representatives of Hyde Park reviewed with the Unilens Board their financial analysis of the merger consideration. Following the ensuing discussion, Hyde Park delivered its oral opinion, which was subsequently confirmed by delivery of its written opinion, dated July 9, 2015, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and qualifications and limitations on their review undertaken in preparing its opinion, the merger consideration to be paid to the holders of company common stock (other than certain shares specified in the opinion) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The Board, after considering such presentations and discussions and carefully considering the merger consideration, various risks related to the merger agreement, the prospects of continuing to operate Unilens as an independent, publicly-held entity and the views expressed by the individual Unilens Board members during the meeting, unanimously (i) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of Unilens and its stockholders, (ii) approved the merger agreement and the transactions contemplated by it, including the merger and (iii) determined to recommend to Unilens’ stockholders that they adopt the merger agreement.

The merger agreement was executed by Valeant and Unilens on July 10, 2015, and Unilens issued a press release regarding the merger on July 13, 2015.

Recommendation of the Unilens Board; Reasons for the Merger

In evaluating the merger, the Unilens Board consulted with Unilens senior management, its outside legal counsel, Baker Hostetler, and its independent financial advisor, Hyde Park. In approving the merger and determining that it was advisable and in the best interests of Unilens and its stockholders, and in recommending that Unilens’ stockholders adopt the merger agreement, the Unilens Board considered a number of factors, including the following:

Financial Terms: Premium to Market and Certainty of Value

•         Historical market prices, volatility and trading information with respect to the company common stock indicated that the merger consideration of $12.75 per share of company common stock represented a premium of:

o         24.4% over the closing price per share of company common stock of $10.25 on July 10, 2015, the last full trading day before the public announcement of the merger;

o         24.6% over the volume-weighted average price per share of company common stock of $10.23 for the 30 days prior to July 10, 2015;

o         54.4% over the volume-weighted average price per share of company common stock of $8.26 for the 90 days prior to July 10, 2015;

o         21.7% over the 52-week highest closing price per share of company common stock of $10.48 for the period ended July 10, 2015; and

o         106.7% over the 52-week lowest closing price per share of company common stock of $6.17 for the period ended July 10, 2015.

•         The merger consideration will be paid in cash, which provides certainty of value and immediate liquidity to Unilens’ stockholders, while avoiding potential long-term business risk, particularly given the historically low trading volume of the company common stock on the OTCQX Premier tier of the OTC Markets Group.

•         The belief of the Unilens Board that, at this time, the merger consideration of $12.75 per share is more favorable to Unilens’ stockholders than the potential value that might result from the alternatives reasonably available to Unilens (including the alternative of remaining a stand-alone publicly-held entity and other strategic alternatives that might be pursued as a stand-alone publicly-held entity, including acquisitions of other businesses by Unilens).

•         The merger agreement permits Unilens to pay to Unilens’ stockholders the regular quarterly cash dividend in the amount of $0.045 per share that is scheduled to be declared and paid in August 2015, which increases the potential amount payable to Unilens’ stockholders through the effective time.

Prospects for Unilens

•        Unilens’ current and historical business, financial condition, results of operations, competitive position, strategic options, capital requirements and prospects, the nature of the industry and regulatory environment in which it competes, the fact that Unilens has been and would expect to continue to be substantially dependent on its technology license to Valeant/B+L as its primary source of revenue and on its supply arrangements with Valeant/B+L for inventory of one of its key products and Unilens’ financial plan and prospects if it were to remain a stand-alone publicly-held entity, and the potential impact of those factors on the trading price of company common stock (which cannot be quantified numerically).

•        The prospective risks associated with Unilens continuing as a stand-alone publicly-held entity, including the risks and uncertainties with respect to (i) achieving its growth, operating cash flow and profitability targets in light of the current and foreseeable market conditions, including the risks and uncertainties in the United States and the global economy generally and the healthcare and optical industries specifically, (ii) general market conditions and volatility, particularly given the fact that the company common stock trades on the OTCQX Premier tier of the OTC Markets Group, which is a small, over-the-counter market for microcap stocks and (iii) risks and uncertainties described in the “Risk Factors” set forth in Unilens’ Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

•        The inherent uncertainty of attaining management’s internal financial projections and the fact that Unilens’ actual financial results in future periods could differ materially and adversely from the projected results. In this regard, the term of Unilens principal patent, which is licensed to Valeant/B+L, together with associated know-how, expires in November 2016. Even though Unilens will continue to receive a royalty on all licensed products sold by Valeant/B+L after the patent expires based on licensed know-how, it is unclear if future products are likely to be licensed without patent protection. Furthermore, the royalty rate on all licensed products is scheduled to step down 33% on expiration of the licensed patent.

Strategic Alternatives

•        Unilens has been and expects to continue to be substantially dependent on its technology license to Valeant/B+L as its primary source of revenue and on its supply arrangements with Valeant/B+L for inventory for one of its key contact lens products. The Unilens Board believes that this factor would reduce the number of potential parties interested in exploring an acquisition of Unilens, particularly among strategic buyers in the optical industry, as the arrangements between Unilens and Valeant/B+L permit the latter to terminate such arrangements if Unilens were to be acquired by a competitor of Valeant/B+L in the optical industry.

•        One party, Company A, contacted by Unilens senior management after Valeant’s initial offer conducted limited due diligence with respect to a possible acquisition of Unilens, but the price per share of company common stock that it indicated it would be willing to pay was significantly lower than Valeant’s initial offer. Inasmuch as Valeant increased its offer, Unilens did not pursue negotiations with such party.

•        The merger consideration, the result of extensive negotiations between the parties, represented the highest offer that Unilens received for shares of company common stock and the highest price per share to which the Unilens Board believed Valeant was willing to agree.

•        As discussed below, the terms of the merger agreement permit the Unilens Board to consider unsolicited alternative proposals and, in accordance with the terms of the merger agreement, to terminate the merger agreement and enter into an agreement with a third party that makes a “superior proposal” (as described in the section entitled “The Merger Agreement—Terms of the Merger Agreement—No Solicitation” beginning on page [ • ] of this proxy statement).

•        The Unilens Board considered the possibility of continuing as a stand-alone publicly-held entity, pursuing an acquisition or other strategic alternatives, and the perceived risks of these alternatives, the range of potential benefits to Unilens’ stockholders of these alternatives, the uncertainty of obtaining financing for such alternatives and the timing and execution risks in pursuing such alternatives. The Unilens Board concluded that it was unlikely that any alternative would be reasonably likely to create greater value for Unilens’ stockholders than the merger, taking into account risks of execution as well as business, competitive, industry and market risks.

Fairness Opinion

•        The oral opinion of Hyde Park delivered to the Unilens Board on July 9, 2015, which was subsequently confirmed by delivery of a written opinion of such date, as to the fairness, from a financial point of view, as of the date of the opinion, of the merger consideration to be received by holders of company common stock (other than as specified in such written opinion), as more fully described in the section entitled “—Opinion of Unilens’ Financial Advisor” beginning on page [ • ] of this proxy statement.

Merger Agreement Terms

•         The merger agreement contains deal protection provisions that, in the view of the Unilens Board, should not preclude third parties from making “superior proposals” (as described in the section entitled “The Merger Agreement—Terms of the Merger Agreement—No Solicitation” beginning on page [ • ] of this proxy statement).

o        At any time before the effective time, under certain circumstances, Unilens may furnish information with respect to itself and its subsidiaries to, and participate in discussions or negotiations with, a person making an acquisition proposal.

o        Prior to the effective time, under certain circumstances in response to an unsolicited acquisition proposal that the Unilens Board concludes in good faith, after consultation with outside legal counsel and its financial advisors, is a superior proposal, Unilens may terminate the merger agreement in order to enter into a definitive agreement for such superior proposal if the Unilens Board determines in good faith, after consultation with outside legal counsel, that such action is necessary in order for the Unilens Board to comply with its fiduciary duties to Unilens’ stockholders under applicable law and Unilens complies with certain terms of the merger agreement, including providing Valeant an opportunity to revise its offer and paying to Valeant a termination fee.

o        Prior to the effective time, in response to an unsolicited acquisition proposal that the Unilens Board concludes in good faith, after consultation with outside legal counsel and its financial advisors, is a superior proposal, the Unilens Board may make an adverse recommendation change (as described in the section entitled “The Merger Agreement—Terms of the Merger Agreement—Change in the Recommendation of the Unilens Board” beginning on page [ • ] of this proxy statement) if the Unilens Board determines in good faith, after consultation with its outside legal counsel, that such action is necessary in order for the Unilens Board to comply with its fiduciary duties to Unilens’ stockholders under applicable law and Unilens complies with certain terms of the merger agreement.

o        The Unilens Board believes that the size of the termination fee provided in the merger agreement, $700,000 (plus reimbursement of Valeant’s expenses, but not to exceed 3.5% of the equity value of the transaction in the aggregate), would not likely deter any interested third party from making, or inhibit the Unilens Board from approving, a superior proposal and that the size of the termination fee is typical of such fees in similar transactions. The termination fee could become payable by Unilens to Valeant under certain circumstances, including if:

▪        the merger agreement is terminated by Valeant because the Unilens Board has (i) approved or recommended (or publicly proposed to approve or recommend) an acquisition proposal or (ii) withdrawn, changed, amended, modified or qualified (or proposed publicly to withdraw, change, amend, modify or qualify), in a manner adverse to Parent or Merger Sub, its recommendation that Unilens’ stockholders adopt the merger agreement;

▪        the merger agreement is terminated by Valeant because Unilens or the Unilens Board (or any committee thereof) has adopted, approved, recommended, submitted to its stockholders, declared advisable, executed or entered into (or resolved, determined or proposed to adopt, approve, recommend, submit to its stockholders, declare advisable, execute or enter into) any acquisition agreement with respect to a superior proposal;

▪        the merger agreement is terminated by Valeant because the Unilens Board, at any time after receipt or public announcement of an acquisition proposal, has failed to reaffirm its recommendation that Unilens’ stockholders adopt the merger agreement within five business days of receipt of any written request to do so by Valeant;

▪         the merger agreement is terminated by Valeant because a tender offer or exchange offer was commenced that, if successful, would result in a person or group becoming the beneficial owner of 20% or more of the outstanding shares of company common stock and the Unilens Board has not recommended that Unilens’ stockholders reject such tender offer or exchange offer and not tender their shares of company common stock into such tender offer or exchange offer within ten business says after commencement of such tender offer or exchange offer;

▪         the merger agreement is terminated by Unilens in order to enter into a definitive agreement providing for a superior proposal; or

▪       (i)  the merger agreement is terminated by (A) either Valeant or Unilens due to the failure to consummate the merger on or before October 31, 2015 or (B) Valeant because there has been an inaccuracy in any of Unilens’ representations or warranties contained in the merger agreement or Unilens has breached in any material respect any of its covenants contained in the merger agreement, which inaccuracy or breach (1) would give rise to the failure of any condition to Valeant’s and Merger Sub’s obligations to effect the merger and (2) is incapable of being cured or, if curable, is not cured on or before the earlier of (x) October 31, 2015 (or as such date may be extended pursuant to the merger agreement) and (y) the date that is 30 days following the receipt by Unilens of written notice from Valeant of such inaccuracy or breach; (ii) an acquisition proposal has been made to the senior management of Unilens or the Unilens Board or Unilens’ stockholders or any person has publicly announced an intention (whether or not conditional) to make an acquisition proposal; and (iii) within 12 months of such termination, Unilens enters into a definitive agreement to consummate or consummates any acquisition proposal.

•         The merger agreement was the product of extensive arms-length negotiations, and Unilens’ senior management and legal advisors were involved throughout the negotiations.

•         The availability of statutory appraisal rights under the DGCL in connection with the merger.

•         The ability of Unilens to seek damages in the event of a willful breach by Valeant of its obligations under the merger agreement.

Likelihood of Consummation

The Unilens Board considered a number of factors contributing to the probability that the merger would be consummated, including:

•        the merger agreement contains limited conditions to the parties’ obligations to complete the merger and no financing condition;

•        the merger agreement includes representations and warranties by Valeant related to the availability of sufficient funds for the transaction, which the Unilens Board considered, after consultation with its independent financial advisor and outside legal counsel, to be substantial assurances that the merger ultimately would be consummated on a timely basis;

•        the fact that the conditions to completion of the merger are not generally within the control or discretion of Valeant or Merger Sub;

•        the Unilens Board’s understanding, based on consultation with outside legal counsel and senior management, that the nature of the existing businesses of Unilens and Valeant are such that the risk of the merger not closing due to the failure to obtain any necessary regulatory approvals or clearances should not be deemed material; and

•        the business reputation and capabilities of Valeant and Valeant Parent and Valeant’s management and the financial resources of Valeant and Valeant Parent.

The Unilens Board also considered a number of uncertainties, risks and potentially negative factors in its deliberations concerning the merger, including the following:

•         Unilens’ current stockholders would not have the opportunity to participate in any possible growth and profits of Unilens following the completion of the merger;

•         the costs involved in connection with entering into and completing the merger and the time and effort of management required to complete the merger and related disruptions to the operation of Unilens’ business;

•         the risk that the merger might not be completed, or might be unduly delayed, and the potential material adverse effect of publicly announcing the resulting termination of the merger agreement on, among others:

o        the market price of the company common stock could be adversely affected by a number of factors, including (i) the reason for which the merger agreement was terminated and whether such termination resulted from factors adversely affecting Unilens, (ii) the possibility that the marketplace would consider Unilens to be an unattractive acquisition candidate and (iii) the possible disposition of shares of company common stock by short-term investors following the announcement of the termination of the merger agreement;

o         Unilens’ operating results, particularly in light of the significant costs incurred in connection with the proposed transaction, including the potential obligation to pay the termination fee, could be adversely affected;

o         the ability to attract and retain key personnel could be adversely affected; and

o         relationships with Unilens’ employees, customers and others that do business with Unilens could be adversely affected;

•         the terms of the merger agreement, including:

o        the operational restrictions imposed on Unilens between signing and closing (which may delay or prevent Unilens from undertaking business opportunities that may arise pending the completion of the transaction or any other actions Unilens otherwise would have taken with respect to its operations absent the pending completion of the merger); and

o        the deal protection provisions, including the termination fee of $700,000, plus reimbursement of expenses, but not to exceed 3.5% of the equity value of the transaction in the aggregate, that could become payable by Unilens under certain circumstances (as described above under —Terms of the Merger Agreement);

•        the interests of the members of senior management in the merger, specifically in connection with their severance arrangements, as described in the section entitled “—Interests of Certain Persons in the Merger” beginning on page [ • ] of this proxy statement and the section entitled “Advisory Vote on Change-in-Control Compensation (Proposal 3)” beginning on page [ • ] of this proxy statement;

•        the fact that the cash consideration paid in the transaction would be taxable to Unilens’ stockholders that are United States Holders for U.S. federal income tax purposes; and

•        the risk that Unilens may be unable to obtain stockholder approval for the transactions contemplated by the merger agreement.

The Unilens Board believed that, overall, the potential benefits of the merger to Unilens’ stockholders outweighed the risks and uncertainties of the merger.

The foregoing discussion of information and factors considered by the Unilens Board is not intended to be exhaustive. In light of the variety of factors considered in connection with its evaluation of the merger, the Unilens Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Moreover, each member of the Unilens Board applied his or her own personal business judgment to the process and may have given different weight to different factors.

The foregoing discussion of the information and factors considered by the Unilens Board is forward-looking in nature. This information should be read in light of the factors described in the section entitled “Cautionary Statement Concerning Forward-Looking Information” beginning on page [ • ] of this proxy statement.

The Unilens Board unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement, thereby approving the merger.

In considering the recommendation of the Unilens Board with respect to the proposal to adopt the merger agreement, you should be aware that certain of our directors and executive officers may be deemed to have interests in the transactions contemplated by the merger agreement that are different from, or in addition to, those of Unilens’ stockholders generally. See the section entitled “—Interests of Certain Persons in the Merger” beginning on page [ • ] of this proxy statement and the section entitled “Advisory Vote on Change-in-Control Compensation (Proposal 3)” beginning on page [ • ] of this proxy statement. The Unilens Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by Unilens’ stockholders.

Opinion of Unilens’ Financial Advisor

Unilens retained Hyde Park to act as Unilens’ financial advisor in connection with the merger. Hyde Park is a regionally recognized investment banking firm that is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Unilens selected Hyde Park to act as Unilens’ financial advisor in connection with the merger on the basis of Hyde Park’s experience in transactions similar to the merger, its reputation in the investment community and its familiarity with Unilens and its industry.

On July 9, 2015, at a meeting of the Unilens Board held to evaluate the merger, Hyde Park delivered to the Unilens Board an oral opinion, which was subsequently confirmed by delivery of a written opinion on such date, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its written opinion, the merger consideration to be received by holders of company common stock was fair, from a financial point of view, to such holders.

The full text of Hyde Park’s written opinion to the Unilens Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. The following summary of Hyde Park’s opinion is qualified in its entirety by reference to the full text of the opinion. Hyde Park delivered its opinion to the Unilens Board for the benefit and use of the Unilens Board (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. Hyde Park’s opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Unilens or in which Unilens might engage or as to the underlying business decision of Unilens to proceed with or effect the merger. Hyde Park’s opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger or any related matter.

In connection with rendering its opinion, Hyde Park:

(i)    reviewed a draft of the merger agreement dated July 2, 2015;

(ii)   reviewed certain publicly available business and financial information relating to Unilens;

(iii)  reviewed certain other information relating to Unilens provided to or discussed with Hyde Park by Unilens, including (a) certain financial forecasts and (b) certain industry and business information thereto prepared by the management of Unilens;

(iv)  discussed the past and present operations and financial condition and the prospects of Unilens with senior executives of Unilens;

(v)   reviewed and compared the historical stock prices, multiples, margins, growth rates and trading history for shares of company common stock, and compared that data with similar data for other publicly held companies in businesses Hyde Park deemed relevant in evaluating Unilens;

(vi)  considered, to the extent publicly available, the financial terms of certain other merger or acquisition transactions, including premiums paid for public companies, which Hyde Park deemed to be relevant, which have been effected or announced; and

(vii) considered such other information, financial studies, analyses and investigations and financial, economic and market criteria as Hyde Park deemed relevant.

In arriving at its opinion, Hyde Park assumed and relied upon, without independent verification, the accuracy and completeness of all information publicly available or provided to or otherwise reviewed by or discussed with it. Hyde Park did not make and was not provided with any independent evaluation or appraisal of any of the information provided to it or of the assets or liabilities of Unilens, nor did it make any physical inspection of the properties or facilities of Unilens. Hyde Park did not evaluate the solvency of Unilens under any state or federal laws relating to bankruptcy, insolvency or similar matters, or the impact of the merger thereon. Hyde Park expressed no opinion regarding the liquidation value of Unilens or any other entity. Hyde Park relied upon and assumed, without independent verification, that the representations and warranties of Unilens, Valeant and Merger Sub set forth in the merger agreement, and all other documents and instruments referred to in the merger agreement, are true and correct, and that each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by each such party. Hyde Park expressed no opinion as to any tax or other consequences that might result from the merger, nor does its opinion address any legal, tax, regulatory or accounting matters.

Hyde Park’s opinion speaks only as of the date thereof and was necessarily based on information made available to Hyde Park as of the date of its opinion and financial, economic, market and other conditions as they exist and can be evaluated as of such date. It should be understood that subsequent developments may materially affect its opinion, and Hyde Park does not have any obligation to update, revise or reaffirm its opinion. Hyde Park’s opinion does not address the relative merits of the merger in comparison to other strategies or transactions that might be available to Unilens or as to the underlying business decision of Unilens to proceed with the merger.

In connection with the preparation of its opinion, Hyde Park was not authorized by Unilens or the Unilens Board to solicit, nor did Hyde Park solicit, third-party indications of interest for the acquisition of all or any part of Unilens.

In connection with its review, Hyde Park assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of Unilens that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts for Unilens used by Hyde Park in its analyses, Hyde Park was advised by management of Unilens, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Unilens as to the expected future results of operations and financial condition of Unilens both before and after giving effect to certain industry and business information referred to above. Hyde Park expressed no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. Hyde Park assumed, with the consent of Unilens, that, in the course of obtaining any regulatory or third party approvals, consents or agreements in connection with the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Unilens.

Hyde Park’s opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by the holders of company common stock in the merger, and did not address any other aspect or implication of the merger agreement or any other agreement, arrangement or understanding entered into connection with the merger agreement or otherwise or the fairness of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the merger agreement, or class of such persons, relative to the merger consideration or otherwise. Hyde Park did not conduct any independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Unilens or any of its affiliates is a party or may be subject, and, at the direction of Unilens and with its consent, Hyde Park’s opinion makes no assumptions concerning, and does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Hyde Park assumed that Unilens is not a party to any material pending transaction, including any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the merger. Except as described above, Unilens imposed no other limitations on the investigations made or procedures followed by Hyde Park in rendering its opinion.

The issuance of Hyde Park’s opinion was approved by its authorized internal committee.

Financial Analyses

The following is a summary of the material financial analyses performed by Hyde Park in connection with Hyde Park’s opinion dated July 9, 2015. The order of analyses does not represent relative importance or weight given to those analyses by Hyde Park. The financial analyses summarized below include information presented in tabular format. In order to fully understand Hyde Park’s financial analyses, the tables must be read together with the text of each summary.

The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying and the qualifications and evaluations affecting the analyses, could create a misleading or incomplete view of Hyde Park’s financial analyses.

Premium Paid Analysis

Hyde Park analyzed the merger consideration to be received by holders of company common stock compared to the closing price of company common stock on July 7, 2015, the closing price of company common stock on various dates between 5 and 90 days prior to July 7, 2015, the average price per share of company common stock for various periods between 5 and 180 days prior to July 7, 2015, the average price per share of company common stock for the 52-week period prior to July 7, 2015, the low closing price for the 52 weeks preceding July 7, 2015, and the high closing price for the 52 weeks preceding July 7, 2015. The results of the premium paid analysis are summarized as follows:

Implied Premiums	Historical Price	$12.75 Offer Price Premium
Share Price as of July 7, 2015:	$10.25	24.4%
5-Day Prior	$10.35	23.2%
10-Day Prior	$10.25	24.4%
30-Day Prior	$9.20	38.6%
60-Day Prior	$9.08	40.4%
90-Day Prior	$10.48	21.7%
5-Day Average:	$10.29	23.9%
30-Day Average:	$10.25	24.4%
60-Day Average:	$9.65	32.1%
90-Day Average:	$9.61	32.7%
180-Day Average:	$8.61	48.1%
52-Week Average:	$7.79	63.7%
52-Week Low:	$6.17	106.7%
52-Week High:	$10.48	21.7%

         Hyde Park reviewed implied premiums paid involving publicly held target companies, headquartered in the United States, relative to the historical closing stock prices of such target companies one day, five days and one month prior to public announcement of the relevant transaction for all deals under $250 million market capitalization during the three years ended June 30, 2015. The results of the premium analysis are summarized as follows:

	Median Premium to Share Price
	1-Day	5-Day	30-Day
Precedent Premiums Paid	Prior	Prior	Prior
All deals under $250 market cap	29.7%	32.3%	31.0%

Hyde Park applied this premium paid analysis using the corresponding 30-Day Prior premium paid average of 31.0% to the 52-week average price per share for Unilens of $7.79 and 30-Day Prior price per share of $9.20. This premium paid analysis indicated an implied per share price range of $10.20 to $12.05.

Comparable Public Companies Analysis

A comparable public company analysis reviews the trading multiples of publicly traded companies that are similar to Unilens with respect to type of business and revenue model, industry, operating sector, size and target customer base. An analysis of publicly traded comparable companies is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading of the comparable companies.

Hyde Park calculated multiples of enterprise value to the 12 months ended March 31, 2015 and considered certain financial data for selected companies that provide vision care products and other healthcare products and services. Hyde Park then applied those multiples to Unilens’ company specific data. None of the comparable companies have characteristics identical to Unilens, and all of the comparable public companies are much larger and more diversified than Unilens and, therefore, trade at higher valuation multiples.

The selected public companies used were:

•         Johnson & Johnson

•         Novartis AG

•         Valeant Parent

•         Luxottica Group S.p.A.

•         Essilor International SA

•         The Cooper Companies, Inc.

The comparable public company analysis indicated the following:

	LTM Margins		3-Year CAGR		Enterprise Value/ LTM
Company	Gross Profit	EBITDA	Revenue	EBITDA	Revenue	EBITDA
Unilens	39.1%	30.9%	(1.4%)	(9.1%)	3.6x	11.6x
Comparable public companies — Average	66.3%	31.1%	13.0%	15.6%	5.6x	17.4x
Comparable public companies — Median	66.4%	30.4%	8.0%	12.1%	4.4x	17.0x
Comparable public companies* — Average	64.9%	27.7%	5.6%	9.1%	4.3x	15.9x
Comparable public companies* — Median	65.1%	29.7%	7.1%	10.9%	3.9x	16.8x

*  Excludes Valeant Parent from calculations.

Hyde Park applied multiple ranges based on this selected comparable public company analysis to corresponding financial data for the above mentioned businesses. Using the data set’s median as a midpoint, Hyde Park selected ranges of 3.7x to 4.2x multiples of the last 12 months, which we refer to as “LTM” in this proxy statement, revenue (as of March 31, 2015) to enterprise value and 16.3x to 17.3x multiples of LTM EBITDA to enterprise value and applied a discount of 35% because of Unilens’ much smaller size and lack of marketability to calculate a range of implied enterprise value. This selected comparable public company analysis indicated an implied reference range enterprise value of $18.2 million to $19.8 million, an equity value of $15.0 million to $16.7 million and a per share price of $8.14 to $9.06.

Precedent M&A Transactions Analysis

A precedent transaction analysis involves a review of merger, acquisition and asset purchase transactions involving target companies that are in related industries to Unilens. Information typically is not disclosed for transactions involving a private seller, even when the buyer is a public company, unless the acquisition is deemed to be “material” for the acquiror. As a result, the selected precedent transaction analysis is typically limited to transactions involving the acquisition of a public company or substantially all of its assets, or the acquisition of a large private company, or substantially all of its assets, by a public company.

Hyde Park calculated multiples of enterprise value to the nearest LTM revenue and EBITDA at the transaction date based upon the purchase prices paid in eight selected publicly-announced transactions. These target companies share similar characteristics, though none of the target companies in the precedent transactions have characteristics identical to Unilens.

The selected transactions and dates of announcement were:

Target	Acquiror	Closing Date
Sauflon Pharmaceuticals Ltd.	CooperVision (UK) Holdings Ltd.	August 2014
The Hilsinger Co., Inc.	Blue Point Capital Partners	May 2014
Costa, Inc.	Essilor International SA	January 2014
Aaren Scientific, Inc.	Carl Zeiss Meditec, Inc.	January 2014
Katz & Klein Inc. and VIP Optical Laboratories, Inc.	Essilor International SA	September 2013
Bausch & Lomb Holdings, Inc.	Valeant Parent	August 2013
ABB CONCISE Optical Group, LLC	New Mountain Capital, LLC	October 2012
Alcon, Inc.	Novartis AG	August 2010

The selected transactions analysis indicated the following:

                                                                                                     Mean              Median

Enterprise Value as a Multiple of:

LTM Revenue                                                                   3.9x                    3.1x

LTM EBITDA                                                                 15.8x                    13.5x

Hyde Park applied multiple ranges based on this selected transactions analysis to corresponding financial data for the above mentioned businesses. This selected transactions analysis indicated an implied reference range enterprise value of $22.1 million to $24.7 million, an equity value of $17.2 million to $19.8 million and a per share price of $9.36 to $10.77.

Discounted Cash Flow Analysis

Hyde Park conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for company common stock. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by the asset and taking into consideration the time value of money with respect to those future cash flows by calculating their “present value.” “Present value” refers to the current value of one or more future cash payments from the asset, which is referred to as that asset’s “cash flows,” and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macroeconomic assumptions and estimates of risk, the weighted cost of capital, capitalized returns and other appropriate factors. “Terminal value” refers to the capitalized value of all cash flows from an asset for periods beyond the final forecast period.

Hyde Park calculated the net present value of the unlevered, after-tax cash flows based on estimates provided by Unilens’ management. In performing this analysis, Hyde Park used an assumed weighted average cost of capital of 15.0% for Unilens as the risk adjusted discount rate. Hyde Park calculated a terminal value by using a terminal EBITDA multiple of 9.0x to 11.0x. This discounted cash flow analysis indicated an implied reference range enterprise value for Unilens of approximately $22.3 million to $26.0 million, an implied equity value range of $17.4 million to $21.1 million and a fully diluted per share value range of $9.44 to $11.44.

Summary

Based on its combined analyses of Unilens, Hyde Park determined an implied reference range enterprise value of Unilens of $21.6 million to $24.4 million, an equity value range of $16.7 million to $19.5 million and an implied price per share of $9.05 to $10.60. This compares favorably to the merger consideration to be paid to holders of company common stock of $12.75 per share.  In addition, the merger consideration to be paid to holders of company common stock represents premiums of 38.6%, 40.4% and 21.7%, respectively, to its historical market price 30, 60 and 90 days prior.

Other

Hyde Park has acted as a financial advisor to the Unilens Board solely in connection with rendering its opinion and will a receive a fee from Unilens for such opinion in the aggregate amount of $100,000, none of which is contingent upon consummation of the merger or the conclusion contained in its opinion. In addition, Unilens has agreed to indemnify Hyde Park against certain liabilities that may arise out of Hyde Park’s engagement. In the past three years, Hyde Park has not served as financial advisor or in any other capacity to Unilens, Valeant, Valeant Parent or Merger Sub for which Hyde Park has received any compensation. Hyde Park may provide financial and other services to Unilens, Valeant or Valeant Parent or their respective affiliates in the future, for which Hyde Park may receive compensation.

Financing

The merger is not conditioned on Valeant obtaining the proceeds of any financing. Valeant anticipates that the total funds needed to complete the merger will be provided through available cash on hand of Valeant.

Closing and Effective Time of the Merger

If the merger agreement is adopted at the special meeting, then, assuming timely satisfaction of the other necessary closing conditions, we anticipate that the merger will be completed during late August or early September 2015. The effective time will occur as soon as practicable following the merger closing upon the filing of the certificate of merger with the Secretary of State of the State of Delaware (or at such later date as Unilens and Valeant may agree and specify in the certificate of merger). The merger is subject to various conditions, however, and it is possible that factors outside the control of Unilens or Valeant could result in the merger being completed at a later time, or not at all.

Payment of Merger Consideration and Surrender of Stock Certificates

As promptly as reasonably practicable after the effective time, each record holder of shares of company common stock will be sent a letter of transmittal describing how such holder may exchange its shares of company common stock for the per share merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the per share merger consideration until you deliver a duly completed and executed letter of transmittal to the paying agent. If your shares of company common stock are certificated, you must also surrender your stock certificate or certificates to the paying agent. If ownership of your shares of company common stock is not registered in the transfer records of Unilens, the merger consideration to be paid with respect to such shares will only be paid if the applicable letter of transmittal is accompanied by all documents required by the paying agent or the surviving corporation, as applicable, to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

Interests of Certain Persons in the Merger

Overview

Certain of Unilens’ directors and executive officers may be deemed to have interests in the transactions contemplated by the merger agreement that are different from, or in addition to, those of Unilens’ stockholders generally. These interests may present these individuals with certain potential conflicts of interest. In evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of Unilens, the Unilens Board was aware of these interests and considered them, among other matters that are described in the section entitled “—Recommendation of the Unilens Board; Reasons for the Merger” beginning on page [ • ] of this proxy statement.

These interests are described in more detail below, and certain of them are quantified in the table below. The dates used below to quantify these interests have been selected for illustrative purposes only and do not necessarily reflect the dates on which certain events will occur.

In connection with the merger, as of the date of this proxy statement, no member of Unilens’ management has entered into an employment agreement or other agreement or commitment with Valeant or its affiliates with respect to continuing employment, nor has any member of Unilens’ management entered into an equity rollover agreement or other agreement or commitment with Valeant with respect to a co-investment with Valeant in Unilens. It is possible that, before the closing of the merger, arrangements with respect to continuing employment after the merger may be entered into with one or more members of Unilens’ management. However, the consummation of the merger is not contingent upon entering into any such arrangement.

Company Options

Immediately prior to the effective time, each unexpired and unexercised company option under the company stock plan, whether or not then exercisable or vested, will be canceled and converted into the right to receive an amount in cash (less any applicable withholding taxes) determined by multiplying the excess of $12.75 over the applicable exercise price per share of such company option by the number of shares of company common stock subject to such company option.

The following table sets forth, for each of Unilens’ named executive officers and the non-employee directors of Unilens, as applicable, the number of shares of company common stock subject to unexpired and unexercised company options, as well as the approximate value of each of those company options. The amounts specified below are based on the number of company options outstanding as of July 17, 2015 that would be cancelled as a result of the merger in exchange for the right to receive the cash consideration described above, assuming the merger closes on such date.

	Number of	Value of
	Unexpired and Unexercised	Unexpired and Unexercised
Name	Company Options (#)	Company Options ($) (1)
Named Executive Officers
Michael J. Pecora	25,000	$198,000
Leonard F. Barker	20,000	$158,400
Kelly McKnight-Goelz	20,000	$158,400

Non-Employee Directors
Nicholas Bennett	15,000	$118,800
Adrian Lupien	10,000	$79,200

(1)         This column represents the product of (i) the excess of (A) the merger consideration of $12.75 over (B) the applicable exercise price per share of company common stock subject to the company options, multiplied by (ii) the number of shares of company common stock subject to such company options that has an exercise price below $12.75.

Change-in-Control Agreements

Unilens has entered into severance compensation agreements, which we refer to as the “change-in-control agreements” in this proxy statement, with each of Messrs. Pecora and Barker and Ms. McKnight-Goelz, pursuant to which such executives will be entitled to receive certain compensation in connection with the consummation of the merger, as described in this section.

On July 1, 2005, Unilens entered into a change-in-control agreement with Mr. Pecora. Pursuant to such change-in-control agreement, if a change-in-control occurs:

•         Unilens must pay to Mr. Pecora, in a single lump sum payment made not later than 10 days after the date of any public announcement respecting such change-in-control by Unilens or any other party involved therein, which we refer to as the “change-in-control date” in this proxy statement, an amount equal to two times Mr. Pecora’s annual salary in effect immediately prior to such change-in-control; and

•         any company options then held by Mr. Pecora that are not fully vested as of the change-in-control date will automatically become fully vested.

For purposes of Mr. Pecora’s change-in-control agreement, the merger constitutes a change in control as defined in such agreement. Mr. Pecora’s current annual salary is $204,406 and, accordingly, the payment to be made to him pursuant to his change-in-control agreement in connection with the consummation of the merger will be $408,812. All of the company options held by Mr. Pecora are fully vested. See “—Interests of Certain Persons in the Merger—Company Options” above on page [ • ] of this proxy statement for additional information regarding the company options held by Mr. Pecora.

On September 14, 2011, Unilens entered into a change-in-control agreement with Mr. Barker. Pursuant to such change-in-control agreement, if a change-in-control occurs:

•         Unilens must pay to Mr. Barker, in a single lump sum payment made not later than 10 days after the change-in-control date, an amount equal to one times Mr. Barker’s annual salary in effect immediately prior to such change-in-control; and

•         any company options then held by Mr. Barker that are not fully vested as of the change-in-control date will automatically become fully vested.

For purposes of Mr. Barker’s change-in-control agreement, the merger constitutes a change in control as defined in such agreement. Mr. Barker’s current annual salary is $140,608 and, accordingly, the payment to be made to him pursuant to his change-in-control agreement in connection with the consummation of the merger will be $140,608. All of the company options held by Mr. Barker are fully vested. See “—Interests of Certain Persons in the Merger—Company Options” above on page [ • ] of this proxy statement for additional information regarding the company options held by Mr. Barker.

On September 6, 2006, Unilens entered into a change-in-control agreement with Ms. McKnight-Goelz. Pursuant to such change-in-control agreement, if a change-in-control occurs:

•         Unilens must pay to Ms. McKnight-Goelz, in a single lump sum payment made not later than 10 days after the change-in-control date, an amount equal to one times Ms. McKnight-Goelz’s annual salary in effect immediately prior to such change-in-control; and

•         any company options then held by Ms. McKnight-Goelz that are not fully vested as of the change-in-control date will automatically become fully vested.

For purposes of Ms. McKnight-Goelz’s change-in-control agreement, the merger constitutes a change in control as defined in such agreement. Ms. McKnight-Goelz’s current annual salary is $140,608 and, accordingly, the payment to be made to her pursuant to her change-in-control agreement in connection with the consummation of the merger will be $140,608. All of the company options held by Ms. McKnight-Goelz are fully vested. See “—Interests of Certain Persons in the Merger—Company Options” above on page [ • ] of this proxy statement for additional information regarding the company options held by Ms. McKnight-Goelz.

Under the merger agreement, Valeant has agreed to pay Unilens at the closing of the merger all amounts necessary to discharge fully the amounts required to be paid under the change-in-control agreements described above in connection with the execution and delivery of the merger agreement or the consummation of the transactions contemplated by the merger agreement (less any applicable withholding taxes).

For further information with respect to the value of the change-in-control compensation that the named executive officers will become entitled to under in connection with the consummation of the merger, see the section entitled “Advisory Vote on Change-in-Control Compensation (Proposal 3)” beginning on page [ • ] of this proxy statement.

Employee Matters

Under the merger agreement, Valeant must provide, and cause to be provided, to each employee of Unilens and its subsidiaries who are employed as of immediately prior to the effective time and who may continue to be employed following the effective time, including Unilens’ executive officers, with certain additional benefits following the closing of the merger. These benefits are described more fully in the section entitled “The Merger Agreement—Terms of the Merger Agreement—Employee Matters” beginning on page [ • ] of this proxy statement.

Insurance and Indemnification of Directors and Officers

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding.

A Delaware corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court deems proper. In addition, such indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit.

Expenses (including attorneys’ fees) incurred by an officer or director of a Delaware corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

To the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such director or officer against expenses (including attorneys’ fees) which such director or officer has actually and reasonably incurred.

Section 102 of the DGCL permits a corporation to provide for elimination or limitation of personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provisions may not eliminate or limit the liability of a director:

•         for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•         for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•         under Section 174 of the DGCL;

•         for any transaction from which the director derived an improper personal benefit; or

•         for any act or omission occurring prior to the date when such provision becomes effective.

Unilens’ certificate of incorporation provides that, to the full extent permitted by the DGCL, as it may from time to time be amended, a director of Unilens will not be liable to Unilens or its stockholders for monetary damages for breach of fiduciary duty as a director.

In addition, Unilens’ certificate of incorporation provides that:

•        Unilens shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of Unilens served in any capacity at the request of Unilens, by reason of the fact that he or she was a director or officer of Unilens, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein; and

•        the right to such indemnification includes the right to receive payment in advance of any expenses incurred in defending a civil or criminal action or proceeding consistent with applicable law as then in effect, and shall be a contract right.

Unilens has entered into an indemnification agreement with each of its directors and certain of its executive officers. These agreements entitle such directors and executive officers to be indemnified, which may include advancement of expenses, to the fullest extent permitted by law for all expenses, judgments, fines, penalties and settlement payments incurred by an indemnitee in actions brought against him or her in connection with any act taken in his or her capacity as a director or executive officer.  Under these agreements, each decision as to indemnification will be made by a majority of the disinterested members of the Unilens Board, if such members constitute a quorum of the full Unilens Board, or otherwise by independent legal counsel selected by the Unilens Board.

Under the merger agreement, each of Valeant and the surviving corporation must indemnify and hold harmless each present and former director and officer of Unilens or any of its subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the effective time, whether asserted or claimed prior to, at or after the effective time, to the fullest extent that Unilens would have been permitted under Delaware law and its certificate of incorporation or bylaws in effect on the date of the merger agreement to indemnify such person (and Valeant or the surviving corporation must advance expenses as incurred to the fullest extent permitted under applicable law).

Unilens must obtain, prior to the effective time, and, if Unilens is unable to, Valeant must cause the surviving corporation to obtain as of the effective time, “tail” insurance policies with a claims period of at least six years from the effective time from an insurance carrier with the same or better credit rating as Unilens’ current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance with benefits and levels of coverage comparable to Unilens’ existing policies with respect to matters existing or occurring at or prior to the effective time. However, the premium for such policies may not exceed 250% of the annual premiums paid by Unilens to maintain such insurance as of the date of the merger agreement. If Unilens and the surviving corporation fail to obtain such “tail” insurance policies as of the effective time, the surviving corporation is obligated, and Valeant must cause the surviving corporation to, continue to maintain in effect for a period of at least six years from the effective time the directors’ and officers’ liability insurance and fiduciary liability insurance policies in place as of the date of the merger agreement with benefits and levels of coverage comparable to Unilens’ existing policies as of the date of the merger agreement, or the surviving corporation is obligated, and Valeant must cause the surviving corporation to, use reasonable best efforts to purchase comparable directors’ and officers’ liability insurance and fiduciary liability insurance policies for such six-year period with benefits and levels of coverage comparable to Unilens’ existing policies as of the date of the merger agreement. However, Valeant or the surviving corporation, as the case may be, will not be required to expend for such policies an annual premium amount in excess of 250% of the annual premiums paid by Unilens for such insurance as of the date of the merger agreement.  In case such policies cannot be obtained for such amount, Valeant or the surviving corporation will only be required to purchase the greatest amount of coverage available for such amount.

The Voting Agreements

As a condition and material inducement to Valeant’s and Merger Sub’s willingness to enter into and perform their obligations under the merger agreement, the voting stockholders entered into the voting agreements with Valeant, pursuant to which the voting stockholders agreed, among other things, to vote all shares of the company common stock owned by them in favor of the merger and the adoption of the merger agreement. As of July 10, 2015, approximately 27.8% of the outstanding shares of the company common stock are subject to the voting agreements.

Each of the voting stockholders agreed that, during the term of the voting agreement, at any meeting of Unilens’ stockholders, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of Unilens’ stockholders, in each case, with respect to the shares owned beneficially or of record by such voting stockholder, together with any shares issued or otherwise acquired or owned and controlled by any such stockholder after the date of the voting agreement, which we refer to as the “covered shares” in this proxy statement, to vote:

•         in favor of the merger, the adoption of the merger agreement and any other matters necessary for consummation of the merger and the other transactions contemplated in the merger agreement; and

•        against (i) any acquisition proposal, (ii) any proposal for any recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other business combination between Unilens and any other person other than the merger and (iii) any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the merger or any of the transactions contemplated by the merger agreement or the voting agreement.

Under the terms of the voting agreements, each of the voting stockholders irrevocably appointed Valeant, the executive officers thereof and any other designees thereof, as its proxy to vote in the manner described above all shares of outstanding company common stock held by each such voting stockholder.

In addition, during the term of the voting agreement, each of the voting stockholders also agreed not to (subject to certain permitted transfers):

•         tender into any tender or exchange offer;

•         transfer, or enter into any contract, option, agreement or other arrangement or understanding with respect to the transfer of, any of its covered shares or beneficial ownership or voting power thereof or therein;

•         deposit any of its covered shares into a voting trust or grant any proxies or powers of attorney or enter into another voting agreement with respect to any of its covered shares; or

•        knowingly take any action that would make any representation or warranty of such voting stockholder contained in the voting agreement untrue or incorrect or have the effect of preventing or disabling such voting stockholder from performing its obligations under the voting agreement.

Each of the voting stockholders also agreed that, during the term of the voting agreement, it will not, and will not authorize any of its representatives, directly or indirectly, to:

•        solicit, initiate, endorse, knowingly encourage or knowingly facilitate the making by any person (other than Valeant and Merger Sub) of any acquisition proposal or any inquiries, proposals or offers that would reasonably be expected to lead to any acquisition proposal;

•        enter into, continue or otherwise engage or participate in any discussions or negotiations regarding, or furnish to any person any information or data with respect to, any acquisition proposal or any inquiries, proposals or offers that would reasonably be expected to lead to any acquisition proposal;

•        execute or enter into any contract constituting or relating to any acquisition proposal, or approve or recommend or propose to approve or recommend any acquisition proposal or any contract constituting or relating to any acquisition proposal (or authorize or resolve to agree to do any of the foregoing actions); or

•        make, or in any manner participate in, a “solicitation” (as such term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of the shares of company common stock intending to facilitate any acquisition proposal or cause stockholders of Unilens not to vote to approve the merger or any other transaction contemplated by the merger agreement.

Under the terms of the voting agreements, each of the voting stockholders waives and agrees not to exercise any rights of appraisal or rights to dissent from the merger that such voting stockholder may have under applicable law.

The obligations of Mr. Kamin under his voting agreement continue until the earliest to occur of (i) the effective time, (ii) the termination of the merger agreement in accordance with its terms, (iii) written notice of termination of the voting agreement by Valeant to the voting stockholder, (iv) the date of any amendment, modification or waiver of any provision of the merger agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to the stockholders of Valeant pursuant to the merger agreement, (v) the date on which the Unilens Board effects a change of board recommendation and (vi) October 31, 2015.

The obligations of the remaining voting stockholders under their voting agreement continue until the earliest to occur of (i) the effective time, (ii) the termination of the merger agreement in accordance with its terms and (iii) written notice of termination of the voting agreement by Valeant to the voting stockholder.

Persons Retained, Employed, Compensated or Used

Neither Unilens nor any person acting on its behalf has or currently intends to employ, retain or compensate any person to make solicitations or recommendations to the stockholders of Unilens on its behalf with respect to the merger.

Accounting Treatment

The merger will be accounted as a “purchase transaction” for financial accounting purposes.

Material United States Federal Income Tax Consequences

The following is a summary of certain material United States federal income tax consequences to beneficial owners of shares of company common stock upon the exchange of shares of company common stock for cash pursuant to the merger. This summary is general in nature and does not discuss all aspects of United States federal income taxation that may be relevant to a holder of shares of company common stock in light of such holder’s particular circumstances. In addition, this summary does not describe any tax consequences arising under the laws of any local, state or foreign jurisdiction and does not consider any aspects of United States federal tax law other than income taxation. This summary deals only with shares of company common stock held as capital assets within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment) and does not address tax considerations applicable to any holder of shares of company common stock that may be subject to special treatment under the United States federal income tax laws, including:

•         a bank, insurance company, or other financial institution;

•         a tax-exempt organization;

•         a retirement plan or other tax-deferred account;

•         a partnership, an S corporation or other pass-through entity (or an investor in a partnership, S corporation or other pass-through entity);

•         a mutual fund;

•         a real estate investment trust;

•         a dealer or broker in stocks and securities, or currencies;

•         a trader in securities that elects mark-to-market treatment;

•         a holder of shares of company common stock subject to the alternative minimum tax provisions of the Internal Revenue Code;

•         a holder of shares of company common stock that received the shares of company common stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•         a United States Holder that has a functional currency other than the United States dollar;

•         “controlled foreign corporations,” “passive foreign investment companies” or corporations that accumulate earnings to avoid United States federal income tax;

•         a person that holds the shares of company common stock as part of a hedge, straddle, constructive sale, conversion or other risk reduction strategy or integrated transaction;

•         a United States expatriate or a former citizen or long term resident of the United States; or

•         any holder of shares of company common stock that entered into a support agreement as part of the transactions described in the merger agreement.

This summary is based on the Internal Revenue Code, the Treasury Regulations promulgated under the Internal Revenue Code, and rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation. This discussion does not address the United States federal income tax consequences to holders of shares of company common stock who assert appraisal rights under the DGCL nor does it address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010.

The discussion set out herein is intended only as a summary of the material United States federal income tax consequences to a holder of shares of company common stock. We urge you to consult your own tax advisor with respect to the specific tax consequences to you in connection with the merger in light of your own particular circumstances, including federal estate, gift and other non-income tax consequences, and tax consequences under state, local or foreign tax laws or tax treaties.

For purposes of this discussion, the term “United States Holder” means a beneficial owner of shares of company common stock that is, for United States federal income tax purposes:

•         a citizen or resident of the United States;

•         a corporation (or any other entity or arrangement treated as a corporation for United States federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia;

•         an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•         a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has validly elected to be treated as a “United States person” under applicable Treasury Regulations.

A “non-United States Holder” is any beneficial owner of shares of company common stock that is not a United States Holder or a partnership (or other entity treated as a partnership for United States federal income tax purposes).

If a partnership (including any entity or arrangement treated as a flow-through for United States federal income tax purposes) holds shares of company common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partner and the partnership. Such holder should consult its own tax advisor regarding the tax consequences of exchanging the shares of company common stock pursuant to the merger.

United States Holders

Payments with Respect to Shares of Company Common Stock

The exchange of shares of company common stock for cash pursuant to the merger will be a taxable transaction for United States federal income tax purposes, and a United States Holder who receives cash for shares of company common stock pursuant to the merger will recognize gain or loss, if any, equal to the difference between the amount of cash received and the holder’s adjusted tax basis in the shares of company common stock exchanged therefor. Gain or loss will be determined separately for each block of shares of company common stock (i.e., shares of company common stock acquired at the same cost in a single transaction). Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such United States Holder’s holding period for the shares of company common stock is more than one year at the time of the exchange. Long-term capital gain recognized by an individual holder generally is subject to tax at a lower rate than short-term capital gain or ordinary income. There are limitations on the deductibility of capital losses.

Information Reporting and Backup Withholding

A United States Holder generally will be subject to information reporting and backup withholding at the applicable rate (currently 28%) with respect to the proceeds from the disposition of shares of company common stock pursuant to the merger. A United States Holder can avoid backup withholding if it provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9) or otherwise establishes an exemption from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a United States Holder will be allowed as a credit against that holder’s United States federal income tax liability and may entitle the holder to a refund if the required information is timely furnished to the IRS. Each United States Holder should complete and sign the IRS Form W-9, which will be included with the letter of transmittal to be returned to the paying agent, to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent.

Non-United States Holders

Payments with Respect to Shares of Company Common Stock

Payments made to a non-United States Holder with respect to shares of company common stock exchanged for cash pursuant to the merger generally will be exempt from United States federal income tax unless:

•         the non-United States Holder is an individual who was present in the United States for 183 days or more during the taxable year of the exchange and certain other conditions are met;

•         the gain is effectively connected with the non-United States Holder’s conduct of a trade or business in the United States, and, if required by an applicable tax treaty, attributable to a permanent establishment maintained by the holder in the United States; or

•        Unilens is or has been a United States real property holding corporation, which we refer to as “USRPHC” in this proxy statement, for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of exchange of the shares of company common stock or the period that the non-United States Holder held shares of company common stock.

Gain described in the first bullet point above generally will be subject to tax at a flat rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on any gain from the exchange of the shares of company common stock, net of applicable United States-source losses from sales or exchanges of other capital assets recognized by the holder during the year. Unless a tax treaty provides otherwise, gain described in the second bullet point above will be subject to United States federal income tax on a net income basis in the same manner as if the non-United States Holder were a resident of the United States. Non-United States Holders that are foreign corporations also may be subject to a 30% branch profits tax (or applicable lower treaty rate) in respect of effectively connected gains. Non-United States Holders are urged to consult any applicable tax treaties that may provide for different rules.

With respect to the third bullet point above, the determination of whether Unilens is a USRPHC depends on the fair market value of its United States real property interests relative to the fair market value of its other trade or business assets and its foreign real property interests. Under the merger agreement, Unilens represents and warrants to Valeant and Merger Sub that Unilens has not been a USRPHC for United States federal income tax purposes during the time period described above. In addition, since the shares of company common stock are regularly traded on an established securities market (within the meaning of applicable Treasury Regulations), even if Unilens constitutes a USRPHC, any gain realized on the receipt of cash for shares of company common stock pursuant to the merger generally will not be subject to United States federal income tax if the non-United States Holder owns (actually or constructively) five percent or less of the shares of company common stock at all times during the five-year period ending on the date of disposition.

Information Reporting and Backup Withholding

A non-United States Holder may be subject to information reporting and backup withholding at the applicable rate (currently 28%) with respect to the proceeds from the exchange of shares of company common stock pursuant to the merger. A non-United States Holder can avoid backup withholding by certifying on an appropriate IRS Form W-8 that such non-United States Holder is not a United States person, or by otherwise establishing an exemption in a manner satisfactory to the paying agent. Information provided by a non-United States Holder may be disclosed to such non-United States Holder’s local tax authorities under an applicable tax treaty or a broad information exchange agreement. Non-United States Holders should consult their tax advisors regarding the certification requirements for non-United States persons.

Any amounts withheld under the backup withholding tax rules will be allowed as a refund or a credit against the non-United States Holder’s United States federal income tax liability if the required information is timely furnished to the IRS.

The foregoing summary does not discuss all aspects of United States federal income taxation that may be relevant to particular holders of shares of company common stock. Holders of shares of company common stock should consult their own tax advisors as to the particular tax consequences to them of exchanging their shares of company common stock for cash in the merger under any federal, state, foreign, local or other tax laws or tax treaties.

Regulatory Approvals

Unilens and Valeant have agreed to use reasonable best efforts to obtain, as promptly as practicable, from any governmental entities, any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Unilens or Valeant or any of their respective subsidiaries in connection with the merger agreement and the transactions contemplated thereby, including the merger.

Except for the filing of a certificate of merger in Delaware on or before the closing date for the merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required in connection with the merger agreement or the transactions contemplated thereby, including the merger.

THE MERGER AGREEMENT

The following is a summary of certain provisions of the merger agreement. The description of the merger agreement in this section entitled “The Merger Agreement” and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety. This section entitled “The Merger Agreement” is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page [ • ] of this proxy statement.

Explanatory Note Regarding the Merger Agreement

The merger agreement has been provided solely to inform you of its terms. The rights and obligations of Unilens, Valeant and Merger Sub are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement. The merger agreement contains customary representations and warranties that Unilens, Valeant and Merger Sub made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement among Unilens, Valeant and Merger Sub and may be subject to important qualifications and limitations not reflected in the text of the merger agreement agreed to by Unilens, Valeant and Merger Sub in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk among Unilens, Valeant and Merger Sub rather than establishing matters as facts. Investors and security holders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Unilens, Valeant and Merger Sub or any of their respective affiliates or businesses. For the foregoing reasons, you should not read the representations and warranties given by the parties in the merger agreement or any description of the merger agreement as characterizations of the actual state of facts or conditions of Unilens, Valeant and Merger Sub or any of their respective subsidiaries or affiliates.

Terms of the Merger Agreement

The Merger

The merger agreement provides that, upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the DGCL, at the effective time:

•         Merger Sub will be merged with and into Unilens and the separate corporate existence of Merger Sub will cease;

•         Unilens will be the surviving corporation in the merger and the separate corporate existence of Unilens with all its rights, privileges, immunities, powers and franchises will continue unaffected by the merger; and

•         all of the properties, rights, privileges, powers and franchises of Unilens and Merger Sub will vest in the surviving corporation, and all of the debts, liabilities and duties of Unilens and Merger Sub will become the debts, liabilities and duties of the surviving corporation.

Closing and Effective Time of the Merger

Unless otherwise agreed upon in writing by Unilens, Valeant and Merger Sub, the closing of the merger will take place as soon as practicable following the satisfaction or, to the extent permitted by applicable law, waiver of all of the conditions precedent set forth in the merger agreement and described in the section entitled “—Terms of the Merger Agreement—Merger Closing Conditions” beginning on page [ • ] of this proxy statement (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions). The merger will become effective upon the filing of the certificate of merger as contemplated by the DGCL with the Secretary of State of the State of Delaware or at such later date and time as Unilens, Valeant and Merger Sub may agree upon and as is set forth in such certificate of merger.

Certificate of Incorporation; Bylaws; Directors and Officers

At the effective time, Unilens’ certificate of incorporation will be amended and restated to be in the form of (except with respect to the name of Unilens) the certificate of incorporation of Merger Sub and, as so amended, such certificate of incorporation will be the certificate of incorporation of the surviving corporation until thereafter amended as provided therein or by applicable law.

At the effective time, Unilens’ bylaws will be amended and restated to be in the form of (except with respect to the name of Unilens) the bylaws of Merger Sub and, as so amended, such bylaws will be the bylaws of the surviving corporation until thereafter amended as provided therein or by applicable law.

From and after the effective time, the directors and officers of Merger Sub immediately prior to the effective time will be the directors and officers, respectively, of the surviving corporation until their respective successors have been duly elected, designated or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.

Merger Consideration and Exchange of Stock Certificates

At the effective time, by virtue of the merger and without any action on the part of Unilens, Valeant, Merger Sub or holders of any capital stock of Unilens or Merger Sub, each share of company common stock issued and outstanding immediately prior to the effective time will be automatically converted into the right to receive the merger consideration, without interest and less any applicable withholding taxes, and will thereafter represent only the right to receive the merger consideration, without interest and less any applicable withholding taxes, other than the following shares of company common stock:

•         shares of company common stock held in the treasury of Unilens or owned of record by any subsidiary of Unilens, which will be cancelled and will cease to exist without payment of any consideration;

•         shares of company common stock owned of by Valeant, Merger Sub or any of their respective wholly owned subsidiaries, which will be cancelled and will cease to exist without payment of any consideration; and

•        shares of company common stock the holder of which has properly demanded appraisal in compliance with the provisions of Section 262 (see the section entitled “Appraisal Rights” beginning on page [ • ] of this proxy statement), which shares will be entitled to the appraisal rights granted by Section 262 and will not be converted into the right to receive the merger consideration unless and until such stockholder fails to perfect or effectively withdraws, waives or loses such stockholder’s rights to appraisal, at which time each such share of company common stock will be deemed to have been converted as of the later of the effective time and the time that such right to appraisal has been irrevocably lost, waived, withdrawn or expired into, and will be exchangeable only for, the right to receive the merger consideration.

Payment Procedures

At or prior to the effective time, Valeant will select a reputable bank or trust company reasonably acceptable to Unilens as the paying agent. At or promptly after the effective time, Valeant or Merger Sub will deposit with the paying agent cash in an amount equal to the aggregate merger consideration to which holders of shares of company common stock are entitled to receive pursuant to the merger agreement.

As promptly as practicable after the effective time, Valeant or the surviving corporation will cause the paying agent to mail to each holder of record of shares of company common stock a letter of transmittal and instructions for effecting the surrender of the certificates representing such holder’s shares of company common stock or of such holder’s shares of company common stock represented by book-entry, in each case, in exchange for the merger consideration. Upon surrender to the paying agent of certificates representing the shares of company common stock and shares of company common stock represented by book-entry, together with such letter of transmittal with respect to such certificates, or receipt of an “agent’s message” by the paying agent with respect to such shares represented by book-entry (or such other evidence, if any, of the transfer as the paying agent may reasonably request), each holder of such certificates or shares represented by book-entry will be entitled to receive the aggregate merger consideration in respect of such certificates or shares represented by book-entry, and the certificates and shares of company common stock represented by book-entry so surrendered shall forthwith be canceled.

If payment of the merger consideration is to be made to a person other than the person in whose name any surrendered certificate representing shares of company common stock is registered, such certificate so surrendered must be properly endorsed or otherwise in proper form for transfer, and the person requesting such payment must have paid any transfer and other similar taxes required by reason of the payment of the merger consideration to a person other than the registered holder of such certificate so surrendered and must have established to the satisfaction of the surviving corporation that such taxes either have been paid or are not required to be paid.  Payment of the merger consideration with respect to shares represented by book-entry will only be made to the person in whose name such shares are registered.

In the event that any certificate representing shares of company common stock has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of such certificate and, if required by Valeant, the posting by such person of a bond in an amount as Valeant may reasonably direct as indemnity against any claim that may be made against it, Merger Sub, the surviving corporation or the paying agent with respect to such certificate, the paying agent will issue, in exchange for such lost, stolen or destroyed certificate, the aggregate merger consideration to be paid in respect of the shares of company common stock represented by such certificate.

Payment of the merger consideration in respect of shares of company common stock may be made to a person other than the person in whose name the certificates representing the shares of company common stock so surrendered are registered only if the certificate representing such shares of company common stock is properly endorsed or otherwise in proper form for transfer and the person requesting such payment pays any transfer or other similar taxes to be paid by reason of the payment of the applicable merger consideration to a person other than the registered holder of the certificates or establishes to the reasonable satisfaction of the surviving corporation that such taxes have been paid or are not applicable.

At any time following one year after the effective time, Valeant can require the paying agent to deliver to it any funds (including any interest received with respect thereto) deposited with the paying agent and not disbursed to holders of certificates representing shares of company common stock or shares of company common stock represented by book-entry, and thereafter such holders may look only to Valeant with respect to the merger consideration payable upon due surrender of their certificates representing shares of company common stock or shares of company common stock represented by book-entry and compliance with the exchange procedures in the merger agreement, without interest and less any applicable withholding taxes.

No interest will be paid or accrued on any amount payable upon due surrender of the certificates representing shares of company common stock or due transfer of shares of company common stock represented by book-entry. Valeant, Merger Sub, the surviving corporation and the paying agent will each be entitled to deduct and withhold from the merger consideration or other amounts otherwise payable pursuant to the merger agreement any amounts that it is required to deduct and withhold under applicable law.

Treatment of Stock Options and Termination of Company Stock Plan

Immediately prior to the effective time, each outstanding company option under the company stock plan, whether or not then exercisable or vested, will be canceled and converted into the right to receive an amount in cash (less any applicable withholding taxes) determined by multiplying the excess, if any, of the merger consideration over the applicable exercise price per share of such company option by the number of shares of company common stock subject to such company option.

Any payment to which a holder of company options becomes entitled pursuant to the merger agreement will be made through the surviving corporation’s payroll as promptly as practicable, but no later than three business days, following the effective time.  Valeant and Merger Sub must ensure that the surviving corporation has an amount in cash sufficient to pay all such amounts.

After the effective time, the company stock plan will be terminated and no further company options or other rights with respect to shares of company common stock will be granted thereunder.

Appraisal Rights

Shares of company common stock that are issued and outstanding immediately prior to the effective time and held by a holder who is entitled to demand, and has properly demanded, appraisal rights in accordance, and have otherwise properly complied, with Section 262 will not be converted into the right to receive the merger consideration. Instead, such stockholder will be entitled only to payment of the fair value of such shares of company common stock in accordance with Section 262. In the event that any such stockholder fails to perfect or otherwise waives, withdraws or loses the right to appraisal under Section 262, then the right of such stockholder to be paid the fair value of such stockholder’s shares of company common stock will cease and shares of company common stock held by such stockholder will be deemed to have been converted, as of the later of the effective time and the time that such right to appraisal has been irrevocably lost, waived, withdrawn or expired, into and to have become exchangeable solely for, the right to receive the merger consideration (without interest and less any applicable withholding taxes) in accordance with the merger agreement. Unilens must notify Valeant promptly of any demands received by Unilens for appraisal of shares of company common stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by Unilens relating to rights to be paid the fair value of shares of company common stock pursuant to Section 262, and Valeant has the right to participate in and to control all negotiations and proceedings with respect to such demands. Unilens may not make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands, or waive any failure to timely deliver a written demand for appraisal in accordance with the DGCL without the prior written consent of Valeant.

Representations and Warranties

The merger agreement contains customary representations and warranties made by Unilens that are subject to specified exceptions and qualifications contained in the merger agreement, the disclosure schedule that Unilens delivered to Valeant concurrently with the execution of the merger agreement or reports, statements and other information filed by Unilens with the SEC since June 30, 2014. Unilens’ representations and warranties are, in certain cases, modified by “knowledge,” “materiality” and “material adverse effect” qualifiers. For purposes of the merger agreement, “material adverse effect” means, with respect to Unilens, any material adverse effect on the business, properties, assets, liabilities, financial condition or results of operations of Unilens and its subsidiaries, taken as a whole, but does not include any material adverse effect resulting from any of the following:

•         any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which Unilens and its subsidiaries conduct business;

•         general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein;

•         any change attributable to the announcement, pendency or pursuit of the transactions contemplated by the merger agreement, including the merger;

•         any change arising from any action expressly required to be taken or not taken in accordance with the terms of the merger agreement, or action taken, or failure to act, to which Valeant has consented in writing;

•         acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions threatened or existing as of the date of the merger agreement;

•         any hurricane, earthquake, flood, or other natural disasters or acts of God;

•         changes in laws (or interpretation thereof) after the date of the merger agreement;

•         changes in generally accepted accounting principles as applied by the United States (or interpretation thereof) after the date of the merger agreement;

•         general conditions in the industries in which Unilens and its subsidiaries operate;

•        any failure by Unilens to meet any published or internally prepared estimates of revenues, earnings or other economic performance for any period ending on or after the date of the merger agreement and prior to the effective time (except that any material adverse effect giving rise to such failure may, if not otherwise excluded from the definition of “material adverse effect,” be taken into account in determining that there has been a material adverse effect); or

•        a decline in the price of company common stock on the OTCQX Premier tier of the OTC Markets Group or any other market in which such securities are quoted for purchase and sale (except that any material adverse effect giving rise to such decline or lowering, if not otherwise excluded from the definition of “material adverse effect,” may be deemed to constitute, and may be taken into account in determining whether there has been, a material adverse effect);

except, in the case of the first, second, fifth, sixth, seventh, eighth and ninth bullet points above, to the extent any such change or effect has a disproportionate adverse effect on Unilens and its subsidiaries, taken as a whole, relative to the adverse effect such changes or effects have on other persons in the industries in which Unilens and its subsidiaries operate.

Unilens representations and warranties under the merger agreement relate to, among other things:

•         corporate matters related to Unilens and its subsidiaries, such as organization, standing and corporate or organizational power;

•         Unilens’ capitalization, including the number of shares of company common stock issued and outstanding;

•        corporate power and authority to execute and deliver the merger agreement, to perform its obligations under the merger agreement and to consummate the transactions contemplated by the merger agreement, and that the merger agreement constitutes a valid and binding agreement of Unilens, enforceable against Unilens in accordance with its terms;

•         the unanimous resolutions of the Unilens Board regarding the merger agreement and the transactions contemplated thereby, including the merger;

•        absence of certain violations, breaches or defaults under certain organizational documents, laws contracts and permits, in each case, arising out of the execution, delivery and performance of the merger agreement by Unilens, the consummation by Unilens of the merger and any other transaction contemplated by the merger agreement or the compliance by Unilens with any of the provisions of the merger agreement;

•        required governmental filings, consents and approvals in connection with the execution, delivery and performance of the merger agreement by Unilens, the consummation by Unilens of the merger and any other transaction contemplated by the merger agreement or the compliance by Unilens with any of the provisions of the merger agreement;

•         compliance with laws and permits;

•         SEC filings and Unilens’ financial statements;

•         Unilens’ internal controls and compliance with the Sarbanes-Oxley Act of 2002;

•         maintenance of books and records;

•         absence of certain undisclosed liabilities;

•         absence of certain changes and a material adverse effect on Unilens;

•         employee benefit matters;

•         labor matters;

•         certain material contracts of Unilens and its subsidiaries;

•         litigation matters;

•         environmental matters;

•         rights with respect to the intellectual property owned or used by Unilens and its subsidiaries;

•         tax matters;

•         maintenance of certain insurance policies by Unilens and its subsidiaries;

•         title to property and assets;

•         real property matters;

•         compliance with certain health care laws and regulations;

•         absence of unlawful payments;

•         inventory matters;

•         receipt by the Unilens Board of an opinion from Hyde Park;

•         compliance of this proxy statement with the applicable requirements under the Exchange Act and the accuracy of the information contained in this proxy statement;

•         the required vote of Unilens’ stockholders to adopt the merger agreement;

•         brokerage, finders’ and similar fees; and

•         related party transactions.

The merger agreement also contains customary representations and warranties made by Valeant and Merger Sub that are subject to specified exceptions and qualifications contained in the merger agreement. Valeant’s and Merger Sub’s representations and warranties are, in certain cases, modified by “materiality” and “material adverse effect” qualifiers. For purposes of the merger agreement, “material adverse effect,” with respect to Valeant, means any change, event, development, condition, occurrence or effect that prevents or materially delays, or would reasonably be expected to prevent or materially delay, consummation of the merger or performance by Valeant or Merger Sub of any of their material obligations under the Merger Agreement.

Valeant’s and Merger Sub’s representations and warranties under the merger agreement relate to, among other things:

•         corporate matters related to Valeant and Merger Sub, such as organization, standing and corporate power;

•        corporate power and authority of each of Valeant and Merger Sub to execute and deliver the merger agreement, to perform their respective obligations under the merger agreement and to consummate the transactions contemplated by the merger agreement, and that the merger agreement constitutes a valid and binding agreement of Valeant and Merger Sub, enforceable against Valeant and Merger Sub in accordance with its terms;

•        absence of certain violations, breaches or defaults under organizational documents, laws and certain contracts, in each case, arising out of the execution, delivery and performance of the merger agreement by Valeant and Merger Sub, the consummation by Valeant and Merger Sub of the merger and any other transaction contemplated by the merger agreement, or compliance by Valeant or Merger Sub with any of the provisions of the merger agreement;

•        required governmental filings, consents and approvals in connection with the execution, delivery and performance of the merger agreement by Valeant and Merger Sub, the consummation by Valeant and Merger Sub of the merger and any other transaction contemplated by the merger agreement, or compliance by Valeant or Merger Sub with any of the provisions of the merger agreement;

•         information supplied for inclusion or incorporation by reference in this proxy statement;

•         ownership of shares of company common stock;

•         availability of sufficient funds to pay the aggregate merger consideration and to perform the other obligations of Valeant and Merger Sub contemplated by the merger agreement;

•         operation and ownership of Merger Sub; and

•         brokerage, finders’ and similar fees and commissions.

None of the representations and warranties contained in the merger agreement will survive beyond the effective time.

Conduct of Business by Unilens Pending the Merger

The merger agreement contains certain covenants restricting the conduct of business by Unilens between the date of the merger agreement and the effective time. In general, Unilens has agreed that, unless Valeant gives its written consent (which consent shall not be unreasonably withheld, conditioned or delayed) or except as required by applicable law, as required by the merger agreement or as disclosed in the disclosure schedule that Unilens delivered to Valeant concurrently with the execution of the merger agreement, Unilens will and will cause each of its subsidiaries to:

•         conduct its business in the ordinary and usual course consistent with past practice; and

•        to the extent consistent with the preceding bullet point, use its reasonable best efforts to (i) keep available the services of the current officers, employees and consultants of Unilens and each of its subsidiaries and preserve, in all material respects, the goodwill and current relationships of Unilens and each of its subsidiaries with governmental entities, licensors, licensees, development, collaboration or other commercialization partners, manufacturers, distributors, customers, suppliers and other persons with which Unilens or any of its subsidiaries has significant business relations, (ii) preserve intact its business organization and (iii) comply in all material respects with all applicable laws.

Unilens has also agreed that, except as required by the merger agreement or required by applicable law, or as disclosed in the disclosure schedule that Unilens delivered to Valeant concurrently with the execution of the merger agreement, from the date of the merger agreement until the effective time, without the prior written consent of Valeant (which consent may not be unreasonably withheld, conditioned or delayed), Unilens will not, and will not permit any of its subsidiaries to, directly or indirectly, take certain actions (subject to certain exceptions specified in the merger agreement), including, among others:

•         amend or otherwise change its organizational documents;

•        issue, sell, pledge, dispose of, grant, transfer or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or encumbrance of, any shares of capital stock of, or other equity interests in, Unilens or any of its subsidiaries of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other equity interests or such convertible or exchangeable securities of Unilens or any of its subsidiaries, other than the issuance of shares of company common stock upon the exercise of company options outstanding as of the date of the merger agreement in accordance with their terms;

•        sell, pledge, dispose of, transfer, lease, license, guarantee, let lapse, abandon or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, guarantee, lapse, abandonment or encumbrance of, any property or assets (including intellectual property rights) of Unilens or any of its subsidiaries, except pursuant to existing contracts or commitments or the sale of products in the ordinary course of business consistent with past practice;

•        declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock (other than dividends paid by a wholly owned subsidiary of Unilens to Unilens or another wholly owned subsidiary of Unilens) or enter into any agreement with respect to the voting or registration of its capital stock;

•        reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other equity interests or any of its other securities, except for (i) acquisitions of shares of company common stock in connection with the surrender of shares of company common stock by holders of company options in order to pay the exercise price thereof, (ii) the withholding, cancellation or repurchase of shares of company common stock to satisfy tax obligations with respect to awards granted pursuant to the company stock plan and (iii) the acquisition by Unilens of company options in connection with the forfeiture of such award, in each case in accordance with the terms of the applicable award or instrument as in effect on the date of the merger agreement;

•         acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any person or any division thereof or any assets, other than acquisitions of supplies in the ordinary course of business consistent with past practice;

•        incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for (whether directly, contingently or otherwise), the obligations of any person (other than a wholly owned subsidiary of Unilens) for borrowed money;

•         make any loans, advances or capital contributions to, or investments in, any other person (other than any wholly owned subsidiary of Unilens);

•         terminate, cancel, renew, or request or agree to any material change in or waiver under any material contract, or enter into or amend any contract that, if existing on the date of the merger, would constitute a material contract under the merger agreement;

•         make or authorize any capital expenditure other than for the replacement of existing equipment in amounts not to exceed $100,000 individually or $150,000 in the aggregate;

•        except to make changes that are required by applicable law or to satisfy contractual obligations existing as of the date of the merger agreement which are listed disclosure schedule that Unilens delivered to Valeant concurrently with the execution of the merger agreement, (i) terminate, enter into, amend or renew (or communicate any intention to take such action) any benefit plan, other than routine amendments to health and welfare plans (other than severance plans) that do not increase benefits or result in materially increased administrative costs, (ii) increase in any manner the compensation, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any of the current or former directors, officers, employees or consultants of Unilens or any of its subsidiaries, except that the foregoing does not prohibit or restrict Unilens or any of its subsidiaries from paying scheduled annual raises not to exceed $2,500 individually and $20,000 in the aggregate to employees who are not officers or directors and whose annual performance evaluations are between the date of the merger agreement and the effective time, (iii) pay any bonus or incentive compensation in excess of the amount earned based on actual performance, (iv) accelerate the vesting of or lapsing of restrictions with respect to any equity-based compensation or other long-term incentive compensation under any benefit plan, (v) grant any new award, amend the terms of outstanding awards or change the compensation opportunity under any benefit plan, (vi) pay any severance in excess of what is legally required, (vii) take any action to fund or secure the payment of any amounts under any benefit plan, (viii) change any assumptions used to calculate funding or contribution obligations under any benefit plan, other than as required by generally accepted accounting principles as applied in the United States, or (ix) hire any employee or consultant, except that the foregoing does not prohibit or restrict Unilens or any of its subsidiaries from hiring any employees or consultants to replace departing employees or consultants, as the case may be, required to meet production demand in the ordinary course of business;

•        make any change in accounting policies, practices, principles, methods or procedures materially affecting the reported consolidated assets, liabilities or results of operations of Unilens, other than as required by generally accepted accounting principles as applied in the United States (or any authoritative interpretation thereof) or by a governmental entity;

•        compromise, settle or agree to settle any suit, action, claim, proceeding or investigation against Unilens or any of its subsidiaries (including any suit, action, claim, proceeding or investigation relating to the merger agreement or the transactions contemplated thereby) other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that involve only the payment of monetary damages (in excess of insurance proceeds) not to exceed $50,000 individually or $100,000 in the aggregate, in any case without the imposition of equitable relief on Unilens or any of its subsidiaries;

•        (i) (A) make or change any tax election, (B) change any annual tax accounting period, (C) adopt or change any method of tax accounting, or (D) file any amended tax return reflecting an amount of taxes, or (ii) (A) settle or compromise any liability for taxes, (B) surrender any right to claim a tax refund, or (C) consent to any extension or waiver of the statute of limitations period applicable to any tax claim or assessment, other than extensions in the ordinary course of business consistent with past practice;

•        take any action that is intended to, or would reasonably be expected to, (i) result in any of the conditions to the merger set forth in the merger agreement not being satisfied or (ii) subject to the covenants relating to efforts to consummate the merger (see the section entitled “—Terms of the Merger Agreement—Efforts to Consummate the Merger” beginning on page [—] of this proxy statement), prevent, impede, interfere with, hinder or delay the consummation by Unilens of the merger; or

•         authorize or enter into any contract, or otherwise make any commitment, to do any of the foregoing.

Unilens Stockholder Meeting

Unilens must duly call, give notice of, convene and hold a special meeting of its stockholders, regardless of whether there has occurred a change in the Unilens Board’s recommendation, for the purpose of seeking the adoption of the merger agreement by Unilens’ stockholders as promptly as practicable following the date upon which this proxy statement is cleared by the SEC.  In any event, Unilens must hold such special meeting no later than 25 calendar days after (i) the tenth calendar day after Unilens’ preliminary proxy statement for such meeting has been filed with the SEC if by such date the SEC has not informed Unilens that it intends to review this proxy statement or (ii) if the SEC has, by the tenth calendar day after Unilens’ preliminary proxy statement for such meeting has been filed with the SEC, informed Unilens that it intends to review this proxy statement, the date on which the SEC confirms that it has no further comments on the proxy statement. Unilens may postpone or adjourn the special meeting solely (i) with the consent of Valeant; (ii)(A) due to the absence of a quorum or (B) if Unilens has not received proxies representing a sufficient number of shares company common stock for the adoption of the merger agreement in accordance with the DGCL, whether or not a quorum is present, to solicit additional proxies; however, Unilens may not postpone or adjourn the special meeting more than a total of two times pursuant to the preceding clause (ii)(A) and/or clause (ii)(B); or (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Unilens Board has determined in good faith after consultation with outside legal counsel is necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by Unilens’ stockholders prior to the special meeting.

At Valeant’s request and to the extent permitted by law, Unilens must adjourn the special meeting to a date specified by Valeant for the absence of a quorum or if Unilens has not received proxies representing a sufficient number of shares of company common stock for the adoption of the merger agreement in accordance with the DGCL. However, (i) Unilens is not required to adjourn the special meeting more than one time pursuant to the preceding sentence and no such adjournment pursuant to such sentence may be required to be for a period exceeding ten business days or for any period that would require Unilens to select a different record date for the special meeting and (ii) Valeant is not entitled to exercise such right to cause the adjournment of the special meeting if Unilens has previously exercised the right to adjourn such meeting pursuant to clause (ii)(A) or clause (ii)(B) of the preceding paragraph.

Except in the case of a change of the Unilens Board’s recommendation specifically permitted by the covenants relating to the non-solicitation of acquisition proposals contained in the merger agreement (see the section entitled “—Terms of the Merger Agreement—Changes in the Recommendation of the Unilens Board” beginning on page [ • ] of this proxy statement), Unilens, through the Unilens Board, must (i) recommend to its stockholders that they adopt the merger agreement and the transactions contemplated thereby and (ii) include such recommendation in this proxy statement. Unilens has agreed that (x) except in the event of a change of the Unilens Board’s recommendation specifically permitted by the covenants relating to the non-solicitation of acquisition proposals contained in the merger agreement, Unilens will use its reasonable best efforts to solicit the adoption of the merger agreement by Unilens’ stockholders and (y) its obligations described in this section will not be affected by the commencement, public proposal, public disclosure or communication to Unilens or any other person of any acquisition proposal or the occurrence of any change of the Unilens Board’s recommendation.

No Solicitation

Unilens has agreed not to, and will not permit its subsidiaries or any of its or their respective representatives to, directly or indirectly:

•        initiate, solicit or encourage or facilitate the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or would reasonably be expected to lead to, any acquisition proposal or engage in any discussions or negotiations or otherwise cooperate with or assist or participate in or facilitate any such inquiries, proposals, offers, discussions or negotiations;

•        furnish to any person any nonpublic information in connection with an acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal;

•        enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other agreement relating to an acquisition proposal or enter into any agreement or agreement in principle requiring Unilens to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or breach its obligations under the merger agreement; or

•        resolve, propose or agree to do any of the foregoing things.

In addition, Unilens has agreed that it will immediately cease and cause to be terminated any activities, discussion or negotiation with any persons conducted before the date of the merger agreement by Unilens, its subsidiaries or any of their respective representatives with respect to any acquisition proposal.

Notwithstanding the foregoing, if, at any time following the date of the merger agreement and prior to the effective time, (i) Unilens receives an unsolicited bona fide written acquisition proposal, Unilens and the Unilens Board (directly or through their representatives) and (ii) such acquisition proposal did not result from a breach of the covenants relating to the non-solicitation of acquisition proposals contained in the merger agreement and described in this section and Unilens has complied with such covenants in all respects with respect to such acquisition proposal and has not breached any of such covenants, (iii) the Unilens Board determines in good faith, after consultation with its financial advisors of nationally or regionally recognized reputation and outside legal counsel, that such acquisition proposal constitutes or could reasonably be expected to result in a superior proposal and (iv) after consultation with its outside legal counsel, the Unilens Board determines in good faith that such action is necessary in order for the Unilens Board to comply with its fiduciary duties to the stockholders of Unilens under applicable law, then Unilens and its representatives may:

•         furnish information with respect to Unilens and its subsidiaries to the person making such acquisition proposal; and

•         participate in discussions or negotiations with the person making such acquisition proposal regarding such acquisition proposal;

provided, that Unilens (i) may not, and may not allow any of its subsidiaries and any of its or their respective representatives to, disclose any nonpublic information to such person without first entering into a confidentiality agreement that is on terms no less favorable to Unilens than those contained in the confidentiality agreement between Unilens and Valeant and (ii) will concurrently provide to Valeant any information concerning Unilens or its subsidiaries provided to such other person not previously provided to Valeant.

In addition, Unilens has agreed that:

•        it will promptly (and in any event within 24 hours) notify Valeant in the event that Unilens, any of its subsidiaries or any of its or their respective representative receives (i) any acquisition proposal or indication by any person that it is considering making an acquisition proposal, (ii) any request for non-public information relating to Unilens or any of its subsidiaries other than requests for information unrelated to an acquisition proposal or (iii) any inquiry or request for discussions or negotiations regarding acquisition proposal;

•        it will notify Valeant promptly (and in any event within 24 hours) of the identity of such person and provide Valeant a copy of such acquisition proposal, indication, inquiry or request (or, where no such copy is available, a reasonably detailed description of such acquisition proposal, indication, inquiry or request), including any modifications thereto;

•        it will keep Valeant reasonably informed on a current basis (and in any event at Valeant’s request and otherwise no later than 24 hours after the occurrence of any changes, developments, discussions or negotiations) of the status of any acquisition proposal, indication, inquiry or request (including the terms and conditions thereof and of any modification thereto), and any material developments, discussions and negotiations; and

•        it will promptly (and in any event within 24 hours) notify Valeant orally and in writing if it determines to begin providing information or to engage in discussions or negotiations concerning an acquisition proposal pursuant to provisions of the merger agreement described in the preceding paragraph above.

For purposes of the merger agreement, an “acquisition proposal” means any inquiry, offer or proposal from any person (other than Valeant and its affiliates) or group relating to, in a single transaction or series of related transactions, any:

•         merger, consolidation, other business combination or similar transaction involving Unilens;

•        sale, lease, license or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, tender offer, joint venture or otherwise, of assets of Unilens (including equity interests of any subsidiary of Unilens) or any of Unilens’ subsidiaries representing 20% or more of the consolidated assets, revenues or net income of Unilens and its subsidiaries;

•         issuance or sale or other disposition (including by way of merger, consolidation, business combination, share exchange, joint venture or similar transaction) of equity interests representing 20% or more of the voting power of Unilens or of any class of its equity interests;

•         transaction in which any person or group will acquire beneficial ownership or the right to acquire beneficial ownership of equity interests representing 20% or more of the voting power of Unilens or of any class of its equity interests; or

•         any combination of the foregoing (in each case, other than the merger).

For purposes of the merger agreement, a “superior proposal” means an unsolicited written bona fide proposal or offer constituting an acquisition proposal (except with the references to “20%” in the above definition deemed to be references to “50.1%”), and which, in the good faith judgment of the Unilens Board (after consultation with its financial advisors and outside legal counsel), taking into account the various legal, financial and regulatory aspects of the proposal, including the financing terms thereof, and the person making such proposal (i) if accepted, is reasonably likely to be consummated in accordance with its terms, and (ii) if consummated would result in a transaction that is more favorable to Unilens’ stockholders, from a financial point of view, than the merger (after giving effect to all adjustments to the terms of the merger which may be offered by Valeant).

Changes in the Recommendation of the Unilens Board

Unilens has agreed that the Unilens Board will not do any of the following, which we refer to as a “change of board recommendation” in this proxy statement:

•         approve or recommend, or publicly propose to approve or recommend, an acquisition proposal; or

•         withdraw, change, amend, modify or qualify, or propose publicly to withdraw, change, amend, modify or qualify, in a manner adverse to Valeant or Merger Sub, its recommendation that Unilens’ stockholders adopt the merger agreement.

Notwithstanding the foregoing, subject to Unilens’ compliance with its obligations under the covenants relating to the non-solicitation of acquisition proposals contained in the merger agreement, if Unilens receives an unsolicited acquisition proposal which the Unilens Board concludes in good faith, after consultation with outside legal counsel and its financial advisors, constitutes a superior proposal, after giving effect to all of the adjustments to the terms of the merger agreement which may be offered by Valeant, and so long as Unilens has not breached in any respect any of its covenants relating to the non-solicitation of acquisition proposals contained in the merger agreement, the Unilens Board may at any time prior to the effective time, if it determines in good faith, after consultation with outside legal counsel, that such action is necessary in order for the Unilens Board to comply with its fiduciary duties to the stockholders of Unilens under applicable law:

•         effect a change of board recommendation with respect to such superior proposal; and/or

•        terminate the merger agreement to enter into a definitive agreement with respect to such superior proposal, except that Unilens may not so terminate the merger agreement, and any such purported termination will be void and of no force or effect, unless in advance of or concurrently with such termination Unilens pays or causes to be paid to Valeant the termination fee and otherwise complies with the termination provisions of the merger agreement (see the section entitled “—Terms of the Merger Agreement—Termination of the Merger Agreement” beginning on page [ • ] of this proxy statement and the section entitled “—Terms of the Merger Agreement—Termination Fee” beginning on page [ • ] of this proxy statement).

Prior to taking such actions, Unilens must not have breached any of its covenants relating to the non-solicitation of acquisition proposals contained in the merger agreement and Unilens must have:

•        given Valeant at least four business days’ prior written notice of its intention to take such action, specifying the material terms and conditions of the superior proposal (including the identity of the person making such superior proposal), as well as contemporaneously providing to Valeant a copy of the relevant proposed transaction agreements with the person making such superior proposal and other material documents; and

•         negotiated with Valeant in good faith during such four-business day notice period, to the extent Valeant wishes to negotiate, to make such adjustments to the terms and conditions of the merger agreement so that the acquisition proposal ceases to constitute a superior proposal.

In addition, in the event of any revisions to such superior proposal, Unilens must provide Valeant with a new written notice and comply with its obligations set forth in the two bullets above for a new notice and negotiation period of two business days.

Efforts to Consummate the Merger

Each of Unilens, Valeant and Merger Sub has agreed to use its reasonable best efforts to, and to use its reasonable best efforts to cause each of its representatives to:

•        take, or cause to be taken, all actions, and do, or cause to be done, and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the merger and each of the other transactions contemplated by the merger agreement as promptly as practicable after the date of the merger agreement;

•         cause each of the conditions to the merger (as described in the section entitled “—Terms of the Merger Agreement—Merger Closing Conditions” beginning on page [ • ] of this proxy statement) to be satisfied as promptly as practicable after the date of the merger agreement;

•        obtain, as promptly as practicable after the date of the merger agreement, from any governmental entities, and maintain, any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Valeant or Unilens or any of their respective subsidiaries, in connection with the authorization, execution and delivery of the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger; and

•        as promptly as practicable after the date of the merger agreement, make all necessary filings (and thereafter make any other required submissions and supply any additional information and documentary material that may be requested by any governmental entity), and pay any fees due in connection therewith, with respect to the merger agreement and the merger required under (i) the Exchange Act and any other applicable federal or state securities laws and (ii) any other applicable law;

Unilens, Valeant and Merger Sub have agreed to cooperate with the each other in connection with (i) preparing and filing this proxy statement and any other filings required to be made by Unilens with the SEC in respect of the merger agreement and the merger, (ii) determining whether any action by or in respect of, or filing with, any governmental entity is required, in connection with the consummation of the merger or any of the other transactions contemplated by merger agreement and (iii) seeking any such actions, consents, approvals or waivers or making any such filings.  Unilens, Valeant and Merger Sub have also agreed to promptly furnish to each other all information required for any application or other filing under the rules and regulations of any applicable law in connection with the merger or any of the other transactions contemplated by the merger agreement.

At Valeant’s request, Unilens must give (or cause its subsidiaries to give) any notices to third parties, and use, and cause its subsidiaries to use, their reasonable best efforts to obtain any third party consents, approvals or waivers required to be obtained under material contracts or other contracts in connection with consummation of the merger or any of the other transactions contemplated by the merger agreement.  Unilens must coordinate and cooperate with Valeant in determining whether any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts in connection with consummation of the merger or any of the other transactions contemplated by the merger agreement and seeking any such actions, consents, approvals or waivers.  Notwithstanding the foregoing, neither Unilens nor any of its subsidiaries may pay any consideration or make any agreements or commitments in connection with any such consents, approvals or waivers without the prior written consent of Valeant.

Employee Matters

Under the merger agreement:

•        during the period commencing at the effective time and ending on December 31 of the year in which the effective time occurs (which is expected to be December 31, 2015), Valeant must provide, or cause the surviving corporation to provide, to each employee of Unilens and its subsidiaries who remains employed following the effective time, whom we refer to as the “continuing employees” in this proxy statement, compensation and benefits that are no less favorable in the aggregate to either those compensation and benefits that are generally made available by Unilens to such continuing employees immediately prior to the effective time or to similarly situated employees of Valeant (or Valeant’s U.S. affiliates), as determined by Valeant in its sole discretion;

•        with respect to any employee benefit plans in which any continuing employee first becomes eligible to participate on or after the effective time, which we refer to as “new plans” in this proxy statement, the surviving corporation must use commercially reasonable efforts to (i) waive all preexisting conditions, actively at work requirements, exclusion and waiting periods with respect to participation and coverage requirements under the new plans to the extent they were inapplicable to, or were satisfied under, Unilens’ benefit plans and (ii) recognize service of the continuing employees prior to the effective time which was credited under Unilens’ benefit plans for purposes of eligibility and vesting (but not benefit accrual) under the new plans to the same extent such service was credited under Unilens’ benefit plans (except to the extent it would result in a duplication of benefits), as if such service were with the surviving corporation; and

•         prior to the effective time, if requested by Valeant in writing, to the extent permitted by applicable law and the terms of the applicable plan or arrangement, Unilens must cause its 401(k) plan to be terminated effective at or immediately prior to the effective time.

Indemnification and Insurance

Under the merger agreement, each of Valeant and the surviving corporation must indemnify and hold harmless each present and former director and officer of Unilens or any of its subsidiaries from and after the effective time against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the effective time, whether asserted or claimed prior to, at or after the effective time, to the fullest extent that Unilens would have been permitted under Delaware law and its certificate of incorporation or bylaws in effect on the date of the merger agreement to indemnify such person (and Valeant or the surviving corporation must advance expenses as incurred to the fullest extent permitted under applicable law).

Unilens must obtain, prior to the effective time, and, if Unilens is unable to, Valeant must cause the surviving corporation to obtain and as of the effective time fully pay for, “tail” insurance policies with a claims period of at least six years from the effective time from an insurance carrier with the same or better credit rating as Unilens’ current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance with benefits and levels of coverage comparable to Unilens’ existing policies with respect to matters existing or occurring at or prior to the effective time. However, the premium for such policies may not exceed 250% of the annual premiums paid by Unilens to maintain such insurance as of the date of the merger agreement. If Unilens and the surviving corporation fail to obtain such “tail” insurance policies as of the effective time, the surviving corporation must, and Valeant must cause the surviving corporation to, continue to maintain in effect for a period of at least six years from the effective time the directors’ and officers’ liability insurance and fiduciary liability insurance policies in place as of the date of the merger agreement with benefits and levels of coverage comparable to Unilens’ existing policies as of the date of the merger agreement, or the surviving corporation must, and Valeant must cause the surviving corporation to, use reasonable best efforts to purchase comparable directors’ and officers’ liability insurance and fiduciary liability insurance policies for such six-year period with benefits and levels of coverage comparable to Unilens’ existing policies as of the date of the merger agreement. However, Valeant or the surviving corporation, as the case may be, will not be required to expend for such policies an annual premium amount in excess of 250% of the annual premiums paid by Unilens for such insurance as of the date of the merger agreement. In case such policies cannot be obtained for such amount, Valeant or the surviving corporation will only be required to purchase the greatest amount of coverage available for such amount.

State Takeover Laws

If any “control share acquisition,” “fair price,” “business combination” or other anti-takeover law becomes or is deemed to be applicable to Unilens, Valeant or Merger Sub, or the merger or any other transaction contemplated by the merger agreement, then the Unilens Board will take all action necessary to render such law inapplicable to the foregoing.

Section 16 of the Exchange Act

Prior to the effective time, the Unilens Board, or an appropriate committee of non-employee directors, will adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of Unilens who is a covered person of Unilens for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder of shares company common stock or company options pursuant to the transactions contemplated by the merger agreement will be an exempt transaction for purposes of such Section 16.

Debt Payoff

Prior to or at the closing of the merger, Unilens must (i) deliver an executed payoff letter for its credit facility with Hancock Bank, in form and substance reasonably satisfactory to Valeant, that sets forth certain required information and (ii) have obtained documents as are reasonably necessary to release the liens and security interests under such credit facility.

Other Covenants

The merger agreement contains other customary covenants and agreements, including, but not limited to, covenants relating to notices of certain matters, public announcements, access to information and confidentiality.

Merger Closing Conditions

The respective obligations of Valeant, Merger Sub and Unilens to consummate the merger are subject to the satisfaction on or prior to the closing date of the following conditions:

•         Unilens’ stockholders have adopted the merger agreement; and

•        the consummation of the merger is not then be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling, whether temporary, preliminary or permanent, of a court of competent jurisdiction or any other governmental entity and there is not in effect any statute, rule or regulation enacted, promulgated or deemed applicable to the merger by any governmental entity that prevents or prohibits the consummation of the merger.

The obligations of Valeant and Merger Sub to consummate the merger are subject to the satisfaction on or prior to the closing date of the following conditions:

•        certain representations and warranties of Unilens relating to capitalization are true and correct in all respects as of the date of the merger agreement and as of the closing date (except to the extent that any such representation or warranty relates to a specific date or time, in which case such representation or warranty need only be true and correct as of such date or time), except for any failures to be so true and correct that, individually or in the aggregate, are de minimis;

•        the representations and warranties of Unilens regarding the non-occurrence of any change, event, development, condition, occurrence or effect since June 30, 2014 that has had or would reasonably be expected to have a material adverse effect are true and correct in all respects as of the date of the merger agreement and as of the closing date;

•        all other representations and warranties of Unilens set forth in the merger agreement (without giving effect to any material adverse effect or materiality qualifications therein) are true and correct in all material respects as of the date of the merger agreement and as of the closing date (except to the extent that any such representation or warranty relates to a specific date or time, in which case such representation or warranty need only be so true and correct as of such date or time);

•        Unilens has (i) performed or complied with certain agreements and covenants to be performed or complied with by it relating to conduct of the business pending the effective time (such covenants and agreements are described above in this proxy statement in the second bullet under the first paragraph in the section entitled “—Terms of the Merger Agreement—Conduct of the Business by Unilens Pending the Merger”), except to the extent such failure is de minimis and (ii) performed or complied in all material respects with all other agreements and covenants to be performed or complied with by it under the merger agreement at or prior to the closing date; and

•         Unilens has delivered to Merger Sub a certificate, dated as of the closing date, signed by an executive officer of Unilens certifying the satisfaction of the foregoing conditions.

The obligation of Unilens to consummate the merger is subject to the satisfaction on or prior to the closing date of the following conditions:

•        the representations and warranties of Valeant set forth in the merger agreement are true and correct in all material respects as of the date of the merger agreement and as of the closing date (except to the extent that any such representation or warranty relates to a specific date or time, in which case such representation or warranty need only be true and correct as of such date or time);

•         each of Valeant and Merger Sub has performed or complied in all material respects with any agreement or covenant to be performed or complied with by it under the merger agreement on or prior to the closing date; and

•         Valeant has delivered to Unilens a certificate, dated as of the closing date, signed by an executive officer of Valeant certifying the satisfaction of the foregoing conditions.

Termination of the Merger Agreement

The merger agreement may be terminated, and the merger contemplated thereby may be abandoned by action taken or authorized by the board of directors of the terminating party or parties, at any time prior to the effective time:

•         by mutual written consent of Unilens and Valeant;

•         by either Unilens or Valeant:

o        if the merger has not been consummated on or before October 31, 2015, except that the right to terminate the merger agreement in this circumstance will not be available to Unilens or Valeant if such party’s material breach of the merger agreement has proximately caused the failure of the effective time to occur on or prior to such date; or

o        if any court of competent jurisdiction or other governmental entity, in each case that is in a jurisdiction material to the business of Valeant and Unilens, taken together, has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the merger, and such order, decree, ruling or other action has become final and non appealable, except that the right to terminate the merger agreement in this circumstance will not be available to Unilens or Valeant if such party has failed to comply with its obligations to use reasonable best efforts to consummate the merger (as described above in the proxy statement in the section entitled “—Terms of the Merger Agreement—Efforts to Consummate the Merger”) in any manner that has proximately caused the foregoing to occur.

•         by Valeant:

o        if the Unilens Board has (i) approved or recommended (or publicly proposed to approve or recommend) an acquisition proposal or (ii) withdrawn, changed, amended, modified or qualified (or proposed publicly to withdraw, change, amend, modify or qualify), in a manner adverse to Parent or Merger Sub, its recommendation that Unilens’ stockholders adopt the merger agreement;

o        if Unilens or the Unilens Board (or any committee thereof) has adopted, approved, recommended, submitted to its stockholders, declared advisable, executed or entered into (or resolved, determined or proposed to adopt, approve, recommend, submit to its stockholders, declare advisable, execute or enter into) any acquisition agreement with respect to a superior proposal;

o         if, after receipt or public announcement of an acquisition proposal, the Unilens Board has failed to reaffirm its recommendation that Unilens’ stockholders adopt the merger agreement within five business days of receipt of any written request to do so by Valeant;

o        if any tender offer or exchange offer is commenced that, if successful, would result in any person or group becoming the beneficial owner of 20% or more of the outstanding shares of company common stock and the Unilens Board has not recommended that Unilens’ stockholders reject such tender offer or exchange offer and not tender their shares of company common stock into such tender offer or exchange offer within ten business says after commencement of such tender offer or exchange offer; or

o        if (i) any representation or warranty of Unilens contained in the merger agreement is inaccurate or has become inaccurate as of a date subsequent to the date of merger agreement (except for representations and warranties that relate to a specific date or time, which need only be true and correct as of such date or time) or any covenant of Unilens contained in the merger agreement has been breached in any material respect, in any case, such that a condition to Valeant’s and Merger Sub’s obligations to consummate the merger would not be satisfied; (ii) Valeant has delivered to Unilens written notice of such inaccuracy or breach; and (iii) either such inaccuracy or breach is not capable of cure or, if curable, such inaccuracy or breach is not cured within the earlier of (A) 30 days after written notice thereof is given by Valeant to Unilens and (B) October 31, 2015.

•         by Unilens:

o        if (i) any representation or warranty of Valeant or Merger Sub contained in the merger agreement shall be inaccurate or has become inaccurate as of a date subsequent to the date of the merger agreement (except for representations and warranties that relate to a specific date or time, which need only be true and correct as of such date or time) or any covenant of Valeant or Merger Sub contained in the merger agreement has been breached that has had or is reasonably like to have, individually or in the aggregate, a material adverse effect upon Valeant’s or Merger Sub’s ability to consummate the merger or any of the transactions contemplated thereby; (ii) Unilens has delivered to Valeant written notice of such inaccuracy or breach; and (iii) either such inaccuracy or breach is not capable of cure or, if curable, such inaccuracy or breach is not cured within the earlier of (A) 30 days after written notice thereof is given by Unilens to Valeant and (B) October 31, 2015; or

o        if the Unilens Board determines to accept a superior proposal, but only if (i) Unilens has complied in all respects with its obligations under the non-solicitation provisions of the merger agreement and (ii) Unilens is otherwise permitted to accept such superior proposal pursuant to certain non-solicitation provisions of the merger agreement; provided that, simultaneously with such termination, Unilens must enter into acquisition agreement with respect to such superior proposal and concurrently with or prior to such termination pay or cause to be paid to Valeant the termination fee(see the section entitled “—Terms of the Merger Agreement—Termination Fee” in this proxy statement.

Effect of Termination

If the merger agreement is terminated in accordance with its terms as described above, the merger agreement will become void and, subject to certain specified provisions of the merger agreement that will survive such termination, including, among others, the provisions relating to the termination fee, confidentiality, fees and expenses and specific performance, there will be no liability or obligation on the part of Valeant, Merger Sub or Unilens. However, no party will be relieved of any liability or damages arising out of its willful breach of any provision of the merger agreement.

Termination Fee

Unilens is required to pay to Valeant a termination fee of $700,000 plus reimbursement of expenses (such termination fee and expenses, in the aggregate, not to exceed 3.5% of the equity value of the merger) in the following circumstances:

•        if the merger agreement is terminated by Valeant because the Unilens Board has (i) approved or recommended (or publicly proposed to approve or recommend) an acquisition proposal or (ii) withdrawn, changed, amended, modified or qualified (or proposed publicly to withdraw, change, amend, modify or qualify), in a manner adverse to Parent or Merger Sub, its recommendation that Unilens’ stockholders adopt the merger agreement;

•        if the merger agreement is terminated by Valeant because Unilens or the Unilens Board (or any committee thereof) has adopted, approved, recommended, submitted to its stockholders, declared advisable, executed or entered into (or resolved, determined or proposed to adopt, approve, recommend, submit to its stockholders, declare advisable, execute or enter into) any acquisition agreement with respect to a superior proposal;

•        if the merger agreement is terminated by Valeant because the Unilens Board, at any time after receipt or public announcement of an acquisition proposal, has failed to reaffirm its recommendation that Unilens’ stockholders adopt the merger agreement within five business days of receipt of any written request to do so by Valeant;

•        if the merger agreement is terminated by Valeant because a tender offer or exchange offer was commenced that, if successful, would result in a person or group becoming the beneficial owner of 20% or more of the outstanding shares of company common stock and the Unilens Board has not recommended that Unilens’ stockholders reject such tender offer or exchange offer and not tender their shares of company common stock into such tender offer or exchange offer within ten business says after commencement of such tender offer or exchange offer;

•         if the merger agreement is terminated by Unilens in order to enter into a definitive agreement providing for a superior proposal; or

•         if:

o       the merger agreement is terminated by (A) either Valeant or Unilens due to the failure to consummate the merger on or before October 31, 2015 or (B) Valeant because there has been an inaccuracy in any of Unilens’ representations or warranties contained in the merger agreement or Unilens has breached in any material respect any of its covenants contained in the merger agreement, which inaccuracy or breach (1) would give rise to the failure of any condition to Valeant’s and Merger Sub’s obligations to consummate the merger and (2) is incapable of being cured or, if curable, is not cured on or before the earlier of (x) October 31, 2015 (or as such date may be extended pursuant to the merger agreement) and (y) the date that is 30 days following the receipt by Unilens of written notice from Valeant of such inaccuracy or breach;

o       a bona fide acquisition proposal has been made or otherwise communicated to the senior management of Unilens or the Unilens Board or Unilens’ stockholders or any person has publicly announced an intention (whether or not conditional) to make an acquisition proposal; and

o      within 12 months of such termination, Unilens enters into a definitive agreement to consummate or consummates any acquisition proposal.

In the event that the termination fee and reimbursement of expenses become payable and are paid by Unilens in accordance with the merger agreement, (i) the termination fee and reimbursement of expenses will be the sole and exclusive remedy of Valeant and Merger Sub against Unilens and its subsidiaries and each of their respective former, current and future affiliates, representatives and permitted assignees for any loss or damage suffered as a result of the failure of the transactions contemplated by the merger agreement to be consummated or for a breach or failure to perform the merger agreement, and (ii) none of Unilens, any of its subsidiaries or any of their respective former, current and future affiliates, representatives and permitted assignees will have any further liability or obligation to Valeant or Merger Sub relating to or arising out of the merger agreement, the transactions contemplated by the merger agreement or in respect of any other document or theory of law or equity or in respect of oral representations made or alleged to be made in connection with the merger agreement or the transaction contemplated by the merger agreement; except that nothing contained in the foregoing will relieve any person from liability for fraud or any willful breach of the merger agreement.

Specific Performance

Valeant, Merger Sub and Unilens have agreed that they will be entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement in the Delaware courts. This right to specific performance or other equitable relief is in addition to any other remedy to which the parties are entitled at law or in equity, and none of Valeant, Merger Sub or Unilens will be required to prove actual damages or otherwise post or secure any bond in connection with any such order or injunction.

Costs and Expenses

All out-of-pocket expenses incurred by Valeant, Merger Sub or Unilens or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the merger agreement and the transactions contemplated by the merger agreement, including the preparation, printing, filing and mailing of this proxy statement and all other matters related to the transactions contemplated by the merger agreement, will be paid by the party incurring such costs or expenses.

Amendment

The merger agreement may be amended by Unilens, Valeant and Merger Sub by action taken by or on behalf of their respective boards of directors at any time prior to the effective time. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of Unilens, Valeant and Merger Sub.

Governing Law

The merger agreement is governed by the laws of the State of Delaware.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL 2)

Adjournment of the Special Meeting

In the event that there are insufficient votes, in person or represented by proxy, at the time of the special meeting to adopt the merger agreement, Unilens may move to adjourn the special meeting, if necessary or advisable, in order to enable the Unilens Board to solicit additional proxies in favor of the adoption of the merger agreement. In that event, Unilens will ask its stockholders to vote only upon the adjournment proposal and not on the other proposals discussed in this proxy statement.

Vote Required and Recommendation of the Unilens Board

In order for the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies to be approved, whether or not a quorum is present, holders of a majority of the outstanding shares of company common stock entitled to vote on such proposal and present in person or represented by proxy at the special meeting must cast their votes “FOR” such proposal. For stockholders who attend the meeting or are represented by proxy and abstain from voting, that abstention will have the same effect as voting “AGAINST” the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies. The failure to instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock will have no effect on the outcome of the vote to approve the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies.

The Unilens Board recommends that stockholders vote “FOR” the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

ADVISORY VOTE ON CHANGE-IN-CONTROL COMPENSATION (PROPOSAL 3)

Golden Parachute Compensation

As described in this proxy statement under the section entitled “The Merger (Proposal 1)—Interests of Certain Persons in the Merger—Change-in-Control Agreements” beginning on page [ • ] of this proxy statement, Unilens has entered into change-in-control agreements with each of Mr. Pecora, Ms. McKnight-Goelz and Mr. Barker, whom we collectively refer to as the “named executive officers” in this proxy statement, pursuant to which the named executive officers are entitled to certain payments in the event of a change in control, which includes the merger. These agreements were entered into in 2005, 2006 and 2011, respectively, in each case upon the Unilens Board’s determination that entry into each such agreement was advisable and in the best interests of Unilens and its stockholders as (i) a necessary part of a competitive pay package required to attract and retain talented executives and (ii) beneficial to stockholders by inducing the executive officer to remain objective in the event Unilens became involved in an acquisition attempt.

The following table and the related footnotes present information about the compensation payable to the named executive officers in connection with the merger. The compensation shown in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each named executive officer that is based on or otherwise relates to the merger. This compensation is referred to as the “golden parachute” compensation by the applicable SEC disclosure rules, and in this section entitled “Advisory Vote on Change-in-Control Compensation (Proposal 3)” we use such term in some cases to describe the change-in-control compensation payable to our named executive officers, assuming that the merger closed on or around September 1, 2015.

Golden Parachute Compensation

Name	Cash Total (1), (2)
Michael J. Pecora	$408,812
Leonard F. Barker	$140,608
Kelly McKnight-Goelz	$140,608

(1)      The amounts listed in this column are payable pursuant to the change-in-control agreements and represent amounts equal to two times the current annual salary in effect as of the closing date, assuming that the merger closed on or around September 1, 2015, for Mr. Pecora and one times the annual salary in effect as of the closing date, assuming that the merger closed on or around September 1, 2015, for each of Mr. Barker and Ms. McKnight-Goelz. The amounts listed in this column are considered “single-trigger” because such amounts are payable solely in connection with the consummation of the merger. For additional information regarding the change-in-control agreements, see the section entitled “The Merger (Proposal 1)—Interests of Certain Persons in the Merger—Change-in-Control Agreements” beginning on page [ • ] of this proxy statement.

(2)      The company options held by the named executive officers are not included in this table because all of such company options have previously vested (and such vesting was neither based on, nor related to, the merger) and, therefore, no company options held by any named executive officer will be subject to accelerated vesting under his or her change-in-control agreement. For additional information regarding the company options held by the named executive officers, see the section entitled “The Merger (Proposal 1)—Interests of Certain Persons in the Merger—Company Options” beginning on page [ • ] of this proxy statement.

Narrative to Golden Parachute Compensation Table

Unilens previously disclosed in its proxy statements for Unilens’ 2011, 2012, 2013 and 2014 annual meetings of stockholders the change-in-control agreements entered into with Mr. Pecora and Ms. McKnight-Goelz. In addition, Unilens previously disclosed in its proxy statements for Unilens’ 2012, 2013 and 2014 annual meetings of stockholders the change-in-control agreement entered into with Mr. Barker. The change-in-control agreements have “single-trigger” change-in-control compensation provisions, which means that they provide for change-in-control payments to each executive solely upon the occurrence of a “change in control” of Unilens. The merger constitutes a “change in control” within the meaning of the change in control agreements. For further information regarding the change-in-control agreements, see the section entitled “The Merger (Proposal 1)—Interests of Certain Persons in the Merger—Change-in-Control Agreements” beginning on page [ • ] of this proxy statement.

Vote Required and Recommendation of the Unilens Board

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act require Unilens to provide its stockholders with the opportunity to cast an advisory (non-binding) vote on the change-in-control compensation that will be payable to its named executive officers in connection with the consummation of the merger. As required by those rules, Unilens is asking its stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that will be paid or become payable to Unilens’ named executive officers in connection with the merger, as disclosed in the table entitled “Golden Parachute Compensation” pursuant to Item 402(t) of Regulation S-K, including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”

The vote on this proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to approve this proposal on change-in-control compensation and vote not to adopt the merger agreement and vice versa. Because the vote is advisory in nature only, it will not be binding on either Unilens, Valeant or Merger Sub if the merger agreement is adopted. As Unilens is contractually obligated to pay the compensation to named executive officers disclosed in this proxy statement, such compensation will be paid, subject only to any conditions applicable thereto, if the merger agreement is adopted by stockholders and completed, regardless of the outcome of the advisory vote.

In order for the advisory resolution on change-in-control compensation to be approved, holders of a majority of the outstanding shares of company common stock entitled to vote on such proposal and present in person or represented by proxy at the special meeting must cast their votes “FOR” such proposal, provided a quorum is present in person or represented by proxy at the special meeting. For stockholders who attend the meeting or are represented by proxy and abstain from voting, that abstention will have the same effect as voting “AGAINST” the proposal to approve, on an advisory (non-binding) basis, the change-in-control compensation. The failure to instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock will have no effect on the outcome of the proposal to approve, on an advisory (non-binding) basis, the change-in-control compensation.

The Unilens Board recommends that stockholders vote “FOR” the proposal to approve, on an advisory (non-binding) basis, the change-in-control compensation that will be payable to Unilens’ named executive officers in connection with the consummation of the merger as presented in this proxy statement.

MARKET PRICE OF COMPANY COMMON STOCK

The company common stock has traded on the OTC Markets Group – OTCQB and “pink sheets,” a centralized quotation service that collects and publishes market maker quotes for certain over the counter securities, in each case under the symbol “UVIC.” On September 24, 2014, the company common stock was approved for trading on the OTCQX Premier tier of the OTC Markets Group under the symbol “UVIC.”

From 1992 until the end of September 2013, the company common stock traded in Canada on the TSX Venture Exchange, which we refer to as “TSXV” in this proxy statement, and its predecessors. Due to low and declining trading volume on the TSXV as compared to the OTCQB, the relatively small percentage of shares of company common stock held by Canadians, as well as inconsistent regulatory regimes between the two exchanges, the Unilens Board concluded that it would be in the best interests of Unilens and its stockholders to delist the company common stock from the TSXV.  On September 27, 2013, Unilens received approval from the TSXV to voluntarily delist the company common stock from trading on the TSXV.

The company common stock is subject to the SEC rules regarding “penny stocks,” which require broker-dealers who sell certain securities that do not satisfy certain listing standards to persons who are not established customers or accredited investors to make specified suitability determinations and to receive the purchaser’s written consent to the transaction prior to the sale.

The table below shows, for the periods indicated, the high and low closing prices for company common stock, as reported by the OTC Markets Group. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commissions, and may not necessarily represent actual transactions.

	Common Stock Price
	High	Low	Dividend
Fiscal Year Ended June 30, 2014
First Quarter ended September 30, 2013	$4.09	$3.26	$0.045
Second Quarter ended December 31, 2013	$5.20	$3.60	$0.045
Third Quarter ended March 31, 2014	$6.63	$4.50	$0.045
Fourth Quarter ended June 30, 2014	$6.77	$6.00	$0.045

Fiscal Year Ended June 30, 2015
First Quarter ended September 30, 2014	$7.72	$6.17	$0.045
Second Quarter ended December 31, 2014	$8.11	$6.46	$0.045
Third Quarter ended March 31, 2015	$9.65	$6.90	$0.045
Fourth Quarter ended June 30, 2015	$10.48	$8.95	$0.045

Fiscal Year Ending June 30, 2016
First Quarter (through July 16, 2015)	$12.68	$10.25	-

On July 10, 2015, the last trading day prior to the public announcement of the merger agreement, the high and low prices for company common stock, as reported by the OTC Markets Group, were $10.25 and $10.25 per share, respectively, and the closing price for company common stock, as reported the OTC Markets Group, was $10.25 per share. On [    •    ], 2015, the most recent practicable date before this proxy statement was mailed to our stockholders, the high and low prices for company common stock, as reported by the OTC Markets Group, were $[    •    ] and $[    •    ] per share, respectively, and the closing price for company common stock, as reported by the OTC Markets Group, was $[    •    ] per share. As of the close of business on the record date, Unilens had 1,755,832 shares of company common stock issued and outstanding and had approximately [    •    ] holders of record. You are encouraged to obtain current market quotations for company common stock in connection with voting your shares of company common stock.

Cash dividends declared prior to the effective time, if any, will be at the discretion of the Unilens Board and can be changed or discontinued at any time, subject to the limitations in the merger agreement. Dividend determinations will depend on, among other things, earnings, cash flow and other aspects of our business as determined by the Unilens Board, as well as dividend payment restrictions under the merger agreement and Unilens’ term loan facility with Hancock Bank. The merger agreement permits Unilens to, and Unilens expects to, declare and pay prior to the effective time a regular quarterly cash dividend of approximately $0.045 per share of company common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of July 17, 2015, with respect to the shares of company common stock beneficially owned by (i) our directors, (ii) our executive officers, (iii) all of our directors and executive officers as a group and (iv) each person known by us to own beneficially more than 5% of company common stock. The number of shares beneficially owned by each stockholder is determined according to rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. As a consequence, several persons may be deemed to be the “beneficial owners” of the same shares. Except as noted below, each holder has sole voting and investment power with respect to shares of company common stock listed as owned by such person or entity.

Name	Amount of Beneficial Ownership
	Number (1)	Percent
5% Beneficial Owners
Peter H. Kamin Roth IRA One Avery Street, 17B Boston, Massachusetts 02111	413,808	22.4%
Richard P. Carney 17 Uncle Marks Way Orleans, Massachusetts 02653	120,000	6.5%
Mary Vitale 18525 S.E. Prestwick Lane Tequesta, Florida 33469	93,500	5.1%
Officers and Directors
Michael J. Pecora	81,950	4.4%
Kelly McKnight-Goelz	27,500	1.5%
Leonard F. Barker	23,000	1.2%
Nicholas Bennett	22,500	1.2%
Adrian Lupien	10,000	*

All Directors and Executive Officers as a Group (5 Persons)	164,950	8.9%
_______________________ *Less than 1% of the outstanding shares of company common stock

 (1) Includes the number of shares subject to currently exercisable options or options exercisable within 60 days of July 17, 2015, as follows:  Messrs. Pecora 25,000 and Barker 20,000 and Ms. McKnight-Goelz, 20,000 shares; Messrs. Bennett and Lupien 15,000 and 10,000 shares, respectively; and all directors and officers as a group, 90,000 shares.

APPRAISAL RIGHTS

If the merger agreement is adopted by Unilens’ stockholders and the other closing conditions under the merger agreement are satisfied or waived, stockholders who do not vote in favor of the proposal to adopt the merger agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of company common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of company common stock held of record in the name of another person, such as a bank, brokerage firm or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of company common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or the other nominee.

Under Section 262, holders of shares of company common stock who (i) do not vote in favor of the proposal to adopt the merger agreement, (ii) continuously are the record holders of such shares through the effective time and (iii) otherwise follow exactly the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of company common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Unilens’ notice to its stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the merger, any holder of shares of company common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex C carefully.

Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL.

A stockholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration described in the merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of company common stock, Unilens believes that if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of company common stock must do ALL of the following:

•        the stockholder must not vote in favor of the proposal to adopt the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal to adopt the merger agreement, abstain or not vote its shares;

•         the stockholder must deliver to Unilens a written demand for appraisal before the vote on the proposal to adopt the merger agreement at the special meeting;

•         the stockholder must continuously hold the shares from the date of making the demand through the effective time. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time; and

•        the stockholder or the surviving corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time. The surviving corporation is under no obligation to file any petition and has no intention of doing so.

Filing Written Demand

Any holder of shares of company common stock wishing to exercise appraisal rights must deliver to Unilens, before the vote on the adoption of the merger agreement at the special meeting at which the proposal to adopt the merger agreement will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not submit a blank proxy or vote in favor of the proposal to adopt the merger agreement. A holder of shares of company common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the proposal to adopt the merger agreement or abstain from voting on the proposal to adopt the merger agreement. Neither voting against the proposal to adopt the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement. A proxy or vote against the proposal to adopt the merger agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the proposal to adopt the merger agreement at the special meeting of Unilens’ stockholders will constitute a waiver of appraisal rights.

Only a holder of record of shares of company common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of company common stock should be executed by or on behalf of the holder of record, and must reasonably inform Unilens of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BANKS, BROKERAGE FIRMS AND NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKERAGE FIRM OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Unilens Vision Inc.
10431 72nd Street North
Largo, Florida 33777
Attention: Secretary

Any holder of company common stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to Unilens a written withdrawal of the demand for appraisal within 60 days after the effective time. However, any such attempt to withdraw the demand made more than 60 days after the effective time will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; however, such dismissal will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger within 60 days after the effective time.

Notice by the Surviving Corporation

If the merger is completed, within 10 days after the effective time, the surviving corporation will notify each holder of shares of company common stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the proposal to adopt the merger agreement, that the merger has become effective and the effective date thereof, and include a copy in such notice of Section 262.

Filing a Petition for Appraisal

Within 120 days after the effective time, but not thereafter, the surviving corporation or any holder of shares of company common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation is under no obligation to and has no present intention to file a petition, and holders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of shares of company common stock. Accordingly, any holders of shares of company common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of company common stock within the time and in the manner prescribed by Section 262. The failure of a holder of shares of company common stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the effective time, any holder of shares of company common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the proposal to adopt the merger agreement and with respect to which the surviving corporation has received demands for appraisal and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of company common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders of the time and place for such hearing, if required by the Delaware Court of Chancery, the court is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss such stockholder from the proceedings.

Determination of Fair Value

After determining the holders of company common stock entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the shares of company common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although Unilens believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither Unilens nor Valeant anticipates offering more than the merger consideration to any stockholder of Unilens exercising appraisal rights, and each of Unilens and Valeant reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of company common stock is less than the merger consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro-rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of shares of company common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of company common stock will be deemed to have been converted at the effective time into the right to receive the merger consideration applicable to the shares, less applicable withholding taxes. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the merger consideration in accordance with Section 262.

From and after the effective time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of company common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of company common stock, if any, payable to stockholders of Unilens of record as of a time prior to the effective time; however, if no petition for an appraisal is filed, or if the stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within 60 days after the effective time or thereafter with the written approval of the surviving corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder of Unilens wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

CESSATION OF TRADING AND DEREGISTRATION OF COMPANY COMMON STOCK

If the merger is completed, the company common stock will cease to be traded on the OTCQX Premier tier of the OTC Markets Group and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC on account of the company common stock.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, the Unilens Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Stockholder Proposals and Nominations for the 2015 Annual Meeting

If the merger is completed prior to Unilens’ 2015 annual meeting of stockholders, Unilens will not hold an annual meeting of stockholders in 2015 and there will be no public participation in any future meetings of Unilens’ stockholders because, following the merger, the company common stock will not be publicly traded and will be deregistered under the Exchange Act, and Unilens will no longer be a publicly-held company. However, if the merger is not completed prior to Unilens’ 2015 annual meeting of stockholders, the following applies to the submission of stockholder proposals to be considered at Unilens’ 2015 annual meeting of stockholders:

•         The proposal must conform to the applicable proxy rules of the SEC concerning the submission and content of proposals and must have been received by Unilens prior to the close of business on July 23, 2015.

•        If a stockholder intends to present a proposal at our 2015 annual meeting of stockholders without the inclusion of the proposal in our proxy materials and written notice of the proposal is not received by us on or before July 23, 2015, proxies solicited by the Unilens Board for the 2015 annual meeting of stockholders will confer discretionary authority to vote on the proposal if presented at the meeting.

Proposals should be submitted in writing to our Secretary at our principal executive offices at 10431 72nd Street North, Largo, Florida 33777, Attn: Secretary. Unilens reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the “Investors” page of our corporate website at www.unilens.com. Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting.

•         our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 (filed with the SEC on September 29, 2014);

•         our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2014 (filed with the SEC on November 11, 2014), December 31, 2014 (filed with the SEC on February 13, 2015) and March 31, 2015 (filed with the SEC on May 15, 2015);

•         our Current Reports on Form 8-K (filed with the SEC on September 29, 2014, November 14, 2014, December 17, 2014, February 13, 2015, May 15, 2015 and July 14, 2015); and

•         our Definitive Proxy Statement for our 2014 annual meeting of stockholders (filed with the SEC on October 28, 2014).

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this proxy statement.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to Unilens Vision Inc., 10431 72nd Street North, Largo, Florida 33777, Attn: Secretary, telephone number (727) 544-2531 or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction. You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares of the company common stock at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [    •    ], 2015. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not create any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

VALEANT PHARMACEUTICALS INTERNATIONAL

ONE EYE MERGER SUB, INC.,

and

Unilens Vision Inc.

Dated as of July 10, 2015

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of July 10, 2015 (this “Agreement”), by and among Valeant Pharmaceuticals International, a Delaware corporation (“Parent”), One Eye Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Unilens Vision Inc., a Delaware corporation (the “Company”).  All capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 8.6 or as otherwise defined elsewhere in this Agreement unless the context clearly indicates otherwise.  Parent, Merger Sub and the Company are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (i) determined that the transactions contemplated by this Agreement, including the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger, and (iii) resolved and agreed to recommend adoption of this Agreement by the stockholders of the Company (the “Company Board Recommendation”);

WHEREAS, the board of directors of Parent has approved this Agreement and the transactions contemplated by this Agreement, including the Merger;

WHEREAS, the board of directors of Merger Sub has (i) determined that the transactions contemplated by this Agreement, including the Merger, are fair to and in the best interests of Merger Sub and its sole stockholder and (ii) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, certain stockholders of the Company are entering into an agreement (the “Voting Agreement”) pursuant to which each such Person has agreed, among other things, to vote the Shares held by such Person in favor of the Merger; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to establish various conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
THE MERGER

1.1              The Merger.

(a)                Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (“DGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease (the “Merger”).  The Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in this Section 1.1.  The Merger shall have the effects set forth in the applicable provisions of the DGCL.

(b)                At the Effective Time, the Company Certificate and Company Bylaws shall be amended and restated to be in the form of (except with respect to the name of the Company) the certificate of incorporation and bylaws, respectively, of Merger Sub and as amended shall be the certificate of incorporation and bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

(c)               The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.  The officers of Merger Sub immediately prior to the Effective Time, from and after the Effective Time, shall continue as the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(d)                If at any time after the Effective Time, the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

1.2              Closing; Effective Time; Effect of the Merger.

(a)                The closing of the Merger (the “Closing”) shall take place as soon as practicable following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), at the offices of Sullivan & Cromwell LLP, 1888 Century Park East, Suite 2100, Los Angeles, California 90067, unless another time, date or place is agreed to in writing by the Parties.  The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”

(b)               Concurrently with or as soon as practicable following the Closing, Parent, Merger Sub and the Company shall cause an appropriate certificate of merger or other appropriate documents (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL.  The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware or such later date and time as is agreed upon by the Parties and specified in the Certificate of Merger, such date and time hereinafter referred to as the “Effective Time.”

(c)                The Merger shall have the effects set forth in this Agreement and in the relevant provisions of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

ARTICLE II
EFFECT ON THE CAPITAL STOCK OF SECURITIES IN THE MERGER

2.1              Conversion of Securities.

  At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a)                Conversion of Company Common Stock.  The shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (which shares of the Company Common Stock are herein referred to as the “Shares”), other than Shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares, shall be automatically converted into the right to receive $12.75 in cash, without interest (the “Merger Consideration”), payable net to the holder in cash, without interest, subject to any withholding of Taxes required by applicable Law in accordance with Section 2.2(e).

(b)               Cancellation of Treasury Stock and Parent-Owned Stock.  All Shares that are held in the treasury of the Company or owned of record by any Company Subsidiary, and all Shares owned of record by Parent, Merger Sub or any of their respective wholly owned Subsidiaries shall be cancelled and shall cease to exist, with no payment being made with respect to such Shares.

(c)                Merger Sub Common Stock.  Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

(d)               If, from and after the date of this Agreement until the Effective Time, the outstanding Shares are changed into a different number or class of shares by reason of any stock split, division, or subdivision of shares, stock dividend or stock distribution, reverse stock split, consolidation of shares, reclassification, recapitalization, readjustment or other similar transaction, then the Merger Consideration shall be appropriately adjusted, but in no event shall the aggregate amount of Merger Consideration payable pursuant to this Agreement be increased or decreased due to such transaction.

2.2              Payment for Securities; Surrender of Certificates.

(a)                Paying Agent.  At or prior to the Effective Time, Parent shall designate a reputable bank or trust company reasonably acceptable to the Company to act as the paying agent (the “Paying Agent”) for purposes of effecting the payment of the Merger Consideration in connection with the Merger.  At or promptly after the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration to which holders of Shares shall be entitled at the Effective Time pursuant to this Agreement (such cash, the “Payment Fund”).  The Paying Agent shall invest any cash included in the Payment Fund as directed by Parent, on a daily basis; provided, however, that any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank that are then publicly available).  Earnings from such investments shall be the sole and exclusive property of Parent, and no part of such earnings shall accrue to the benefit of holders of Shares.  In no event, however, shall any such investment or any such payment of earnings delay the receipt by former holders of Shares of the Merger Consideration or otherwise impair such holders’ rights hereunder.  To the extent that there are any losses with respect to any such investments or the fund diminishes for any reason below the level required for the Paying Agent to promptly pay the Merger Consideration to all those entitled thereto, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in such fund so as to ensure that such fund is at all times maintained at a level sufficient for the Paying Agent to make such payments.

(b)               Procedures for Surrender.  As promptly as practicable after the Effective Time, Parent or the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate or certificates that represented Shares (the “Certificates”) or non-certificated Shares represented by book-entry (“Book-Entry Shares”), in each case, which Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement:  (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, with respect to Certificates, only upon delivery of the Certificates (or affidavit of loss in lieu of the Certificates as provided in Section 2.2(f)) to the Paying Agent, and with respect to Book-Entry Shares, only upon delivery of an “agent’s message” regarding the book-entry transfer of Book-Entry Shares (or such other evidence, if any, of the transfer as the Paying Agent may reasonably request)to the Paying Agent, and shall otherwise be in such form and have such other provisions as Parent and the Company may reasonably specify, and (ii) instructions for effecting the surrender of the Certificates (or affidavit of loss in lieu of the Certificates as provided in Section 2.2(f)) or Book-Entry Shares in exchange for payment of the Merger Consideration.  Upon surrender of Certificates (or affidavit of loss in lieu of the Certificates as provided in Section 2.2(f)) and Book-Entry Shares for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent or the Surviving Corporation, and upon delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, or receipt of an “agent’s message” by the Paying Agent, with respect to Book-Entry Shares (or such other evidence, if any, of the transfer as the Paying Agent may reasonably request), the holder of such Certificates or Book-Entry Shares shall be entitled to receive the Merger Consideration for each Share formerly represented by such Certificates and for each Book-Entry Share.  Any Certificates and Book-Entry Shares so surrendered shall be cancelled.  If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered and shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not required to be paid.  Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered.  Until surrendered as contemplated hereby, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement, without interest.  No interest shall be paid or will accrue on any cash payable to holders of Certificates or Book-Entry Shares pursuant to the provisions of this Article II.

(c)                Transfer Books; No Further Ownership Rights in Shares.  At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company.  From and after the Effective Time, the holders of Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for in this Agreement or by applicable Law.  If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(d)               Termination of Fund; Abandoned Property; No Liability.  At any time following twelve months after the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent and not disbursed to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look only to Parent (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b), without interest and subject to any withholding of Taxes required by applicable Law in accordance with Section 2.2(e).  If immediately prior to such time on which any payment would escheat to or become the property of any Governmental Entity pursuant to any applicable abandoned property, escheat or similar Laws, any holder of Certificates or Book-Entry Shares has not complied with the procedures in Section 2.2(b) to receive payment of the Merger Consideration to which such holder would otherwise be entitled, the payment in respect of such Certificates or Book-Entry Shares shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.  Notwithstanding the foregoing, to the fullest extent permitted by Law, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate or Book-Entry Shares for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e)                Withholding Rights.  Parent, Merger Sub, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from the relevant Merger Consideration, Option Payment or Change in Control Payment otherwise payable pursuant to this Agreement to any holder of Shares or Company Options or any payee of a Change in Control Payment, as applicable, such amounts that it is required to deduct and withhold with respect to the making of such payment under the Code, the rules and regulations promulgated thereunder or any provision of applicable state, local or foreign Law, including with respect to stock transfer Taxes payable by the holder.  To the extent that amounts are so deducted and withheld by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares or Company Options or the payee of a Change in Control Payment, as applicable, in respect of which such deduction and withholding was made by Parent, Merger Sub, the Surviving Corporation or the Paying Agent.

(f)                Lost, Stolen or Destroyed Certificates.  In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.1(a); provided, however, that Parent may, in its discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.3              Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and has properly demanded appraisal for such Shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (such Shares, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and shall instead be entitled to payment of the fair value of such Dissenting Shares in accordance with and to the extent provided by Section 262 of the DGCL.  If any such holder fails to perfect or otherwise waives, withdraws or loses his right to appraisal under Section 262 of the DGCL or other applicable Law, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the later of the Effective Time and the time that such right to appraisal has been irrevocably lost, waived, withdrawn or expired, into and shall be exchangeable solely for the right to receive the Merger Consideration in accordance with Section 2.1(a), without interest and subject to any withholding of Taxes required by applicable Law in accordance with Section 2.2(e).  The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Parent shall have the right to participate in and to control all negotiations and proceedings with respect to such demands.  Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands, waive any failure to timely deliver a written demand for appraisal in accordance with the DGCL or agree to do any of the foregoing.

2.4              Treatment of Company Options; Stock Plans.

(a)                Treatment of Company Options.  Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary and appropriate to provide that, immediately prior to the Effective Time, each unexpired and unexercised option to purchase Shares (the “Company Options”), under the Unilens Vision Inc. Incentive Stock Option Plan (the “Company Stock Plan”), whether or not then exercisable or vested, shall be cancelled and, in exchange therefor, each former holder of any such cancelled Company Option shall be entitled to receive, in consideration of the cancellation of such Company Option and in settlement therefor, a payment in cash (subject to any applicable withholding or other Taxes required by applicable Law to be withheld in accordance with Section 2.2(e)) of an amount equal to the product of (i) the total number of Shares previously subject to such Company Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per Share previously subject to such Company Option (such amounts payable hereunder being referred to as the “Option Payments”).  From and after the Effective Time, any such cancelled Company Option shall no longer be exercisable by the former holder thereof, but shall only entitle such holder to the payment of the Option Payment.

(b)               Payments Through Payroll.  Any payment to which a holder of Company Options becomes entitled pursuant to this Section 2.4 shall be made through the Surviving Corporation’s payroll as promptly as practicable, but no later than three Business Days, following the Effective Time.  Parent and Merger Sub shall ensure that the Surviving Corporation has an amount in cash sufficient to pay all amounts required by the foregoing sentence.

(c)                Termination of Company Stock Plan.  After the Effective Time, the Company Stock Plan shall be terminated and no further Company Options or other rights with respect to Shares shall be granted thereunder.

2.5              Change in Control Payments.

(a)                Change in Control Payments.  Parent shall pay the Company at Closing all amounts necessary to discharge fully the amounts required to be paid under the agreements set forth on Section 3.12(f) of the Company Disclosure Schedule in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement (any such required payment, a “Change in Control Payment”).  All Change in Control Payments shall be subject to any applicable withholding or other Taxes required by applicable Law to be withheld in accordance with Section 2.2(e).

(b)               Payments Through Payroll.  All Change in Control Payments shall be made through the Surviving Corporation’s payroll as promptly as practicable, but no later than three Business Days, following the Effective Time.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as set forth in writing in the disclosure schedule delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement (the “Company Disclosure Schedule”), which identifies items of disclosure by reference to a particular Section or Subsection of this Agreement, it being understood that the disclosure in any section or subsection of the Company Disclosure Schedule shall be deemed to qualify or apply to other Sections or Subsections of this Agreement to the extent (and only to the extent) that it is reasonably apparent from a plain reading of the disclosure that such disclosure also qualifies or applies to such other Sections or Subsections or (ii) as disclosed in the Designated Filings, but (a) without giving effect to any amendment thereof filed with the SEC on or after the date hereof and (b) excluding disclosures in the “Risk Factors” and “Forward-Looking Statements” sections of such reports and other disclosures that are similarly predictive or forward-looking in nature, the Company represents and warrants to Parent and Merger Sub as follows:

3.1              Organization and Qualification; Subsidiaries.

(a)                The Company and each of its Subsidiaries (each a “Company Subsidiary” and, collectively, the “Company Subsidiaries”) is a corporation or other legal entity duly organized, validly existing and, where relevant, in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate or organizational, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.  The Company and each Company Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing, individually or in the aggregate, has not been and would not reasonably be expected to be material to the Company or any of the Company Subsidiaries.

(b)               The Company has made available to Parent and Merger Sub true and complete copies of the currently effective Certificate of Incorporation of the Company (the “Company Certificate”) and By-laws of the Company (the “Company Bylaws”), and the certificate of incorporation and bylaws, or equivalent organizational or governing documents, of each Company Subsidiary.  The Company is not in violation of the Company Certificate or Company Bylaws, and the Company Subsidiaries are not in violation of their respective organizational or governing documents.

(c)                Section 3.1(c) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of the Company Subsidiaries, together with the jurisdiction of organization or incorporation, as the case may be, of each Company Subsidiary.

3.2              Capitalization.

(a)                The authorized capital stock of the Company consists of (i) 30,000,000 shares of Company Common Stock, par value $0.001 per share, of which, as of the close of business on July 9, 2015, there were 1,755,832 shares issued and outstanding (none were held in the treasury of the Company) and (ii) 3,000,000 shares of preferred stock, par value $0.001 per share (the “Company Preferred Stock”), of which no shares are issued and outstanding or reserved for future issuance under any agreement, arrangement or understanding.  All of the outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

(b)               As of the close of business on July 9, 2015, the Company had no shares of Company Common Stock or Company Preferred Stock reserved for or otherwise subject to issuance, except for 135,000 shares of Company Common Stock reserved for issuance pursuant to the exercise of outstanding Company Options under the Company Stock Plan and 96,935 shares of Company Common Stock reserved for issuance and available for grant under the Company Stock Plan (not including shares of Company Common Stock reserved for issuance with respect to outstanding Company Options).  All of the Company Options have been granted to directors, employees and consultants of the Company and the Company Subsidiaries (or any predecessor company) pursuant to the Company Stock Plan.  Each Company Option (A) was granted in compliance in all material respects with all applicable Law and all of the terms and conditions of the Company Stock Plan, (B) has a grant date identical to the date on which the Company Board (or, if appropriate, any committee thereof) actually awarded such Company Option, (C) qualifies for the tax and accounting treatment afforded to such Company Option in the Tax Returns of the Company and the Company SEC Documents, respectively, and (D) was granted with an exercise price per Share that was not less than the fair market value of a Share on the date of grant.  All shares of Company Common Stock subject to issuance under the Company Stock Plan, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.  Section 3.2(b)(i) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of (A) each holder of Company Options, (B) the number of shares of Company Common Stock subject to each Company Option (i.e., the original amount less exercises, if applicable, and any cancellations) and (C) the grant date, exercise or purchase price, expiration date and vesting schedule of each such Company Option.

(c)                Except for Company Options to purchase not more than 135,000 shares of Company Common Stock, there are no options, warrants or other rights, agreements, arrangements, stock appreciation rights, calls or commitments of any character (i) relating to any Equity Interests of the Company or any Company Subsidiary or (ii) obligating the Company or any Company Subsidiary to issue, acquire or sell any Equity Interests of the Company or any Company Subsidiary.

(d)               There are no outstanding obligations of the Company or any Company Subsidiary (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of or (v) granting any preemptive or antidilutive rights with respect to, any shares of Company Common Stock or other Equity Interests in the Company or any Company Subsidiary.

(e)                Neither the Company nor any Company Subsidiary has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(f)                The Company or another Company Subsidiary owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other Equity Interests of each of the Company Subsidiaries, free and clear of any Liens, and all of such shares of capital stock or other Equity Interests have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.  Except for Equity Interests in the Company Subsidiaries, neither the Company nor any Company Subsidiary owns directly or indirectly any Equity Interest in any Person, or has any obligation or has made any commitment to acquire any such Equity Interest, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person.  Since the close of business on June 30, 2014, no Company Subsidiary has issued any shares of capital stock or other Equity Interests.

3.3              Authority.

(a)                The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, assuming the representations and warranties set forth in Section 4.6 are true and correct, to consummate the transactions contemplated hereby (assuming that all consents, approvals, authorizations and permits described in Section 3.5 have been obtained and all filings described in Section 3.5 have been made).  The execution and delivery of this Agreement by the Company and, assuming the representations and warranties set forth in Section 4.6 are true and correct, the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company and, assuming the representations and warranties set forth in Section 4.6 are true and correct, no stockholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, other than the Company Stockholder Approval.  This Agreement has been validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b)               At a meeting duly called and held, the Company Board unanimously (i) determined that the transactions contemplated by this Agreement, including the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger, and (iii) determined to make the Company Board Recommendation.  As of the date of this Agreement, none of the actions described in the immediately preceding sentence has been amended, rescinded or modified in any respect.

(c)                The Company has, assuming the representations and warranties set forth in Section 4.6 are true and correct, taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to or as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement, including the Merger, without any further action on the part of the stockholders or the Company Board.

3.4              No Conflict.  None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement, or the Company’s compliance with any of the provisions of this Agreement will (with or without notice or lapse of time, or both):  (a) conflict with or violate any provision of the Company Certificate or Company Bylaws or any equivalent organizational or governing documents of any Company Subsidiary; (b) assuming that all consents, approvals, authorizations and permits described in Section 3.5 have been obtained and all filings described in Section 3.5 have been made, conflict with or violate any Law applicable to the Company or any Company Subsidiary or any of their respective properties or assets; or (c) with or without notice, lapse of time or both, require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, result in any change in the rights or obligations under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the respective properties or assets of the Company or any Company Subsidiary pursuant to, any Contract, Company Permit or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which they or any of their respective properties or assets may be bound or affected, except, with respect to clauses (b) and (c) above, for any such consent, approval, conflict, violation, breach, loss, change of control, default, other occurrence or Lien which, individually or in the aggregate, would not reasonably be expected to be material to the Company or any Company Subsidiary, or prevent or materially delay consummation of the Merger.  Section 3.4(c) of the Company Disclosure Schedule sets forth a correct and complete list of Company Material Contracts (as defined in Section 3.14(a)) pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement, or under which the consummation of the transactions contemplated by this Agreement would trigger a change of control or default thereunder or result in any right of termination, change in the rights or obligations thereunder (in each case, whether or not subject to the exceptions set forth with respect to clauses (b) and (c) above).

3.5              Required Filings and Consents.  None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement or the Company’s compliance with any of the provisions of this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity or any other Person, other than (a) the filing of the Certificate of Merger as required by the DGCL, (b) compliance with the applicable requirements of the Exchange Act, (c) compliance with the applicable requirements of the Securities Act, (d) compliance with any applicable foreign or state securities Laws or Blue Sky Laws and (e) filings with the SEC as may be required by the Company in connection with this Agreement and the transactions contemplated hereby.

3.6              Permits; Compliance with Law.

(a)                The Company and each Company Subsidiary holds all authorizations, licenses, permits, certificates, variances, exemptions, approvals, orders, registrations and clearances of any Governmental Entity necessary for the Company and each Company Subsidiary to own, lease and operate its properties and assets, and to carry on and operate its businesses as currently conducted in all material respects (the “Company Permits”), and all of such Company Permits are valid and in full force and effect.  The Company and each Company Subsidiary is in, and since July 1, 2012 has been in, compliance in all material respects with the terms of the Company Permits.  No suspension, modification, revocation or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened.

(b)               The Company and the Company Subsidiaries are, and have been since July 1, 2012, in compliance in all material respects with all Laws applicable to the Company or any Company Subsidiary or which any property or asset of the Company or any Company Subsidiary is bound or affected.  Since July 1, 2012, neither the Company nor any Company Subsidiary has been, to the knowledge of the Company, investigated for, or charged by any Governmental Entity with a violation of, any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected.  No investigation or review by any Governmental Entity with respect to the Company or any Company Subsidiary is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review.

3.7              SEC Filings; Financial Statements.  Since July 1, 2012, the Company has timely filed or otherwise furnished (as applicable) all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules, statements and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (such documents and any other documents filed by the Company or any Company Subsidiary with the SEC, as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”).  As of their respective filing dates the Company SEC Documents (i) did not (or with respect to the Company SEC Documents filed or furnished after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC.  None of the Company Subsidiaries is currently required to file any forms, reports or other documents with the SEC.  To the knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC comment.  All of the audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and the consolidated Company Subsidiaries included in the Company SEC Documents (collectively, the “Company Financial Statements”) (A) have been or will be, as the case may be, prepared from the books and records of the Company and the consolidated Company Subsidiaries in all material respects, (B) have been or will be, as the case may be, prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes or, in the case of interim financial statements, for normal and recurring year-end adjustments that are not material in amount or nature and as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor or like form under the Exchange Act) and (C) fairly present or will fairly present, as the case may be, in all material respects the consolidated financial position and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the consolidated Company Subsidiaries as of the dates and for the periods referred to therein.

3.8              Internal Controls; Sarbanes-Oxley Act.  The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) effective to provide reasonable assurances regarding the reliability of financial reporting for the Company and the Company Subsidiaries and the preparation of financial statements for external purposes in accordance with GAAP.  The Company (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (ii) has disclosed or will disclose, as the case may be, to the Company’s auditors and the audit committee of the Company Board (A) any significant deficiencies in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, (B) any material weaknesses in internal control over financial reporting and (C) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.  The Company has made available to Parent prior to the date of this Agreement any written communication made since July 1, 2012 and prior to the date of this Agreement by management or the Company’s auditors to the audit committee required or contemplated by the audit committee’s charter or professional standards of the Public Company Accounting Oversight Board.  Since July 1, 2012, no written complaints from any source regarding accounting, internal accounting controls or auditing matters have been received by the Company.  No executive officer of the Company has failed in any respect to make, without qualification, the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any form, report or schedule filed by the Company with the SEC since the enactment of the Sarbanes-Oxley Act.

3.9              Books and Records.  The books and records of the Company and each Company Subsidiary have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable) and any other applicable legal and accounting requirements and reflect only actual transactions.

3.10          No Undisclosed Liabilities.  Except for those liabilities and obligations (a) reserved against or provided for in the audited consolidated balance sheet of the Company as of June 30, 2014 or in the notes thereto, (b) incurred in the ordinary course of business consistent with past practice since June 30, 2014, (c) incurred under this Agreement or in connection with the transactions contemplated by this Agreement, including the Merger, or (d) which, individually and in the aggregate, are not material to the Company and the Company Subsidiaries, taken as a whole, neither the Company nor any Company Subsidiary has incurred any liabilities or obligations of any nature, whether or not accrued, absolute, determined, determinable, fixed or contingent and whether or not required to be recorded or reflected on a balance sheet under GAAP.

3.11          Absence of Certain Changes or Events.

(a)                Since June 30, 2014, the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice.

(b)               Since June 30, 2014, there has not occurred any change, event, development, condition, occurrence or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

(c)                Since June 30, 2014, there has not been any action taken (or any agreement to take any such action) by the Company or any Company Subsidiary that would have required the consent of Parent pursuant to Sections 5.1(a) if such action had been taken after the date of this Agreement.

3.12          Employee Benefit Plans.

(a)                List of Plans.  Section 3.12(a) of the Company Disclosure Schedule sets forth an accurate and complete list of each Company Benefit Plan.  For purposes of this Agreement, “Company Benefit Plan” means any benefit or compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by the Company or any of the Company Subsidiaries.  Company Plans include, but are not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA (each, an “ERISA Plan”), employment, consulting, retirement, severance, termination or change in control agreements, deferred compensation, equity-based, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind.

(b)               Deliveries.  With respect to each Company Benefit Plan, the Company has made available to Parent, to the extent applicable, accurate and complete copies of (i) the Company Benefit Plan document, including any amendments thereto, and all related trust documents, insurance contracts or other funding vehicles, (ii) a written description of such Company Benefit Plan if such plan is not set forth in a written document, (iii) the most recent summary plan description together with any summaries of all material modifications thereto, (iv) the most recently prepared actuarial report, (v) the most recent Internal Revenue Service (“IRS”) determination or opinion letter, (vi) the two most recent annual reports (Form 5500 or 990 series and all schedules and financial statements attached thereto and (vii) all material correspondence to or from any Governmental Entity received in the last three years with respect to any Company Benefit Plan.

(c)                General Compliance.  (i) Each Company Benefit Plan (including any related trusts) has been established, operated and administered in all material respects in compliance with its terms and applicable Laws, including, without limitation, ERISA and the Code, (ii) all contributions or other amounts payable by the Company or a Company Subsidiary with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting principles, and (iii) there are no pending or, to the knowledge of the Company, threatened claims (other than routine claims for benefits) or proceedings by a Governmental Entity by, on behalf of or against any Company Benefit Plan or any trust related thereto which could reasonably be expected to result in any material liability to the Company or any of the Company Subsidiaries.

(d)               Tax Qualification of Plans.  Each Company Benefit Plan that is an ERISA Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be qualified under Section 401(a) of the Code and, to the knowledge of the Company, nothing has occurred that would adversely affect the qualification or tax exemption of any such Company Plan.  With respect to any ERISA Plan, neither the Company nor a Company Subsidiary has engaged in a transaction in connection with which the Company or a Company Subsidiary reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

(e)                Controlled Group Liability.  No Controlled Group Liability has been incurred by the Company or its ERISA Affiliates that has not been satisfied in full, and no condition exists that presents a risk to the Company or its ERISA Affiliates of incurring any such liability.

(f)                Change in Control.  Except pursuant to the agreements set forth on Section 3.12(f) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement could, either alone or in combination with another event, (i) entitle any current or former employee, director, officer or independent contractor of the Company or any of the Company Subsidiaries to severance pay or any material increase in severance pay, (ii) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such employee, director, officer or independent contractor, (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any Company Benefit Plan, (iv) otherwise give rise to any material liability under any Company Benefit Plan, (v) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Benefit Plan on or following the Effective Time, or (vi)result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

(g)               Tax Gross-Up.  Neither the Company nor any Company Subsidiary has any obligation to provide, and no Company Plan or other agreement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under of Section 280G of the Code.

(h)               Retiree Health.  Except as required by applicable Law, no Company Benefit Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person, and none of the Company or any of the Company Subsidiaries has any obligation to provide such benefits.

(i)                 Foreign Plans.  No Company Benefit Plan is maintained outside the jurisdiction of the United States or covers any employees or other service providers of the Company or any of the Company Subsidiaries who reside or work outside of the United States.

3.13          Labor and Other Employment Matters.

(a)                As of the date hereof, neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining agreement or other agreement with a labor union or like organization, and to the knowledge of the Company, there are no activities or proceedings by any individual or group of individuals, including representatives of any labor organizations or labor unions, to organize any employees of the Company or any of the Company Subsidiaries.

(b)               As of the date hereof, there is no strike, lockout, slowdown, work stoppage, unfair labor practice or other labor dispute, or arbitration or grievance pending or, to the knowledge of the Company, threatened.  Each of the Company and the Company Subsidiaries is in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health.

3.14          Contracts; Indebtedness.

(a)                Section 3.14(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of each Contract to which the Company or any Company Subsidiary is a party or which binds or affects their respective properties or assets, and which falls within any of the following categories:

(i)                 any non-competition Contract or other Contract that (A) purports to limit in any material respect either the type of business in which the Company or the Company Subsidiaries (or, after the Effective Time, Parent or its affiliates) may engage or the manner or locations in which any of them may so engage in any business, (B) could require the disposition of any material assets or line of business of the Company or the Company Subsidiaries or, after the Effective Time, Parent or its affiliates, (C) grants “most favored nation” status that, following the Merger, would apply to Parent and its affiliates, including the Company and the Company Subsidiaries, (D) prohibits or limits the right of the Company or any of the Company Subsidiaries to make, sell or distribute any products or services or use, transfer, license, distribute or enforce any of their respective Intellectual Property rights or (E) purports to limit in any material respect the freedom of the Company or the Company Subsidiaries (or, after the Effective Time, Parent or its affiliates) to hire any individual or group of individuals;

(ii)                any distribution Contract or any distribution services Contract that is not terminable with less than 60 days’ notice;

(iii)               any joint venture or partnership agreement;

(iv)              any Contract with a supplier or a customer providing for annual payments or receipts in excess of $100,000 with a term in excess of one year;

(v)                any agreement that involves future expenditures or receipts by the Company or any Company Subsidiary of more than $50,000 in any one year period;

(vi)              any agreement that by its terms limits the payment of dividends or other distributions by the Company or any Company Subsidiary;

(vii)             any agreement that relates to an investment in the Company or any Company Subsidiary or the acquisition or disposition of any business or assets of the Company or any Company Subsidiary (other than in the ordinary course of business);

(viii)           any agreement relating to indebtedness for borrowed money or any financial guaranty;

(ix)              any material personal property lease or any lease, sublease or other Contract with respect to the Leased Real Property (“Lease Agreements”);

(x)                any Contract relating to any Material Intellectual Property, other than Contracts providing for the non-exclusive license of off-the-shelf, non-customized Software that is generally available on a commercial basis;

(xi)              each Contract with any Governmental Entity;

(xii)             any Contract providing for indemnification by the Company or any Company Subsidiary of any Person, except for any such Contract that (A) is not material to the Company and the Company Subsidiaries and (B) was entered into in the ordinary course of business;

(xiii)           any other “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC); or

(xiv)           any other agreement which would prohibit or materially delay the consummation of the Merger or any other transaction contemplated by this Agreement.

Each Contract of the type described in this Section 3.14(a) is referred to herein as a “Company Material Contract.”  True, complete and unredacted copies of each Company Material Contract have been made available by or on behalf of the Company to Parent, or publicly filed with the SEC.

(b)               (i) Each Company Material Contract is a valid, binding and enforceable obligation of the Company or the Company Subsidiaries and, to the knowledge of the Company, of the other party or parties thereto, in accordance with its terms; (ii) each Company Material Contract is in full force and effect; (iii) the Company and each Company Subsidiary has performed in all material respects all obligations required to be performed by it under each Company Material Contract to date and, to the knowledge of the Company, each other party to each Company Material Contract has performed in all material respects all obligations required to be performed by it under such Company Material Contract to date; (iv) none of the Company or any Company Subsidiary knows of, or has received notice of, any material violation or default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Company Material Contract; and (v) neither the Company nor any Company Subsidiary has received any written notice from any other party to any such Company Material Contract that such party intends to terminate, or not renew, any such Company Material Contract.

3.15          Litigation.

(a)                There is no suit, claim, action, proceeding, hearing, investigation or arbitration pending or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary (including by virtue of indemnification or otherwise) or their respective assets or properties that, individually or in the aggregate, if determined adversely to the Company or any Company Subsidiary, would reasonably be expected to be material to the Company or any of the Company Subsidiaries.

(b)               Neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction, judgment, decree or arbitration ruling, award or other finding that, individually or in the aggregate, has had or would reasonably be expected to be material to the Company or any of the Company Subsidiaries.

3.16          Environmental Matters.

(a)                Each of the Company, the Company Subsidiaries, and their respective predecessors (collectively, the “Inclusive Companies”), is now and at all times has been in compliance in all material respects with all applicable Environmental Laws and each has all of the Environmental Permits necessary for the conduct and operation of the business of the Company and the Company Subsidiaries as now being conducted in all material respects, and all such Environmental Permits are in good standing; (b) there is not now and has not been any Hazardous Substances used, generated, treated, stored, transported, disposed of, released, handled or otherwise existing on, under, about, or emanating from or to, any property currently owned, leased or operated by the Inclusive Companies, or any property previously owned, leased or operated by the Inclusive Companies at the time the Inclusive Companies owned, leased or operated said property, except in compliance with all applicable Environmental Laws; (c) the Inclusive Companies have not received any written notice of alleged, actual or potential responsibility or liability for, or any inquiry or investigation by a Governmental Entity, any release or threatened release of Hazardous Substances or alleged violation of, or non-compliance with, any Environmental Law; and (d) the Inclusive Companies have not entered into or agreed to any consent order or decree, or are subject to any judgment, settlement, or order, relating to compliance with, or liability under, any Environmental Law, Environmental Permit, or the investigation, sampling, monitoring, treatment, remediation, removal or remediation of Hazardous Substances.  To the knowledge of the Company, there are no other circumstances or conditions involving the Inclusive Companies that could reasonably be expected to result in any material claim, liability, investigation, cost or restriction on the ownership, use or transfer of any property pursuant to any Environmental Law.

3.17          Intellectual Property.

(a)                General.  Section 3.17(a) of the Company Disclosure Schedule sets forth a complete and accurate list of the following Intellectual Property Rights: (i) patent and patent applications currently owned by or exclusively licensed or non-exclusively licensed to the Company or a Company Subsidiary, setting forth for each patent and patent application, the name of the owner(s), the patent number or application serial number, the jurisdiction in which the patent has issued or application has been filed and the date filed or issued; (ii) registered Trademarks and applications to register Trademarks currently owned by the Company or a Company Subsidiary, setting forth for each the application serial number or registration number, the country, province and state, as applicable, in which the Trademark has been registered or the application has been filed and the class of goods covered; (iii) domain names currently registered to the Company or a Company Subsidiary, setting forth for each domain name and the name of the registrant and registrar; and (iv) registered copyrighted works and applications to register copyrighted works currently owned by the Company or a Company Subsidiary, setting forth for each registered copyrighted work, the name of the owner, the number and date of registration or copyright application and the jurisdiction where filed (collectively, the “Registered Intellectual Property”).  All assignments of patents and patent applications owned by the Company (and, to the knowledge of the Company, with respect to any other patents or patent applications included in the Registered Intellectual Property) have been properly executed and have been or are being recorded.

(b)               Ownership.  All of the Intellectual Property Rights and Technology necessary or otherwise material to the business of the Company and the Company Subsidiaries currently owned by, licensed to or in the control of the Company or a Company Subsidiary are collectively referred to herein as the “Material Intellectual Property.”  Each of the Company and the Company Subsidiaries exclusively owns (beneficially, and of record where applicable) all right, title and interest in and to the Material Intellectual Property owned or purported to be owned by the Company or such Company Subsidiary, as applicable (the “Owned Material Intellectual Property”), free and clear of Liens (other than Permitted Liens), and has a valid and enforceable right or license to use all other Material Intellectual Property.  The Owned Material Intellectual Property is subsisting, and to the knowledge of the Company, valid and enforceable.  Without limiting the foregoing, the Owned Material Intellectual Property has been: (i) developed by employees of the Company or a Company Subsidiary, as the case may be, within the scope of their employment who have assigned all of their respective right, title and interest in and to such Material Intellectual Property to the Company or a Company Subsidiary pursuant to valid, enforceable written agreements; (ii) developed by independent contractors who have assigned all of their respective right, title and interest in and to such Material Intellectual Property to the Company or a Company Subsidiary pursuant to valid, enforceable written agreements; or (iii) otherwise acquired by the Company or a Company Subsidiary from a third party who assigned all right, title and interest in and to such Intellectual Property Rights and Technology to the Company or such Company Subsidiary pursuant to a valid, enforceable written agreement.  The Material Intellectual Property constitutes all of the Intellectual Property Rights used in or necessary for (A) the respective businesses of the Company and the Company Subsidiaries as currently conducted, and (B) the Company Products that are currently under development or being manufactured, marketed or sold by the Company or any Company Subsidiary, and such Material Intellectual Property will be owned or available for use, following the consummation of the transactions contemplated by this Agreement, on the same terms as they were owned or available for use by the Company or a Company Subsidiary immediately prior to the date of this Agreement.

(c)                Absence of Claims; Non-infringement.  No proceedings, claims, or actions are pending against the Company or any Company Subsidiary, or, to the knowledge of the Company, are threatened, that challenge the right of the Company or any Company Subsidiary with respect to the use, validity, registrability, enforceability or ownership of the Owned Material Intellectual Property (or, to the knowledge of the Company, any other Material Intellectual Property).  No interference, opposition, reissue, reexamination, inventorship challenges, nullity proceedings, inter partes reviews, post grant reviews, covered business method reviews, derivation proceedings, or other proceeding is pending or, to the knowledge of the Company, threatened, in which the scope, validity, or enforceability of any of the Owned Material Intellectual Property is being contested or challenged.  To the knowledge of the Company, neither the Company’s nor any Company Subsidiary’s past or present use of the Material Intellectual Property, manufacture, offer for sale, sale, license, import or other disposition of any Company Product, or other conduct of the business of the Company or any Company Subsidiary, infringes or misappropriates, violates or otherwise conflicts with, or constitutes any contributory infringement, inducement to infringement or misappropriation or violation of, the rights of any other Person anywhere in the world.  The Company has not received any written notice, nor has there been any claim, action, suit proceeding investigation pending, or to the knowledge of the Company threatened (including “cease and desist” letters and written invitations to take a patent license), alleging the invalidity of, or limitation on, the Company’s or any Company Subsidiary’s right to use, any of the Material Intellectual Property, or the alleged infringement, misappropriation or other violation of any rights of others by the Company or any Company Subsidiary.  Neither the Company nor any of the Company Subsidiaries has asserted or threatened a claim, action, suit, proceeding or investigation (including “cease and desist” letters and written invitations to take a patent license) against any third party alleging infringement, misappropriation or violation of any Owned Material Intellectual Property.  No Person has notified the Company in writing that it is claiming any ownership of or right to use any Owned Material Intellectual Property, except as to those Intellectual Property Rights jointly owned with another Person as set forth in Section 3.17(a) of the Company Disclosure Schedule or pursuant to any Company Material Contracts related to any joint venture or partnership agreements.  Neither the Owned Material Intellectual Property nor, to the knowledge of the Company, any other Material Intellectual Property is subject to any outstanding judgment, decree, order, writ, award, injunction or determination of an arbitrator or court or other Governmental Entity affecting the rights of the Company or any Company Subsidiary with respect thereto.  To the knowledge of the Company, no Person is currently interfering with, infringing upon, misappropriating or otherwise violating any of the Material Intellectual Property, and neither the Company nor any of the Company Subsidiaries has made any claim alleging any of the foregoing.

(d)               Protection of Intellectual Property Rights.  All of the registrations and pending applications to governmental or regulatory bodies with respect to the Owned Material Intellectual Property (and, to the knowledge of the Company, the other Material Intellectual Property) have been timely and duly filed and all maintenance and related fees due through the Closing Date have been paid, and the Company and each Company Subsidiary has taken all other reasonable actions required to maintain their validity and effectiveness.  The Company and each Company Subsidiary has taken appropriate and reasonable actions (including entering into valid and enforceable written confidentiality and nondisclosure agreements with officers, directors, subcontractors, employees, licensees and customers in connection with its assets or the business of the Company and the Company Subsidiaries) to safeguard and maintain the secrecy and confidentiality of Trade Secrets included in the Material Intellectual Property and, to the knowledge of the Company, no such Trade Secret has been used, disclosed to or discovered by any Person except pursuant to a written, valid and appropriate non-disclosure and/or license agreement that has not been breached.

(e)                Funding.  Neither the Company nor any of the Company Subsidiaries has sought, applied for or received any support, funding or other resources or assistance, from any Governmental Entity in connection with the development or commercialization of any current or planned Company Product, or any facilities, equipment or materials used in connection therewith.

(f)                IT Assets.  The IT Assets (i) operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company and each of the Company Subsidiaries in connection with its respective business and (ii) have not malfunctioned or failed within the past three years in a manner that has had an material and adverse impact on the business of the Company or any Company Subsidiary.  The Company and each of the Company Subsidiaries have implemented and maintain reasonable security, backup and disaster recovery technologies consistent with industry practices.  To the knowledge of the Company, within the past three years, there has been no unauthorized access to any IT Assets.

3.18          Tax Matters.

(a)               Filing of Tax Returns.  (i) The Company and each Company Subsidiary has timely filed, or caused to be filed (or had filed on its behalf), with the appropriate Governmental Entities all material Tax Returns required to be filed through the date of this Agreement (taking into account any validly obtained extension of time within which to file), (ii) all such Tax Returns are complete and accurate in all material respects, and (iii) all material Taxes due and owing by the Company and the Company Subsidiaries (whether or not shown on any Tax Return) have been paid, other than Taxes that are being contested in good faith through appropriate proceedings and for which an adequate reserve has been established in the most recent Company Financial Statements in accordance with GAAP.

(b)               Audits, Investigations or Claims.  (i) No material deficiencies for Taxes against any of the Company and the Company Subsidiaries have been claimed, proposed or assessed in writing by any Governmental Entity, other than a deficiency that (A) has been paid, settled and paid or withdrawn or (B) is being contested in good faith through appropriate proceedings and for which an adequate reserve has been established in the most recent Company Financial Statements in accordance with GAAP, (ii) there are no pending or, to the knowledge of the Company, threatened audits, assessments or other actions for or relating to any material liability in respect of Taxes of the Company or any Company Subsidiary, and (iii) neither the Company nor any of the Company Subsidiaries nor any predecessor has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(c)                Liens.  There are no material Liens for Taxes other than Permitted Liens on any assets of any of the Company and the Company Subsidiaries.

(d)               Tax Sharing Agreements.  Except as set forth on Section 3.18(d) of the Company Disclosure Schedule, none of the Company or any Company Subsidiary is a party to, is bound by or has any obligation under any material Tax sharing, Tax allocation or Tax indemnity agreement or similar contract or arrangement (other than customary gross up or indemnification provisions in ordinary course commercial agreements or arrangements that are not primarily related to Taxes).

(e)                Other Entity Liability.  None of the Company or any Company Subsidiary is or has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which is the Company).  None of the Company or any Company Subsidiary has any liability for the material Taxes of any Person (other than Taxes of the Company and the Company Subsidiaries) (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by Contract, or (iv) otherwise (other than customary gross-up or indemnification provisions in ordinary course commercial agreements or arrangements that are not primarily related to Taxes).

(f)                Withholding.  Each of the Company and the Company Subsidiaries has timely reported and, to the extent required by Law, withheld and paid to the appropriate Governmental Entity, all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, director, independent contractor, creditor, stockholder or other third party.

(g)               Post-Effective Time Items.  Neither the Company nor any of the Company Subsidiaries will be required to include any material item of income or gain in, or exclude any material item of deduction or loss from, the computation of taxable income for any period or portion thereof after the Effective Time as a result of any (i) change in method of accounting made prior to the Effective Time, (ii) closing agreement under Section 7121 of the Code entered into prior to the Effective Time (or in the case of clauses (i) and (ii) above, under any similar provision of applicable state, local or foreign Law), (iii) installment sale or open transaction disposition made prior to the Effective Time or (iv) prepaid amount received prior to the Effective Time.

(h)               USRPHC.  The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(i)                 Spin-Offs.  Neither the Company nor any Company Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code during the immediately preceding two years.

(j)                 Tax Shelters.  Neither the Company nor any Company Subsidiary has entered into any transaction identified as a “reportable transaction” within the meaning of Treasury Regulations Sections 1.6011-4(b)(2).

3.19          Insurance.  The Company and each Company Subsidiary maintains insurance coverage with reputable and financially sound insurers, or maintains self-insurance practices, in such amounts and covering such risks as are in accordance with customary industry practice for companies engaged in businesses similar to that of the Company and the Company Subsidiaries.  The Company has made available to Parent true and complete copies of all insurance policies and all self-insurance programs and arrangements relating to the business, assets and operations of the Company and the Company Subsidiaries (the “Insurance Policies”).  Section 3.19 of the Company Disclosure Schedule contains a true and complete list, as of the date of this Agreement, of the Insurance Policies.  Each of the Insurance Policies is in full force and effect, all premiums due thereon have been paid in full and the Company and the Company Subsidiaries are in compliance in all material respects with the terms and conditions of such Insurance Policies.  Since July 1, 2012, none of the Company or any Company Subsidiary has received any written notice or other written communication regarding any actual or possible (a) cancellation of any Insurance Policy that has not been renewed in the ordinary course without any lapse in coverage, (b) invalidation of any Insurance Policy, (c) refusal of any coverage, limitation in coverage or rejection of any material claim under any Insurance Policy, or (d) material adjustment in the amount of the premiums payable with respect to any Insurance Policy.

3.20          Properties and Assets.  The Company and the Company Subsidiaries have good title to, or valid leasehold interests in, all material property and assets (i) reflected on the Company’s financial statements or notes thereto for the fiscal year ended June 30, 2014 included in the Company SEC Documents or (ii) acquired or leased after June 30, 2014, except, in each case, as have been disposed of since June 30, 2014 in the ordinary course of business consistent with past practice.  Except as would not be expected to materially and adversely affect the use of such property and assets, no such property or assets is subject to any Lien (other than Permitted Liens).

3.21          Real Property.

(a)                None of the Company or any Company Subsidiary owns any real property or interest in real property in fee.

(b)               Section 3.21(b) of the Company Disclosure Schedule sets forth (i) a true and complete list, as of the date of this Agreement, of all real property leased, subleased or otherwise occupied by the Company or any Company Subsidiary (collectively, the “Leased Real Property”), and (ii) the address for each Leased Real Property.  No Lease Agreement is subject to any Lien, including any right to the use or occupancy of any Leased Real Property, other than Permitted Liens or such Liens as would not be expected to materially and adversely affect the use of such Leased Real Property.

(c)                No lessor under any Lease Agreement has given any notice to the Company or any Company Subsidiaries for the purpose of terminating or threatening to terminate any right of first refusal (or right of first offer) to lease or purchase any lease expansion right or any similar right now existing under the Lease Agreements.  There are no sublessors under any of the Lease Agreements.

(d)               Neither the Company nor any Company Subsidiary has received notice of any proceedings in eminent domain, condemnation or other similar proceedings that are pending, and there are no such proceedings threatened, affecting any portion of the Leased Real Property, and neither the Company nor any Company Subsidiary has received notice of the existence of any outstanding writ, injunction, decree, order or judgment or of any pending proceeding, and there is no such writ, injunction, decree, order, judgment or proceeding threatened, relating to the ownership, lease, use, occupancy or operation by any Person of the Leased Real Property.

3.22          Regulatory Compliance.

(a)           The Company and each Company Subsidiary is, and since July 1, 2012, has been, in compliance in all material respects with all health care Laws applicable to the Company or any Company Subsidiary, or by which any property, Company Product or other asset of the Company or any Company Subsidiary is bound or affected, including the Federal Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the civil monetary penalty laws (42 U.S.C. § 1320a-7a), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (collectively, “HIPAA”), all criminal Laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. §§ 286 and 287, and the health care fraud criminal provisions under HIPAA, the exclusion laws (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and in each case the regulations promulgated thereunder, all other Laws relating to the development, billing, labeling, storage, testing, distribution, sales or marketing of, or payments and reimbursements for medical devices, and any state, local and foreign equivalents of any of the foregoing, and the processing of any applicable rebate, chargeback or adjustment, under applicable rules and regulations relating to the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8) and any state supplemental rebate program, Medicare average sales price reporting (42 U.S.C. § 1395w-3a), the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126) or under any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs (collectively, “Health Care Laws”).  Since July 1, 2012, none of the Company, any Company Subsidiary or, to the knowledge of the Company, any officer, employee, agent or distributor of the Company or any Company Subsidiary, has engaged in activities which are, as applicable, cause for false claims liability, civil penalties or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program.

(b)               To the knowledge of the Company, the development, manufacture, testing, distribution, and marketing of each Company Product that is or since July 1, 2012 has been developed, manufactured, tested, distributed or marketed is being, and since July 1, 2012 has been, conducted in compliance in all material respects with the Health Care Laws including those relating to investigational use, premarket clearance or marketing approval, good manufacturing practices, good clinical practices, good laboratory practices, labeling, advertising, record keeping and filing of reports.  There are no proceedings, claims, or actions pending or, to the knowledge of the Company, threatened by any Company Regulatory Agency, including any prosecution, injunction, seizure, civil fine, suspension or recall, in each case alleging any violation applicable to any Company Product by the Company or any Company Subsidiaries of any Law.  Each of the facilities leased or operated by the Company or any Company Subsidiary are registered with the FDA (if the business that is currently conducted within such facility requires such registration).

(c)                Since July 1, 2012, neither the Company nor any Company Subsidiary is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred or non-prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Governmental Entity.  Additionally, none of the Company, any Company Subsidiary, or any of their respective employees, officers or directors or, to the knowledge of the Company, any agent or distributor of the Company or any of the Company Subsidiaries, has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension, or exclusion.

(d)               The clinical and pre-clinical studies conducted by or on behalf of or sponsored by the Company were since July 1, 2012, and, if still pending, are being conducted in all material respects in accordance with all applicable Health Care Laws, including the Federal Food, Drug and Cosmetic Act, its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312, and any foreign equivalents.  Since July 1, 2012, the Company has not received any written notice or other written correspondence from any applicable Institutional Review Board, the FDA or any other Company Regulatory Agency requiring the termination, suspension or material modification of any ongoing clinical or pre-clinical study.  Since July 1, 2012, none of the Company or any of the Company Subsidiaries has received any written information from the FDA or any other Company Regulatory Agency which would reasonably be likely to lead to the denial of any application for marketing approval currently pending before the FDA or any other Company Regulatory Agency.  There are no pending or, to the knowledge of the Company, threatened actions or proceedings by the FDA or any other Company Regulatory Agency which would prohibit or impede the potential future commercial sale of any of the Company Products.  There are no Contracts, including settlements with Governmental Entities, which would reasonably be expected to impose material obligations on the Company or any Company Subsidiary for independent review and oversight of marketing and sales practices or limit in any material respect the ability of the Company to develop, manufacture, market or sell any Company Products.

(e)                All reports, documents, claims, permits and notices required to be filed, maintained or furnished to the FDA or any other Company Regulatory Agency by the Company or any Company Subsidiary have been so filed, maintained or furnished.  To the knowledge of the Company, all such reports, documents, claims, permits and notices were complete and accurate in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing).

(f)                Since July 1, 2012, neither the Company nor any Company Subsidiary has (i) made any untrue statement of material fact or fraudulent statement to the FDA or any Company Regulatory Agency, (ii) failed to disclose a material fact required to be disclosed to the FDA or any other Company Regulatory Agency, or (iii) committed any other act, made any statement, or failed to make any statement that (in any such case) establishes a reasonable basis for the FDA to invoke its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for any other Company Regulatory Agency to invoke a similar policy.  Neither the Company nor any Company Subsidiary is the subject of any pending or, to the knowledge of the Company, threatened investigation by the FDA or any other Company Regulatory Agency pursuant to such policies.

(g)               Since July 1, 2012, none of the Company or any Company Subsidiary has either voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field notifications, field corrections, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, safety alert or other notice or action relating to an alleged lack of safety, efficacy or regulatory compliance of any Company Product, and no Company Product has been recalled, suspended, discontinued or the subject of a refusal to file, clinical hold, deficiency or similar action (including any correspondence questioning data integrity) as a result of any action by the FDA, any other Company Regulatory Agency, or the Company, in the United States or outside the United States.  To the knowledge of the Company, there are no facts which are reasonably likely to cause (A) the recall, market withdrawal or replacement of any Company Product, (B) a material change in the labeling of any such Company Products, or (C) a termination or suspension of the marketing of such Company Products.

3.23          Certain Payments.  Neither the Company nor any of the Company Subsidiaries (nor, to the knowledge of the Company, any of their respective directors, executives, representatives, agents or employees) (i) has provided any illegal contributions, gifts, entertainment or other unlawful items to influence political activity, (ii) has provided any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (iii) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, or any other applicable anti-bribery laws, (iv) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or (v) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

3.24          Inventory.  The inventory of the Company set forth on the balance sheet of the Company as of June 30, 2014 was, as of the date of such balance sheet, of an age, quality and quantity usable and salable in the ordinary course of business in all material respects, net of any reserves shown thereon.  Since June 30, 2014, there has not been a material change in the age, quality, quantity, usability or salability of the inventory of the Company, other than in the ordinary course of business.

3.25          Opinions of Financial Advisors.  The Company Board has received the written opinion (the “Fairness Opinion”) of Hyde Park Capital Advisors, LLC (the “Company Financial Advisor”), dated as of July 9, 2015, to the effect that, as of the date of such opinions and subject to the assumptions, matters considered and limitations and qualifications described therein, the consideration to be paid to the holders of Shares (other than holders of Shares to be cancelled pursuant to Section 2.1(b), Shares held by any affiliate of Parent, and any Dissenting Shares) pursuant to the Merger and this Agreement is fair, from a financial point of view, to such holders.  A signed copy of the written Fairness Opinion will be delivered to Parent promptly after receipt thereof by the Company.

3.26          Certain Information.  The Proxy Statement will not, at the time it is first mailed to the Company’s stockholders, at the time of any subsequent amendments or supplements thereto, and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.  Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements included or incorporated by reference in the Proxy Statement based on information supplied in writing by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference therein.  For purposes of this Agreement, the letter to stockholders, notice of meeting, proxy statement and form of proxy to be distributed to stockholders in connection with the Merger (including any amendments or supplements) are collectively referred to as the “Proxy Statement.”

3.27          Required Vote.  The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding Shares at a Stockholder Meeting, or any adjournment or postponement thereof, in favor of the adoption of this Agreement (the “Company Stockholder Approval”) is the only vote or approval of the holders of any class or series of capital stock of the Company or any of the Company Subsidiaries that is necessary to adopt this Agreement or approve the Merger.

3.28          Brokers.  Except for the Company’s obligations to the Company Financial Advisor, neither the Company nor any stockholder, director, officer, employee or affiliate of the Company has incurred or will incur on behalf of the Company or any Company Subsidiary, any brokerage, finders’ or similar fee in connection with the transactions contemplated by this Agreement, including the Merger.  The Company has heretofore made available to Parent true and complete copies of all agreements between the Company and the Company Financial Advisor pursuant to which such firm would be entitled to any payment or commission relating to the Merger or any other transactions contemplated by this Agreement.

3.29          Related Party Transactions.  There are no outstanding amounts payable to or receivable from, or advances by the Company or any Company Subsidiary to, and neither the Company nor any Company Subsidiary is otherwise a creditor or debtor to, or party to any Contract or transaction with, any holder of 5% or more of the Company Common Stock or any director, officer, employee or affiliate of the Company or any Company Subsidiary, or to any relative of any of the foregoing, except for employment or compensation agreements or arrangements with directors, officers and employees made in the ordinary course consistent with past practice.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

4.1              Organization and Qualification.  Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the state or other jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.  Each of Parent and Merger Sub is duly qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

4.2              Authority.  Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger.  The execution and delivery of this Agreement by each of Parent and Merger Sub, as applicable, and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, including the Merger, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub and no stockholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, in each case, except for the adoption of this Agreement (immediately following its execution) by Parent as the sole stockholder of Merger Sub.  This Agreement has been validly executed and delivered by Parent and Merger Sub, and assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

4.3              No Conflict.  None of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Merger or any other transaction contemplated by this Agreement, or compliance by Parent or Merger Sub with any of the provisions of this Agreement will (with or without notice or lapse of time, or both):  (a) conflict with or violate any provision of the certificate of incorporation or by-laws or equivalent organizational or governing documents of Parent or Merger Sub; (b) assuming that all consents, approvals, authorizations and permits described in Section 4.4 have been obtained and all filings and notifications described in Section 4.4 have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent or Merger Sub or any other Subsidiary of Parent (each a “Parent Subsidiary” and, collectively, the “Parent Subsidiaries”) or any of their respective properties or assets; or (c) with or without notice, lapse of time or both, require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the respective properties or assets of Parent, Merger Sub or any Parent Subsidiary pursuant to, any Contract, permit or other instrument or obligation to which Parent, Merger Sub or any Parent Subsidiary is a party or by which they or any of their respective properties or assets may be bound or affected, except, with respect to clauses (b) and (c), for any such consent, approval, conflict, violation, breach, loss, default, other occurrence or Lien which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

4.4              Required Filings and Consents.  None of the execution, delivery or performance of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the Merger or any other transaction contemplated by this Agreement, or compliance by Parent or Merger Sub with any of the provisions of this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity or any other Person, other than (a) the filing of the Certificate of Merger as required by the DGCL, (b) compliance with the applicable requirements of the Exchange Act, (c) compliance with the applicable requirements of the Securities Act, (d) compliance with any applicable foreign or state securities or Blue Sky Laws, (e) filings with the SEC and with the securities commissions or similar securities regulatory authority in each of the provinces of Canada (the “Canadian Securities Authorities”) as may be required by Parent or Merger Sub (or any of their affiliates) in connection with this Agreement and the transactions contemplated hereby, (f) such filings as may be required under the rules and regulations of the New York Stock Exchange or Toronto Stock Exchange, and (g) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to any Governmental Entity or any other Person, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

4.5              Information Supplied.  None of the information supplied or to be supplied in writing by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time it is first published, distributed or disseminated to the Company’s stockholders, at the time of any amendments or supplements thereto and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to statements included or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of the Company specifically for inclusion or incorporation by reference therein.

4.6              Ownership of Company Capital Stock.  Neither Parent nor Merger Sub is, nor at any time during the last three years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL (other than as contemplated by this Agreement).

4.7              Sufficient Funds.  As of the date hereof, Parent and Merger Sub (directly or through one or more affiliates) have, and as of the Closing Date, Parent and Merger Sub (directly or through one or more affiliates) will have, sufficient funds available to (i) consummate the Merger and the other transactions contemplated hereby on the terms and subject to the conditions set forth in this Agreement, (ii) otherwise perform their respective obligations under this Agreement and (iii) pay any fees, expenses or other amounts payable by Parent or Merger Sub in connection with the consummation of the transactions contemplated by this Agreement.

4.8              Ownership of Merger Sub; No Prior Activities.

(a)                Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

(b)               All of the issued and outstanding capital stock of Merger Sub is owned directly or indirectly by Parent.

(c)                Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not and will not prior to the Closing Date have incurred, directly or indirectly, through any Subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

4.9              Brokers.  The Company will not be responsible for any brokerage, finder’s, financial advisor’s or other fee or commission payable in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent, Merger Sub or any of their respective affiliates.

ARTICLE V
COVENANTS

5.1              Conduct of Business by the Company Pending the Effective Time; Certain Other Events.

(a)                Except as set forth on Section 5.1(a) of the Company Disclosure Schedule, the Company agrees that, between the date of this Agreement and the Effective Time, as required by applicable Law, or as expressly required by any other provision of this Agreement, unless Parent shall otherwise agree in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Company will, and will cause each Company Subsidiary to, (i) conduct its business only in the ordinary and usual course of business consistent with past practice and (ii) use its reasonable best efforts consistent with the foregoing to (A) keep available the services of the current officers, employees and consultants of the Company and each Company Subsidiary and preserve, in all material respects, the goodwill and current relationships of the Company and each Company Subsidiary with Governmental Entities, licensors, licensees, development, collaboration or other commercialization partners, manufacturers, distributors, customers, suppliers and other Persons with which the Company or any Company Subsidiary has significant business relations, (B) preserve intact its business organization and (C) comply in all material respects with all applicable Laws.  Without limiting the foregoing, and as an extension thereof, except as set forth in Section 5.1 of the Company Disclosure Schedule or as expressly required by any other provision of this Agreement, the Company shall not (unless required by applicable Law), and shall not permit any Company Subsidiary to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed):

(i)                amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

(ii)               issue, sell, pledge, dispose of, grant, transfer or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or encumbrance of, any shares of capital stock of, or other Equity Interests in, the Company or any Company Subsidiary of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities of the Company or any Company Subsidiary, other than the issuance of Shares upon the exercise of Company Options outstanding as of the date of this Agreement in accordance with their terms;

(iii)             sell, pledge, dispose of, transfer, lease, license, guarantee, let lapse, abandon or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, guarantee, lapse, abandonment or encumbrance of, any property or assets (including Intellectual Property Rights) of the Company or any Company Subsidiary, except pursuant to existing Contracts or commitments or the sale of Company Products in the ordinary course of business consistent with past practice;

(iv)             declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock (other than dividends paid by a wholly owned Company Subsidiary to the Company or another wholly owned Company Subsidiary) or enter into any agreement with respect to the voting or registration of its capital stock;

(v)               reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other Equity Interests or any of its other securities, except for (A) acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options in order to pay the exercise price thereof, (B) the withholding, cancellation or repurchase of shares of Company Common Stock to satisfy Tax obligations with respect to awards granted pursuant to the Company Stock Plan and (C) the acquisition by the Company of Company Options in connection with the forfeiture of such award, in each case in accordance with the terms of the applicable award or instrument as in effect on the date of this Agreement;

(vi)             acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any Person or any division thereof or any assets, other than acquisitions of supplies in the ordinary course of business consistent with past practice;

(vii)            incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for (whether directly, contingently or otherwise), the obligations of any Person (other than a wholly owned Company Subsidiary) for borrowed money;

(viii)          make any loans, advances or capital contributions to, or investments in, any other Person (other than any wholly owned Company Subsidiary);

(ix)             terminate, cancel, renew, or request or agree to any material change in or waiver under any Company Material Contract, or enter into or amend any Contract that, if existing on the date of this Agreement, would be a Company Material Contract;

(x)               make or authorize any capital expenditure other than for the replacement of existing equipment in amounts not to exceed $100,000 individually or $150,000 in the aggregate;

(xi)             except to make changes that are required by applicable Law or to satisfy contractual obligations existing as of the date hereof which are listed on Section 5.1(a)(xi) of the Company Disclosure Schedule, (A) terminate, enter into, amend or renew (or communicate any intention to take such action) any Company Benefit Plan, other than routine amendments to health and welfare plans (other than severance plans) that do not increase benefits or result in materially increased administrative costs, (B) increase in any manner the compensation, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any of the current or former directors, officers, employees or consultants of the Company or any of the Company Subsidiaries, except that the foregoing shall not prohibit or restrict the Company or any of the Company Subsidiaries from paying scheduled annual raises not to exceed $2,500 individually and $20,000 in the aggregate to employees who are not officers or directors and whose annual performance evaluations are between the date of this Agreement and the Effective Time, (C) pay any bonus or incentive compensation in excess of the amount earned based on actual performance, (D) accelerate the vesting of or lapsing of restrictions with respect to any equity-based compensation or other long-term incentive compensation under any Company Benefit Plan, (E) grant any new award, amend the terms of outstanding awards or change the compensation opportunity under any Company Benefit Plan, (F) pay any severance in excess of what is legally required, (G) take any action to fund or secure the payment of any amounts under any Company Benefit Plan, (H) change any assumptions used to calculate funding or contribution obligations under any Company Benefit Plan, other than as required by GAAP, (I) hire any employee or consultant, except that the foregoing shall not prohibit or restrict the Company or any of the Company Subsidiaries from hiring any employees or consultants to replace departing employees or consultants, as the case may be, required to meet production demand in the ordinary course of business;

(xii)            make any change in accounting policies, practices, principles, methods or procedures materially affecting the reported consolidated assets, liabilities or results of operations of the Company, other than as required by GAAP (or any authoritative interpretation thereof) or by a Governmental Entity;

(xiii)          compromise, settle or agree to settle any suit, action, claim, proceeding or investigation against the Company or any Company Subsidiary (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby) other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that involve only the payment of monetary damages (in excess of insurance proceeds) not to exceed $50,000 individually or $100,000 in the aggregate, in any case without the imposition of equitable relief on the Company or any Company Subsidiary;

(xiv)         (A) (1) make or change any Tax election, (2) change any annual Tax accounting period, (3) adopt or change any method of Tax accounting, or (4) file any amended Tax Return reflecting an amount of Taxes, or (B) (1) settle or compromise any liability for Taxes, (2) surrender any right to claim a Tax refund, or (3) consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment, other than extensions in the ordinary course of business consistent with past practice;

(xv)           take any action that is intended to, or would reasonably be expected to, (i) result in any of the conditions to the Merger set forth in Article VI not being satisfied or (ii) subject to Section 5.5, prevent, impede, interfere with, hinder or delay the consummation by the Company of the Merger; or

(xvi)          authorize or enter into any Contract, or otherwise make any commitment, to do any of the foregoing.

(b)               During the term of this Agreement, neither Parent nor Merger Sub shall, and each of Parent and Merger Sub shall cause their respective Subsidiaries not to, take any action that is intended to, would or would reasonably be expected to (i) result in any of the conditions to the Merger set forth in Article VI not being satisfied or (ii) prevent, impede, interfere with, hinder or delay the consummation by Parent or Merger Sub of the Merger.

5.2              Preparation of Proxy Statement; Stockholders’ Meeting.

(a)              As promptly as practicable after the date of this Agreement, the Company shall (i) prepare and file a Proxy Statement with the SEC in preliminary form as required by the Exchange Act (in any event no later than five Business Days after the date hereof) and (ii) set a preliminary record date for the Company Stockholders Meeting and commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith, if not previously commenced.  The Company shall consult with Parent in good faith regarding the foregoing.  The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after the filing thereof.  The Company shall obtain and furnish the information required to be included in the Proxy Statement, shall provide Parent and Merger Sub with any comments that may be received from the SEC or its staff with respect thereto as promptly as possible (and in any event within 12 hours) after its receipt thereof, shall respond promptly to any such comments made by the SEC or its staff with respect to the Proxy Statement and shall cause the Proxy Statement in definitive form to be mailed to the Company’s stockholders as promptly as possible after the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.  If at any time prior to obtaining the Company Stockholder Approval, any information relating to the Merger, the Company, Parent, Merger Sub or any of their respective affiliates, directors or officers becomes known to the Company or Parent that would be required to be set forth in an amendment or supplement to the Proxy Statement in order that such document would not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party to which such information becomes known shall promptly so notify the other Party and the Company shall promptly file with the SEC an appropriate amendment or supplement describing such information and, to the extent required by applicable Law, disseminate such amendment or supplement to the stockholders of the Company.  Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall give Parent, Merger Sub and their counsel a reasonable opportunity to review and comment on such document or response and shall cooperate in good faith with Parent, Merger Sub and their counsel to reflect all reasonable additions, deletions or changes suggested thereto by Parent, Merger Sub and their counsel and to respond to any of their questions with respect thereto.

(b)               As promptly as practicable after the Proxy Statement is cleared by the SEC for mailing to the Company’s stockholders, the Company shall duly call, give notice of, convene and hold a special meeting of its stockholders (the “Company Stockholders Meeting”) solely for the purpose of obtaining the Company Stockholder Approval and, if applicable, the advisory vote required by Rule 14a-21(c) under the Exchange Act in connection therewith (and such Company Stockholders Meeting shall in any event be no later than 25 calendar days after (i) the tenth calendar day after the preliminary Proxy Statement therefor has been filed with the SEC if by such date the SEC has not informed the Company that it intends to review the Proxy Statement or (ii) if the SEC has, by the tenth calendar day after the preliminary Proxy Statement therefor has been filed with the SEC, informed the Company that it intends to review the Proxy Statement, the date on which the SEC confirms that it has no further comments on the Proxy Statement).  The Company may postpone or adjourn the Company Stockholders Meeting solely (i) with the consent of Parent; (ii)(A) due to the absence of a quorum or (B) if the Company has not received proxies representing a sufficient number of Shares for the Company Stockholder Approval, whether or not a quorum is present, to solicit additional proxies; provided, however, that the Company may not postpone or adjourn the Company Stockholders Meeting more than a total of two times pursuant to the preceding clause (ii)(A) and/or clause (ii)(B); or (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Stockholders Meeting.  Notwithstanding the foregoing, the Company shall, at the request of Parent, to the extent permitted by Law, adjourn the Company Stockholders Meeting to a date specified by Parent for the absence of a quorum or if the Company has not received proxies representing a sufficient number of Shares for the Company Stockholder Approval; provided, however, that the Company shall not be required to adjourn the Company Stockholders Meeting more than one time pursuant to this sentence, and no such adjournment pursuant to this sentence shall be required to be for a period exceeding ten Business Days or for any period that would require the Company to select a different record date for the Company Stockholders Meeting, provided, further, that Parent shall not be entitled to exercise the foregoing right to cause the adjournment of the Company Stockholders Meeting if the Company has previously exercised the right to adjourn such meeting pursuant to clause (ii)(A) or clause (ii)(B) of the prior sentence.  Except in the case of a Change of Board Recommendation specifically permitted by Section 5.4(d), the Company, through the Company Board, shall (i) recommend to its stockholders that they adopt this Agreement and the transactions contemplated hereby and (ii) include such recommendation in the Proxy Statement.  Without limiting the generality of the foregoing, the Company agrees that (x) except in the event of a Change of Board Recommendation specifically permitted by Section 5.4(d), the Company shall use its reasonable best efforts to solicit proxies to obtain the Company Stockholder Approval and (y) its obligations pursuant to this Section 5.2(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other Person of any Acquisition Proposal or the occurrence of any Change of Board Recommendation.

5.3              Access to Information; Confidentiality.

(a)                From the date of this Agreement to the Effective Time and subject to applicable Law, the Company shall, and shall cause each Company Subsidiary and each of their respective directors, officers, employees, accountants, consultants, legal counsel, advisors, agents and other representatives (collectively, “Company Representatives”) to:  (i) provide to Parent and Merger Sub and their respective officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives (collectively, the “Parent Representatives”) access at reasonable times upon prior reasonable notice to the officers, employees, agents, properties, offices and other facilities of the Company and the Company Subsidiaries and to the books and records thereof (including Tax Returns) and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and the Company Subsidiaries as Parent or the Parent Representatives may reasonably request; provided, that no investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty made by the Company herein.  None of the Company, any Company Subsidiary or any Company Representative shall be required to provide access to or disclose (A) any privileged information or (B) any information where such access or disclosure would contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement if the Company shall have used reasonable best efforts to obtain the consent of such third party to such access or disclosure; provided, however, that the Company shall inform Parent of the general nature of the information being withheld and the Parties shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of this sentence apply.

(b)               With respect to the information disclosed pursuant to Section 5.3(a) or otherwise under this Agreement, Parent and Merger Sub shall comply with, and shall cause the Parent Representatives to comply with, all of their obligations under the Confidentiality Agreement, which shall remain in full force and effect and is an integral part of the transactions contemplated by this Agreement.

5.4              No Solicitation of Transactions.

(a)                Subject to and without limiting the provisions of Section 5.4(b), from and after the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VII, the Company shall not, and shall cause the Company Subsidiaries and the Company Representatives not to, directly or indirectly: (i) initiate, solicit or encourage (including by way of providing information) or facilitate the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or would reasonably be expected to lead to, any Acquisition Proposal or engage in any discussions or negotiations or otherwise cooperate with or assist or participate in or facilitate any such inquiries, proposals, offers, discussions or negotiations, (ii) furnish to any Person any nonpublic information in connection with an Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (iii) approve or recommend, or publicly propose to approve or recommend, an Acquisition Proposal, (iv) withdraw, change, amend, modify or qualify, or propose publicly to withdraw, change, amend, modify or qualify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (v) enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other agreement relating to an Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder, or (vi) resolve, propose or agree to do any of the foregoing (any action or failure to act set forth in the foregoing clauses (iii) or (iv), a “Change of Board Recommendation”).  The Company shall immediately cease and cause to be terminated any activities, discussion or negotiation with any Persons conducted theretofore by the Company, the Company Subsidiaries or any Company Representatives with respect to any Acquisition Proposal.

(b)               Notwithstanding anything to the contrary contained in Section 5.4(a), if at any time following the date of this Agreement and prior to the Effective Time (i) the Company has received an unsolicited bona fide written Acquisition Proposal (with references to 20% being deemed to be replaced with references to 50.1%) from a third party, (ii) (A) such Acquisition Proposal (or any precursor thereto) did not result from a breach of this Section 5.4 and the Company has complied with the terms of this Section 5.4 in all respects with respect to such Acquisition Proposal (and any precursor thereto) and (B) the Company has not breached this Section 5.4, (iii) the Company Board determines in good faith, after consultation with its financial advisors of nationally or regionally recognized reputation and outside counsel, that such Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal and (iv) after consultation with its outside counsel, the Company Board determines in good faith that such action is necessary in order for the Company Board to comply with its fiduciary duties to the stockholders of the Company under applicable Law, then the Company and the Company Representatives may (A) furnish information with respect to the Company and the Company Subsidiaries to the Person making such Acquisition Proposal and (B) participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal; provided, that the Company (x) will not, and will not allow the Company Subsidiaries and the Company Representatives to, disclose any nonpublic information to such Person without first entering into an Acceptable Confidentiality Agreement and (y) will concurrently provide to Parent any information concerning the Company or the Company Subsidiaries provided to such other Person not previously provided to Parent.

(c)                The Company shall promptly (and in any event within 24 hours) notify Parent in the event that the Company, any Company Subsidiary or any Company Representative receives (i) any Acquisition Proposal or indication by any Person that it is considering making an Acquisition Proposal, (ii) any request for non-public information relating to the Company or any Company Subsidiary other than requests for information unrelated to an Acquisition Proposal or (iii) any inquiry or request for discussions or negotiations regarding any Acquisition Proposal.  The Company shall notify Parent promptly (and in any event within 24 hours) of the identity of such Person and provide Parent a copy of such Acquisition Proposal, indication, inquiry or request (or, where no such copy is available, a reasonably detailed description of such Acquisition Proposal, indication, inquiry or request), including any modifications thereto.  The Company shall keep Parent reasonably informed on a current basis (and in any event at Parent’s request and otherwise no later than 24 hours after the occurrence of any changes, developments, discussions or negotiations) of the status of any Acquisition Proposal, indication, inquiry or request (including the terms and conditions thereof and of any modification thereto), and any material developments, discussions and negotiations.  Without limiting the foregoing, the Company shall promptly (and in any event within 24 hours) notify Parent orally and in writing if it determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 5.4(b).

(d)               Notwithstanding anything to the contrary contained in Section 5.4(a), but subject to Section 5.4(e), if the Company receives an unsolicited Acquisition Proposal which the Company Board concludes in good faith, after consultation with outside counsel and its financial advisors, constitutes a Superior Proposal, after giving effect to all of the adjustments to the terms of this Agreement which may be offered by Parent (including pursuant to clause (ii) of Section 5.4(e) below), and so long as the Company has not breached this Section 5.4 in any respect, the Company Board may at any time prior to the Effective Time, if it determines in good faith, after consultation with outside counsel, that such action is necessary in order for the Company Board to comply with its fiduciary duties to the stockholders of the Company under applicable Law, (x) effect a Change of Board Recommendation with respect to such Superior Proposal and/or (y) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to the foregoing clause (y), and any purported termination pursuant to the foregoing clause (y) shall be void and of no force or effect, unless in advance of or concurrently with such termination the Company pays or causes to be paid to Parent the Termination Fee and otherwise complies with the provisions of Section 7.1(e) and Section 7.2.

(e)                The Company Board may not withdraw, modify or amend the Company Board Recommendation in a manner adverse to Parent pursuant to clause (x) of Section 5.4(d) or terminate this Agreement pursuant to clause (y) of Section 5.4(d) unless the Company has not breached this Section 5.4 in any respect and:

(i)                the Company shall have provided prior written notice to Parent, at least four Business Days in advance (the “Notice Period”), of its intention to take such action, which notice shall specify the material terms and conditions of the Superior Proposal (including the identity of the party making such Superior Proposal), and shall have contemporaneously provided a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and other material documents, including the definitive agreement with respect to such Superior Proposal (the “Alternative Acquisition Agreement”); and

(ii)                prior to effecting such Change of Board Recommendation or terminating this Agreement to enter into a definitive agreement with respect to a Superior Proposal, the Company shall, and shall cause the Company Representatives to, during the Notice Period, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of this Agreement so that the Acquisition Proposal ceases to constitute a Superior Proposal.

In the event of any revisions to the Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.4(e) with respect to such new written notice; provided, that the Notice Period shall be two Business Days in respect of such revisions.

(f)                The Company agrees that any violation of the restrictions set forth in this Section 5.4 by any of the Company Representatives shall be deemed to be a breach of this Agreement (including this Section 5.4) by the Company.

(g)               Nothing contained in this Section 5.4 or elsewhere in this Agreement shall prohibit the Company from responding to any unsolicited proposal or inquiry solely by (i) advising the Person making such proposal or inquiry of the terms of this Section 5.4 or (ii) seeking to clarify the terms and conditions thereof.

5.5              Reasonable Best Efforts.

(a)                Each of the Company, Parent and Merger Sub shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause each of the Company Representatives (in the case of the Company) and each of the Parent Representatives (in the case of Parent and Merger Sub) to, (i) take, or cause to be taken, all actions, and do, or cause to be done, and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and each of the other transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement, (ii) cause each of the conditions to the Merger set forth in Article VI to be satisfied as promptly as practicable after the date of this Agreement, (iii) obtain, as promptly as practicable after the date of this Agreement, from any Governmental Entities, and maintain, any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Parent or the Company or any of their respective Subsidiaries, in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (iv) as promptly as practicable after the date of this Agreement, make all necessary filings (and thereafter make any other required submissions and supply any additional information and documentary material that may be requested by any Governmental Entity), and pay any fees due in connection therewith, with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement required under (A) the Exchange Act, and any other applicable federal or state securities Laws, and (B) any other applicable Law (including any antitrust or competition Law); provided, that each of the Company, Parent and Merger Sub shall cooperate with the other Parties in connection with (x) preparing and filing the Proxy Statement and any Other Filings, (y) determining whether any action by or in respect of, or filing with, any Governmental Entity is required, in connection with the consummation of the Merger or any of the other transactions contemplated by this Agreement and (z) seeking any such actions, consents, approvals or waivers or making any such filings.  The Company, Parent and Merger Sub shall promptly furnish to each other all information required for any application or other filing under the rules and regulations of any applicable Law in connection with the Merger or any of the other transactions contemplated by this Agreement.

(b)               At Parent’s request, the Company shall give (or shall cause the Company Subsidiaries to give) any notices to third parties, and use, and cause the Company Subsidiaries to use, their reasonable best efforts to obtain any third party consents, approvals or waivers required to be obtained under Company Material Contracts or other Contracts in connection with consummation of the Merger or any of the other transactions contemplated by this Agreement.  The Company shall coordinate and cooperate with Parent in determining whether any actions, consents, approvals or waivers are required to be obtained from parties to any Company Material Contracts in connection with consummation of the Merger or any of the other transactions contemplated by this Agreement and seeking any such actions, consents, approvals or waivers.  Notwithstanding the foregoing, neither the Company nor any Company Subsidiaries shall pay any consideration or make any agreements or commitments in connection with any such consents, approvals or waivers without the prior written consent of Parent.

(c)                In furtherance and not in limitation of the foregoing, each of Parent, Merger Sub and the Company shall provide such information and execute such further instruments and written assurances as may be reasonably requested by the other Parties and assist and cooperate with the other Parties, in each case in accordance with the provisions of this Agreement, in order to carry into effect the intents and purposes of, and to consummate the transactions contemplated by, this Agreement as promptly as practicable after the date of this Agreement.

5.6              Certain Notices.  Except in respect of Acquisition Proposals, which shall be governed by Section 5.4, from and after the date of this Agreement until the Effective Time, each of the Company and Parent shall promptly notify the other Party of (a) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of any Party to effect the Merger or any other transaction contemplated by this Agreement not to be satisfied or (b) the failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition to the obligations of any Party to effect the Merger or any other transaction contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.6 shall not cure any breach of any representation, warranty, covenant or agreement contained in this Agreement or otherwise limit or affect the remedies available hereunder to the Party receiving such notice.  The failure to deliver any notice pursuant to this Section 5.6 shall not affect any of the conditions to the Merger or give rise to any right to terminate this Agreement pursuant to Article VII.

5.7              Public Announcements.  The Company, Parent and Merger Sub agree that the Company’s press release announcing the execution and delivery of this Agreement shall not be issued prior to the approval of Parent, and thereafter Parent and the Company shall consult with each other before issuing any further press release(s) or otherwise making any public statement (to the extent not previously issued or made in accordance with this Agreement).  All formal written communications to the officers or employees of the Company and any Company Subsidiaries pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement shall be subject to Parent’s prior consent (not to be unreasonably withheld or delayed).  The Company shall provide Parent with a copy of the intended communication, and Parent shall have a reasonable period of time to review and comment on each such communication (not to be unreasonably withheld or delayed).  Any group oral presentations with respect to the above shall be materially consistent with such formal written communications.

5.8              Employee Benefit Matters.

(a)                During the period commencing at the Effective Time and ending on December 31 of the year in which the Closing Date occurs, Parent shall provide, or shall cause the Surviving Corporation to provide to each employee of the Company and the Company Subsidiaries who remains employed following the Effective Time (the “Continuing Employees”), compensation and benefits that are no less favorable in the aggregate to either those compensation and benefits that are generally made available by the Company to such Continuing Employees immediately prior to the Effective Time or to similarly situated employees of Parent (or Parent’s U.S. affiliates), as determined by Parent in its sole discretion.

(b)               With respect to any employee benefit plans in which any Continuing Employee first becomes eligible to participate on or after the Effective Time (any such plans, the “New Plans”), the Surviving Corporation shall use commercially reasonable efforts to (A) waive all preexisting conditions, actively at work requirements, exclusion and waiting periods with respect to participation and coverage requirements under the New Plans to the extent they were inapplicable to, or were satisfied under, the Company Benefit Plans and (B) recognize service of the Continuing Employees prior to the Effective Time which was credited under the Company Benefit Plans for purposes of eligibility and vesting (but not benefit accrual) under the New Plans to the same extent such service was credited under the Company Benefit Plans (except to the extent it would result in a duplication of benefits), as if such service were with the Surviving Corporation.

(c)                Prior to the Effective Time, if requested by Parent in writing, to the extent permitted by applicable Law and the terms of the applicable plan or arrangement, the Company shall cause the Company’s 401(k) plan (the “Company 401(k) Plan”) to be terminated effective on or immediately prior to the Effective Time.  In the event that Parent requests that the Company 401(k) Plan be terminated, the Company shall provide Parent with evidence that such Plan has been terminated (the form and substance of which shall be subject to review and approval by Parent) not later than the day immediately preceding the Effective Time.

(d)               Nothing contained in this Agreement is intended to (i) be treated as an amendment of any particular Company Benefit Plan, (ii) prevent Parent, the Surviving Corporation or any of their affiliates from amending or terminating any of their benefit plans or, after the Effective Time, any Company Benefit Plan in accordance their terms, (iii) prevent Parent, the Surviving Corporation or any of their affiliates, after the Effective Time, from terminating the employment of any Continuing Employee or (iv) create any third-party beneficiary rights in any employee of the Company or any of the Company Subsidiaries, any beneficiary or dependent thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by Parent, the Surviving Corporation or any of their affiliates or under any benefit plan which Parent, the Surviving Corporation or any of their affiliates may maintain.

5.9              Indemnification of Directors and Officers.

(a)                From and after the Effective Time, each of Parent and the Surviving Corporation agrees that it will indemnify and hold harmless each present and former director and officer of the Company or any of the Company Subsidiaries (in each case, when acting in such capacity), determined as of the Effective Time (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Delaware law and its certificate of incorporation or bylaws in effect on the date of this Agreement to indemnify such Person (and Parent or the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable Law; provided, that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification); provided, further, that any determination required to be made with respect to whether an officer’s or director’s conduct complies with the standards set forth under Delaware law and the Company’s certificate of incorporation and bylaws shall be made by independent counsel selected by the Surviving Corporation.

(b)               Any Indemnified Party wishing to claim indemnification under Section 5.9(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent or the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices the indemnifying party.  In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Parent and the Surviving Corporation shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; provided, further, that the fewest number of counsels necessary to avoid conflicts of interest shall be used; (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) Parent and the Surviving Corporation shall not be liable for any settlement effected without their prior written consent; provided, further, that Parent and the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

(c)                Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to obtain and fully pay for “tail” insurance policies with a claims period of at least six years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with benefits and levels of coverage comparable to the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided, however, that in no event shall the Company expend for such policies a premium amount in excess of 250% of the annual premiums paid as of the date hereof by the Company for such insurance.  If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six years from and after the Effective Time the D&O Insurance in place as of the date of this Agreement with benefits and levels of coverage comparable to the Company’s existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, use reasonable best efforts to purchase comparable D&O Insurance for such six-year period with benefits and levels of coverage comparable to the Company’s existing policies as of the date of this Agreement; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend for such policies an annual premium amount in excess of 250% of the annual premiums currently paid by the Company for such insurance; provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(d)               The provisions of this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties.

(e)                In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person, or if Parent dissolves or liquidates the Surviving Corporation, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.9.

5.10          State Takeover Laws.  If any “control share acquisition,” “fair price,” “business combination” or other anti-takeover Law becomes or is deemed to be applicable to the Company, Parent or Merger Sub, or the Merger, including the acquisition of Shares pursuant thereto, or any other transaction contemplated by this Agreement, then the Company Board shall take all action necessary to render such Law inapplicable to the foregoing.

5.11          Section 16 Matters.  Prior to the Effective Time, the Company Board, or an appropriate committee of non-employee directors, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered Person of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) of Shares or Company Options pursuant to the transactions contemplated by this Agreement shall be an exempt transaction for purposes of Section 16.

5.12          Debt Payoff.  Prior to or at the Closing, the Company shall deliver an executed payoff letter (the “Debt Payoff Letter”) in form and substance reasonably satisfactory to Parent for the Amended and Restated Credit and Security Agreement, dated as of October 3, 2013, by and among Unilens Corp. USA and Unilens Vision Sciences Inc., as the borrowers, the Company, as the guarantor, and Hancock Bank, as lender (the “Credit Agreement”).  The Debt Payoff Letter shall (A) confirm the full outstanding amount then outstanding, along with accrued interest thereon and all fees and other obligations of the Company accrued under the Credit Agreement, (B) contain payment instructions and (C) evidence the satisfaction, release and discharge of the debt and liabilities under the Credit Agreement and the agreement by such lenders to release all Liens upon the payment of such amount in accordance with the payment instructions.  Prior to or at the Closing, the Company shall have obtained documents, including an authorization to file UCC termination statements upon such payment, executed terminations and releases of outstanding mortgages, as are reasonably necessary to release such Liens.

ARTICLE VI
CONDITIONS TO CONSUMMATION OF THE MERGER

6.1              Conditions to Obligations of Each Party.  The respective obligations of each Party to consummate the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

(a)                The Company Stockholder Approval shall have been obtained.

(b)               The consummation of the Merger shall not then be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other Governmental Entity and there shall not be in effect any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents or prohibits the consummation of the Merger.

6.2              Conditions to the Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a)                Each representation and warranty of the Company contained in Section 3.2(a), the first sentence of Section 3.2(b) and Section 3.2(c) shall be true and correct in all respects as of the date of the Agreement and as of the Closing Date with the same force and effect as if made on and as of such date, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time), except for any failures to be so true and correct that, individually or in the aggregate, are de minimis.

(b)               The representations and warranties of the Company contained in Section 3.11(b) shall be true and correct in all respects as of the date of the Agreement and as of the Closing Date with the same force and effect as if made on and as of such date.

(c)                Each representation and warranty of the Company contained in Article III other than those referenced in Section 6.2(a) and Section 6.2(b) (without giving effect to any references to any Company Material Adverse Effect or materiality qualifications therein) shall be true and correct in all material respects as of the date of the Agreement and as of the Closing Date with the same force and effect as if made on and as of such date, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time).

(d)               The Company shall have (i) performed or complied with each agreement and covenant to be performed or complied with by it in Section 5.1(a)(ii), except to the extent such failure is de minimis and (ii) performed or complied in all material respects with any agreement or covenant to be performed or complied with by it under this Agreement (other than the covenants and agreements in Section 5.1(a)(ii)) at or prior to the Closing Date.

(e)                Merger Sub shall have received a certificate of the Company, executed by an executive officer of the Company, dated as of the Closing Date, to the effect that the conditions set forth in this Section 6.2 have been satisfied.

6.3              Conditions to the Obligations of the Company.  The obligation of the Company to consummate the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a)                The representations and warranties of Parent set forth in this Agreement shall be true and correct in all material respects as of the date of the Agreement and as of the Closing Date with the same force and effect as if made on and as of such date, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time).

(b)               Each of Parent and Merger Sub shall have performed or complied in all material respects with any agreement or covenant to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c)                The Company shall have received a certificate of Parent, executed by an executive officer of Parent, dated as of the Closing Date, to the effect that the conditions set forth in this Section 6.3 have been satisfied.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

7.1              Termination.  This Agreement may be terminated, and the Merger contemplated hereby may be abandoned by action taken or authorized by the Board of Directors of the terminating Party or Parties at any time prior to the Effective Time:

(a)                By mutual written consent of Parent and the Company at any time prior to the Effective Time;

(b)               By either the Company or Parent, by written notice to the other, if the Effective Time shall not have occurred on or prior to the Outside Date; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any Party whose material breach of this Agreement has proximately caused the failure of the Effective Time to occur on or prior to the Outside Date;

(c)                By either the Company or Parent, by written notice to the other, if any court of competent jurisdiction or other Governmental Entity, in each case that is in a jurisdiction material to the business of Parent and the Company, taken together, shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting prior to the Effective Time, the Merger, and such order, decree, ruling or other action shall have become final and nonappealable; provided, that no Party may terminate this Agreement pursuant to this Section 7.1(c) if it has failed to comply with its obligations under Section 5.5 in any manner that shall have proximately caused the foregoing to occur;

(d)               By Parent, at any time prior to the Effective Time, by written notice to the Company, if (i) a Change of Board Recommendation shall have occurred (whether or not in compliance with Section 5.4), (ii) the Company or the Company Board (or any committee thereof) shall have adopted, approved, recommended, submitted to stockholders, declared advisable, executed or entered into (or resolved, determined or proposed to adopt, approve, recommend, submit to stockholders, declare advisable, execute or enter into) any Alternative Acquisition Agreement (whether or not in compliance with Section 5.4), (iii) at any time after receipt or public announcement of an Acquisition Proposal, the Company Board shall have failed to reaffirm the Company Board Recommendation within five Business Days of receipt of any written request to do so by Parent or (iv) any tender offer or exchange offer is commenced that, if successful, would result in any Person or group becoming the beneficial owner of 20% or more of the outstanding Shares and the Company Board shall not have recommended that the Company’s stockholders reject such tender offer or exchange offer and not tender their Shares into such tender offer or exchange offer within ten Business Days after commencement of such tender offer or exchange offer;

(e)                By the Company, at any time prior to the Effective Time, by written notice to Parent, if the Company Board determines to accept a Superior Proposal, but only if (i) the Company shall have complied in all respects with its obligations under Section 5.4 and (iii) the Company is otherwise permitted to accept such Superior Proposal pursuant to Sections 5.4(d) and 5.4(f); provided, however, that the Company shall simultaneously with such termination, enter into the Alternative Acquisition Agreement and concurrently with or prior to such termination pay or cause to be paid to Parent the Termination Fee (without limiting the obligation to pay the expense reimbursement contemplated by Section 7.2(b));

(f)                By Parent, at any time prior to the Effective Time, by written notice to the Company, if: (i) any representation or warranty of the Company contained in this Agreement shall be inaccurate or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time) or any covenant of the Company contained in this Agreement shall have been breached in any material respect, in any case, such that a condition contained in Section 6.2 would not be satisfied; (ii) Parent shall have delivered to the Company written notice of such inaccuracy or breach; and (iii) either such inaccuracy or breach is not capable of cure or, if curable, such inaccuracy or breach is not cured within the earlier of (A) 30 days after written notice thereof is given by Parent to the Company and (B) the Outside Date; or

(g)               By the Company, at any time prior to the Effective Time, by written notice to Parent, if:  (i)  any representation or warranty of Parent or Merger Sub contained in this Agreement shall be inaccurate or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time) or any covenant of Parent or Merger Sub contained in this Agreement shall have been breached that shall have had or is reasonably like to have, individually or in the aggregate, a material adverse effect upon Parent’s or Merger Sub’s ability to consummate the Merger or any of the transactions contemplated hereby; (ii) the Company shall have delivered to Parent written notice of such inaccuracy or breach; and (iii) either such inaccuracy or breach is not capable of cure or, if curable, such inaccuracy or breach is not cured within the earlier of (A) 30 days after written notice thereof is given by the Company to Parent and (B) the Outside Date.

7.2              Effect of Termination.

(a)                In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective Subsidiaries, officers or directors, except (i) with respect to Section 5.3(b), this Section 7.2 and Article VIII and (ii) with respect to any liabilities or damages incurred or suffered by a Party as a result of the willful breach by another Party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

(b)               (i) In the event that this Agreement is terminated pursuant to Section 7.1(d) or Section 7.1(e), then the Company shall pay or cause to be paid to Parent concurrently with or immediately prior to such termination, in the case of a termination by the Company, or within two Business Days thereafter, in the case of a termination by Parent, a termination fee of $700,000 (the “Termination Fee”) and reimburse the documented out-of-pocket expenses of Parent and Merger Sub in connection with the Merger and the other transactions contemplated hereby (such expenses, together with the Termination Fee, shall constitute no more than 3.5% of the equity value of the transaction in the aggregate (the “Cap”)); and (ii) in the event that (A) this Agreement is terminated pursuant to Section 7.1(b) or Section 7.1(f), (B) after the date hereof and prior to the date of termination of this Agreement a bona fide Acquisition Proposal shall have been made or otherwise communicated to the senior management of the Company or the Company Board or the Company’s stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal, and (C)(1) any Acquisition Proposal is consummated within twelve months of such termination or (2) the Company enters into a definitive agreement providing for an Acquisition Proposal within twelve months of such termination, within one Business Day after the date of the earliest to occur of such events described in clauses (C)(1) and (C)(2), the Company shall pay or cause to be paid to Parent the Termination Fee and reimburse the documented out-of-pocket expenses of Parent and Merger Sub in connection with the Merger and the other transactions contemplated hereby, subject to the Cap.  Solely for the purposes of clause (ii) of this Section 7.2(b), the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 8.4, except that all references to 20% therein shall be deemed to be references to 50%.

(c)                All payments under this Section 7.2 shall be made by wire transfer of immediately available funds to an account designated in writing by Parent.  If the Company fails to timely pay any amount due pursuant to this Section 7.2, and, in order to obtain the payment, Parent commences an action which results in a judgment against the Company, the Company shall pay Parent its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such action, together with interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.

(d)               Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement, (ii) without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement, (iii) the Termination Fee and reimbursement of expenses are not a penalty, but rather are liquidated damages in a reasonable amount that will compensate Parent and Merger Sub in the circumstances in which such Termination Fee and reimbursement of expenses are payable, (iv) in the event that the Termination Fee and reimbursement of expenses become payable and are paid by the Company pursuant to this Section 7.2, the Termination Fee and reimbursement of expenses shall be the sole and exclusive remedy of Parent and Merger Sub against the Company, the Company Subsidiaries and each of their respective former, current and future affiliates, representatives and permitted assignees for any loss or damage suffered as a result of the failure of the transactions contemplated hereby to be consummated or for a breach or failure to perform hereunder, and (v) in the event the Termination Fee and reimbursement of expenses is paid in accordance with this Section 7.2, none of the Company, the Company Subsidiaries or any of their respective former, current and future affiliates, representatives and permitted assignees shall have any further liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement, the transactions contemplated hereby or in respect of any other document or theory of law or equity or in respect of oral representations made or alleged to be made in connection herewith or therewith; provided, that nothing contained in this Section 7.2 shall relieve any Person from liability for fraud or any willful breach of this Agreement.

ARTICLE VIII
GENERAL PROVISIONS

8.1              Amendment.  This Agreement may be amended by the Company, Parent and Merger Sub by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time.  This Agreement may not be amended except by an instrument in writing signed by all of the Parties.

8.2              Waiver.  At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant to this Agreement and (iii) waive compliance by the other with any of the agreements or conditions contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.3              Non-Survival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.  This Section 8.3 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

8.4              Fees and Expenses.  All Expenses incurred by the Parties shall be borne solely and entirely by the Party which has incurred the same.

8.5              Notices.  Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in Person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the fifth Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case as follows:

If to Parent or Merger Sub, addressed to it at:

Valeant Pharmaceuticals International
400 Somerset Corporate Boulevard
Bridgewater, New Jersey 08807
Tel:  (908) 927-1401

Fax:  (949) 271-3796
Attention:  General Counsel
Email:  robert.chaionn@valeant.com

with a copy to (for information purposes only):

Sullivan & Cromwell LLP
1888 Century Park East Suite 2100
Los Angeles, California 90067
Tel:  (310) 712-6600
Fax:  (310) 712-8800
Attention:  Alison S. Ressler, Esq.
Email:  resslera@sullcrom.com

If to the Company, addressed to it at:

Unilens Vision Inc.
10431 72nd Street North
Largo, Florida 33777-1511
Tel:  (727) 544-2531
Fax:  (727) 545-1883
Attention:  Michael Pecora
Email:  michael.pecora@unilens.com

with a copy to (for information purposes only):

Baker & Hostetler LLP

45 Rockefeller Plaza

New York, New York 10111
Tel: (212) 589-4200
Fax: (212) 589-4201
Attention:  Laurence S. Markowitz, Esq.

                 Steven H. Goldberg, Esq.

Email:  lmarkowitz@bakerlaw.com

           sgoldberg@bakerlaw.com

8.6              Certain Definitions.  For purposes of this Agreement, the term:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that is on terms no less favorable to the Company than those contained in the Confidentiality Agreement.

“Acquisition Proposal” means any inquiry, offer or proposal from any Person (other than Parent and its affiliates) or group relating to, in a single transaction or series of related transactions, any (a) merger, consolidation, other business combination or similar transaction involving the Company, (b) sale, lease, license or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, tender offer, joint venture or otherwise, of assets of the Company (including Equity Interests of a Company Subsidiary) or any Company Subsidiary representing 20% or more of the consolidated assets, revenues or net income of the Company and the Company Subsidiaries, (c) issuance or sale or other disposition (including by way of merger, consolidation, business combination, share exchange, joint venture or similar transaction) of Equity Interests representing 20% or more of the voting power of the Company or of any class of Equity Interests of the Company, (d) transaction in which any Person or group will acquire beneficial ownership or the right to acquire beneficial ownership of Equity Interests representing 20% or more of the voting power of the Company or of any class of Equity Interests of the Company or (e) any combination of the foregoing (in each case, other than the Merger).

“affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Blue Sky Laws” means any state securities, “blue sky” or takeover law.

“Business Day” has the meaning set forth in Rule 14d-1(g)(3) of the Exchange Act.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Material Adverse Effect” means a material adverse effect on the business, properties, assets, liabilities, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and that none of the following shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect:  (a) any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company and the Company Subsidiaries conduct business; (b) general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein; (c) any change attributable to the announcement, pendency or pursuit of the transactions contemplated hereby, including the Merger; (d) any change arising from any action expressly required to be taken or not taken in accordance with the terms of this Agreement, or action taken, or failure to act, to which Parent has consented in writing; (e) acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions threatened or existing as of the date of this Agreement; (f) any hurricane, earthquake, flood, or other natural disasters or acts of God; (g) changes in Laws (or interpretation thereof) after the date of this Agreement; (h) changes in GAAP (or interpretation thereof) after the date of this Agreement; (i) general conditions in the industries in which the Company and the Company Subsidiaries operate; (j) any failure by the Company to meet any published or internally prepared estimates of revenues, earnings or other economic performance for any period ending on or after the date of this Agreement and prior to the Effective Time (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Company Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (a)-(i) or clause (k) of this definition); or (k) a decline in the price of Company Common Stock on the OTCQX tier of the OTC Markets Group or any other market in which such securities are quoted for purchase and sale (it being understood that the facts and circumstances giving rise to such decline or lowering may be deemed to constitute, and may be taken into account in determining whether there has been, a Company Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (a)-(k) of this definition), except, in the case of each of clauses (a), (b), (e), (f), (g), (h) or (i), to the extent any such change or effect has a disproportionate adverse effect on the Company and the Company Subsidiaries, taken as a whole, relative to the adverse effect such changes or effects have on other Persons in the industries in which the Company and the Company Subsidiaries operate.

“Company Products” means all Products that are being researched, tested, developed, commercialized, manufactured, sold or distributed by the Company or any Company Subsidiary and all Products with respect to which the Company or any Company Subsidiary has royalty rights.

“Company Regulatory Agency” means the FDA, Health Canada, the European Medicines Agency and any other Governmental Entity that regulates the quality, identity, strength, purity, safety, efficacy, manufacturing, distribution, sale, import or export of the Company Products.

“Confidentiality Agreement” means the Bilateral Confidentiality Agreement, effective June 24, 2014, by and between Bausch & Lomb Incorporated and Unilens Corp. USA, as amended by the letter agreement, dated June 26, 2015, between Valeant Pharmaceuticals International, Inc. and the Company.

“Contract” means any written or oral agreement, contract, subcontract, settlement agreement, lease, sublease, binding understanding, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy or other legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by Contract or credit arrangement or otherwise.

“Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code and (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and section 4980B of the Code.

 “Designated Filings” means all documents filed by the Company on the Electronic Data-Gathering, Analysis and Retrieval (EDGAR) system in the period from July 1, 2014 to the date hereof.

“Environmental Laws” means any and all international, federal, state, local or foreign Laws, statutes, ordinances, regulations, treaties, policies, guidance, rules, judgments, orders, writs, court decisions or rules of common law, stipulations, injunctions, consent decrees, permits, restrictions and licenses, which (a) regulate or relate to (i) the protection or remediation of the environment; (ii) the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances; (iii) the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or (iv) the health and safety of persons or property, including protection of the health and safety of employees; or (b) impose liability or responsibility with respect to any of the foregoing, including CERCLA, or any other Law of similar effect.

“Environmental Permits” means any material permit, license, authorization or approval required under applicable Environmental Laws.

“Equity Interest” means any share, capital stock, partnership, member or similar interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable thereto or therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of the Company Subsidiaries as a “single employer” within the meaning of Section 414 of the Code.

“Expenses” includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and all other matters related to the transactions contemplated by this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FDA” means the U.S. Food and Drug Administration.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Governmental Entity” means any national, federal, state, county, municipal, local or foreign government, or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government, including the FDA, the Centers for Medicare & Medicaid Services, the Department of Health and Human Services Office of Inspector General, Department of Justice and the Office for Civil Rights.

“group” has the meaning ascribed to such term in the Exchange Act, except where the context otherwise requires.

“Hazardous Substances” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, lead, mold, radioactive material, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives.

“Intellectual Property Rights” means U.S. and foreign (a) patents and patent applications and disclosures relating thereto (and any patents that issue as a result of those patent applications), and any renewals, reissues, reexaminations, extensions, continuations, continuations-in-part, divisions and substitutions relating to any of the patents and patent applications, as well as all related foreign patent and patent applications that are counterparts to such patents and patent applications, (b) trademarks, service marks, trade dress, logos, trade names, brand names and corporate names, whether registered or unregistered, and the goodwill associated therewith, together with any registrations and applications for registration thereof (collectively, “Trademarks”), (c) copyrights and rights under copyrights, whether registered or unregistered, including moral rights, and any registrations and applications for registration thereof, (d) rights in Software, databases and data collections (including knowledge databases, customer lists and customer databases), whether registered or unregistered, and any applications for registration therefor, (e) trade secrets and other rights in know-how and confidential or proprietary information, including concepts, methods, processes, designs, schematics, drawings, formulae, technical data, specifications, research and development information, technology and business plans (“Trade Secrets”), (f) URL and domain name registrations, (g) inventions (whether or not patentable) and improvements thereto and (h) all other proprietary or intellectual property rights now known or hereafter recognized in any jurisdiction.

“IT Assets” means the Company’s and the Company Subsidiaries’ computers, Software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation.

“knowledge” of a Person means (a) actual knowledge of any individual listed on Section 8.4 of the Company Disclosure Schedule, in the case of the Company, or any senior officer of Parent, in the case of Parent or (b) any fact or matter which any such person would reasonably be expected to discover or otherwise become aware in the course of the reasonable conduct of his or her duties, including after due inquiry of his or her direct reports.

“Law” means any federal, state, local or foreign law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding.

“Lien” means any lien, mortgage, pledge, conditional or installment sale agreement, encumbrance, covenant, condition, restriction, charge, option, right of first refusal, easement, security interest, deed of trust, right-of-way, encroachment, community property interest or other claim or restriction of any nature, whether voluntarily incurred or arising by operation of Law (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Other Filings” means all filings made by, or required to be made by, the Company with the SEC, other than the Proxy Statement.

“Outside Date” means October 31, 2015.

“Parent Material Adverse Effect” means any change, event, development, condition, occurrence or effect that prevents or materially delays, or would reasonably be expected to prevent or materially delay, consummation of the Merger or performance by Parent or Merger Sub of any of their material obligations under this Agreement.

“Permitted Liens” means (a) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the appropriate financial statements in accordance with GAAP, (b) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens or other encumbrances arising by operation of Law, (c) zoning, building and other similar codes and regulations, (d) any conditions that would be disclosed by a current, accurate survey or physical inspection and (e) Liens, defects or irregularities in title, easements, rights-of-way, covenants, restrictions and other similar matters that would not reasonably be expected to, individually or in the aggregate, materially impair the value, continued use or operation of the assets to which they relate in the business of the Company and the Company Subsidiaries as presently conducted.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

“Product” means all “drugs” and “devices” as those terms are defined in Section 201 of the Federal Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.), including all biological, pharmaceutical and drug candidates, compounds or products.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Software” means computer software, programs and databases in any form, including Internet web sites, web content and links, source code, executable code, tools, developers’ kits, utilities, graphical user interfaces, menus, images, icons, and forms, and all versions, updates, corrections, enhancements and modifications thereof, and all related documentation, developer notes, comments and annotations related thereto.

“Subsidiary” of Parent, the Company or any other Person means any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the stock or other Equity Interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity, or any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act.

“Superior Proposal” means an unsolicited written bona fide proposal or offer constituting an Acquisition Proposal (with references to 20% being deemed to be replaced with references to 50.1%), and which, in the good faith judgment of the Company Board (after consultation with its financial advisors and outside counsel), taking into account the various legal, financial and regulatory aspects of the proposal, including the financing terms thereof, and the Person making such proposal (a) if accepted, is reasonably likely to be consummated in accordance with its terms, and (b) if consummated would result in a transaction that is more favorable to the Company’s stockholders, from a financial point of view, than the Merger (after giving effect to all adjustments to the terms thereof which may be offered by Parent (including pursuant to Section 5.4(e)(ii)).

“Tax Return” means any return, declaration, report, claim for refund or information return or statement of any kind relating to Taxes, including any schedule or attachment, and including any amendment thereof, filed or required to be filed with any Governmental Entity.

“Taxes” means any and all taxes, levies, duties, tariffs, imposts and other similar charges and fees (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, whether disputed or not, including, without limitation, income, franchise, windfall or other profits, gross receipts, premiums, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, gains tax and license, registration and documentation fees, severance, occupation, environmental, customs duties, disability, real property, personal property, registration, alternative or add-on minimum, or estimated tax.

“Technology” means tangible embodiments of Intellectual Property Rights, whether in electronic, written or other media, including Software, technical documentation, specifications, designs, bills of material, build instructions, test reports, schematics, algorithms, application programming interfaces, user interfaces, network configurations and architectures, lab notebooks, prototypes, biological materials, compounds, samples, studies, or business plans.

“Trade Secrets” has the definition set forth within the definition of “Intellectual Property Rights.”

“Trademarks” has the definition set forth within the definition of “Intellectual Property Rights.”

8.7              Terms Defined Elsewhere.  The following terms are defined elsewhere in this Agreement, as indicated below:

“Agreement”	Preamble

“Alternative Acquisition Agreement”	Section 5.4(f)(i)

“Book-Entry Shares”	Section 2.2(b)

“Canadian Securities Authorities”	Section 4.4

“Cap”	Section 7.2(b)

“Certificate of Merger”	Section 1.2(b)

“Certificates”	Section 2.2(b)

“Change in Control Payment”	Section 2.5(a)

“Change of Board Recommendation”	Section 5.4(a)

“Closing”	Section 1.2(a)

“Closing Date”	Section 1.2(a)

“Company”	Preamble

“Company Benefit Plan”	Section 3.12(a)

“Company Board”	Recitals

“Company Board Recommendation”	Recitals

“Company Bylaws”	Section 3.1(b)

“Company Certificate”	Section 3.1(b)

“Company Common Stock”	Section 2.1(a)

“Company Disclosure Schedule”	Article 3

“Company Financial Advisor”	Section 3.25

“Company Financial Statements”	Section 3.7

“Company Material Contract”	Section 3.14(a)

“Company Options”	Section 2.4(a)

“Company Permits”	Section 3.6(a)

“Company Preferred Stock”	Section 3.2(a)

“Company Representatives”	Section 5.3(a)

“Company SEC Documents”	Section 3.7

“Company Stock Plan”	Section 2.4(a)

“Company Stockholder Approval”	Section 3.27

“Company Stockholders Meeting”	Section 5.2(b)

“Company Subsidiaries”	Section 3.1(a)

“Company Subsidiary”	Section 3.1(a)

“Company 401(k) Plan”	Section 5.8(c)

“Continuing Employees”	Section 5.8(a)

“Controlled Group Liability”	Section 3.12(e)

“Costs”	Section 5.9(a)

“Credit Agreement”	Section 5.12

“D&O Insurance”	Section 5.9(c)

“Debt Payoff Letter”	Section 5.12

“DGCL”	Section 1.1(a)

“Dissenting Shares”	Section 2.3

“Effective Time”	Section 1.2(b)

“ERISA Plan”	Section 3.12(a)

“Fairness Opinion”	Section 3.25

“Health Care Laws”	Section 3.22(a)

“HIPAA”	Section 3.22(a)

“Inclusive Companies”	Section 3.16

“Indemnified Parties”	Section 5.9(b)

“Insurance Policies”	Section 3.19

“IRS”	Section 3.12(b)

“Lease Agreements”	Section 3.14(a)(xii)

“Leased Real Property”	Section 3.21(b)

“Material Intellectual Property”	Section 3.17(b)

“Merger”	Section 1.1(a)

“Merger Consideration”	Section 2.1(a)

“Merger Sub”	Preamble

“New Plan”	Section 5.8(b)

“Notice Period”	Section 5.4(e)(i)

“Option Payments”	Section 2.4(a)

“Owned Material Intellectual Property”	Section 3.17(b)

“Parent”	Preamble

“Parent Representatives”	Section 5.3(a)

“Parent Subsidiaries”	Section 4.3

“Parent Subsidiary”	Section 4.3

“Parties”	Preamble

“Party”	Preamble

“Paying Agent”	Section 2.2(a)

“Payment Fund”	Section 2.2(a)

“Proxy Statement”	Section 3.26

“Registered Intellectual Property”	Section 3.17(a)

“Sarbanes-Oxley Act”	Section 3.7

“Section 16”	Section 5.11

“Shares”	Section 2.1(a)

“Surviving Corporation”	Section 1.1(a)

“Termination Fee”	Section 7.2(b)

“Voting Agreement”	Recitals

8.8              Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.9              Severability.  If any term or other provision (or part thereof) of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions (or parts thereof) of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision (or part thereof) is invalid, illegal or incapable of being enforced, the Parties shall modify this Agreement, including restructuring the transactions contemplated hereby, so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

8.10          Entire Agreement.  This Agreement (together with the Company Disclosure Schedule (which is an integral part of this Agreement and is incorporated herein by reference) and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter of this Agreement and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

8.11          Assignment.  The Agreement shall not be assigned by any Party by operation of Law or otherwise without the prior written consent of the other Parties; provided, that Merger Sub may assign any of its rights and obligations to Parent or any direct or indirect Subsidiary of Parent, but no such assignment shall relieve Merger Sub of its obligations hereunder.

8.12          No Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for the provisions set forth in Section 5.9.

8.13          Mutual Drafting; Interpretation.  Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision.  For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.  As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits, Annexes and Schedules to this Agreement.  All references in this Agreement to “$” are intended to refer to U.S. dollars.  Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive.

8.14          Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a)                This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b)               Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if under applicable Law, exclusive jurisdiction over such matters is vested in the Federal courts, any Federal court located in the State of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Court of Chancery or, to the extent required by Law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and (iv) waives, to the fullest extent permitted by Law, (x) any claim that such Party is not personally subject to the jurisdiction of any such court, (y) any claim that such Party and such Party’s property is immune from any legal process issued by any such court and (z) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.3.  Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.

(c)                EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12(c).

8.15          Counterparts.  This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

8.16          Specific Performance.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached.  It is accordingly agreed that the Parties shall be entitled (without proof of actual damages or otherwise or posting or securing any bond) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, these being in addition to any other remedy to which they are entitled at Law or in equity.  The Parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide adequate remedy.  Each of the Parties acknowledges and agrees that the right to specific performance and the other relief contemplated herein is an integral part of the transactions contemplated by this Agreement and without such right, none of the Parties would have entered into this Agreement.

 [Signature Page Follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL

By:	/s/ J.Michael Pearson
Name: J. Michael Pearson
Title: President

ONE EYE MERGER SUB, INC.

By:	/s/ Ari Kellen
Name: Ari Kellen
Title: President

UNILENS VISION INC.

By:	/s/Michael J. Pecora
Name: Michael J. Pecora
Title: Chairman and Chief Executive Officer

Annex B

July 9, 2015

Board of Directors

Unilens Vision Inc.

10431 72nd Street North

Largo, FL 33777

Members of the Board:

You have asked us for our opinion as to the fairness, from a financial point of view, to the holders (“Shareholders”) of the common stock, par value $.001 per share (the “Company Common Stock”), of Unilens Vision Inc., a Delaware corporation (“Unilens” or the “Company”), of the Consideration (as defined below) to be received by the Shareholders in the proposed merger (the “Transaction”) contemplated by the terms of the Agreement and Plan of Merger (the “Agreement”) among the Company, Valeant Pharmaceuticals International, a Delaware corporation ("Parent"), and One Eye Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub").  The Agreement provides, among other things, that at the Effective Time (as defined in the Agreement), Merger Sub will merge with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).  Pursuant to the Agreement, at the Effective Time, by virtue of the Merger, the shares of the Company Common Stock issued and outstanding immediately prior to the Effective Time (which shares of the Company Common Stock are herein referred to as the “Shares”), other than Shares to be cancelled in accordance with Section 2.1(b) of the Agreement and other than Dissenting Shares (as defined in the Agreement), shall be automatically converted into the right to receive $12.75 in cash, without interest  (the “Consideration”).

In arriving at our opinion, we have:

1.      reviewed the draft of the Agreement dated July 2, 2015;

2.      reviewed certain publicly available business and financial information relating to Unilens;

3.      reviewed certain other information relating to Unilens provided to or discussed with us by the Company, including (a) financial forecasts relating to the Company and (b) certain industry and business information thereto prepared by the management of the Company;

4.      discussed the past and present operations and financial condition and the prospects of the Company with senior executives of Unilens;

5.      reviewed and compared the historical stock prices, multiples, margins, growth rates, and trading history for the Shares, and compared that data with similar data for other publicly held companies in businesses we deemed relevant in evaluating Unilens;

6.      considered, to the extent publicly available, the financial terms of certain other merger or acquisition transactions, including premiums paid for public companies, which we deemed to be relevant, which have been effected or announced; and

7.      considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

Board of Directors

Unilens Vision Inc.

July 9, 2015

In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, including, without limitation, any information that was publicly available, discussed with or reviewed by or for us, and we have not assumed any responsibility for independently verifying such information. Further, we have not undertaken any independent evaluation or appraisal of any information provided to us or of the assets or liabilities of Unilens or been furnished with any such evaluation or appraisal.  In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of Unilens, nor have we evaluated, nor do we express any opinion with respect to, the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters, or the impact of the Merger thereon.  We express no opinion regarding the liquidation value of the Company or any other entity. In addition, we have relied upon and assumed, without independent verification, that the representations and warranties of all parties to the Agreement, and all other documents and instruments that are referred to therein, are true and correct, and that each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party.  We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

Our opinion speaks only as of the date hereof and is necessarily based upon information made available to us through the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof.  Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise or reaffirm this opinion or otherwise comment upon events occurring after the date hereof.  Our opinion does not address the relative merits of the Agreement as compared to alternative transactions or strategies that might be available to Unilens, nor does it address the underlying business decision of Unilens to proceed with the Transaction.

In connection with the preparation of this opinion, we have not been authorized by Unilens or its Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of Unilens.

In connection with our review, we have not independently verified any of the foregoing information, and we have assumed and relied upon such information being complete and accurate in all material respects.  We have further relied on the assurances of the management of Unilens that it is not aware of any facts or circumstances that would make any of such information inaccurate or misleading.  With respect to the financial forecasts for Unilens that we have used in our analyses, the management of Unilens has advised us, and we have assumed, with your consent, and without any independent inquiry or investigation, that such forecasts have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of Unilens as to the expected future results of operations and financial condition of the Company both before and after giving effect to certain industry and business information referred to above.  We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based.  We also have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Agreement, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Unilens.  We have also assumed that the Transaction will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us.

Board of Directors

Unilens Vision Inc.

July 9, 2015

Our opinion is limited to the fairness, from a financial point of view and as of the date hereof, of the Consideration to be received by the Shareholders in the proposed Transaction.  Our opinion does not address any other aspect or implication of the Agreement or any other agreement, arrangement or understanding entered into in connection with the Agreement or otherwise or the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the Agreement or class of such persons, relative to the Consideration or otherwise.  Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.  We have also assumed that the Company is not party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the transactions contemplated by the Agreement.

The issuance of this opinion was approved by our authorized internal committee.

We have acted as a financial advisor to the Board of Directors of Unilens solely in connection with rendering this opinion and will receive a fee from Unilens for this opinion.  We do not serve and have not served as a financial advisor or in any other capacity to Unilens or the Shareholders in the last three years, and our fee is not contingent upon the consummation of the Merger or the conclusion contained in this opinion.  In addition, Unilens has agreed to indemnify us for certain liabilities and other items arising out of or related to our engagement.  We may in the future provide financial advice and services to Unilens, Valeant Pharmaceuticals International, Inc. and their respective affiliates for which we would expect to receive compensation.  We have had no previous business agreements or relationships with Unilens or Valeant Pharmaceuticals International, Inc. in the last three years.

Our opinion is directed to, and is solely for the benefit of the Board of Directors of Unilens in connection with its consideration of the Merger and our opinion does not constitute advice or a recommendation as to how the Board of Directors of Unilens or any Shareholder should vote or act on any matter relating to the Agreement.  Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Hyde Park Capital Advisors, LLC to any such party.  This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to the Shareholders but may not otherwise be disclosed publicly in any manner without our prior written approval.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the Shareholders pursuant to the Merger is fair, from a financial point of view, to such Shareholders.

Very truly yours,

/s/ Hyde Park Capital Advisors, LLC

HYDE PARK CAPITAL ADVISORS, LLC

Annex C

Section 262 of the General Corporation Law of the State of Delaware

§ 262 Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

        (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

        (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

        a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

        b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

        c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

        d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

        (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

        (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

UNILENS VISION INC.

Computershare

UVIQ 000001

SAM SAMPLE
123 SAMPLES STREET
SAMPLETOWN SS X9X
X9X CANADA

Security Class
COMMON

Holder Account Number
C9999999999 IND

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Form of Proxy - Special Meeting to be held on ( ), 2015

This Form of Proxy is solicited by and on behalf of the Board of Directors.

Notes to proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors.**
6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

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Proxies submitted must be received by ( ) (Eastern Time) on ( ), 2015.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the

- Go to the following web site: www.investorvote.com
- **Smartphone?** Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER 23456 78901 23456

UVIQ PRX 212720/000001/000001/i

SAM SAMPLE C9999999999

IND C02

Appointment of Proxyholder

I/We being stockholder(s) of Unilens Vision Inc. hereby appoint: Michael J. Pecora, or failing him, Leonard F. Barker

OR

Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the stockholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of stockholders of Unilens Vision Inc. to be held at 10431 - 72nd Street North, Largo, Florida 33777, on ( ), 2015 at 11:00 AM (Eastern Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS BY THE BOARD OF DIRECTORS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

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Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

Signature(s)

Date

DD / MM / YY

UVIQ 212720 1PR AR0 99999

UNILENS VISION INC.

Computershare

UVIQ 000002

SAM SAMPLE
123 SAMPLES STREET
SAMPLETOWN SS X9X
X9X AUSTRALIA

Security Class
COMMON

Holder Account Number

C9999999999 IND

Fold

Form of Proxy - Special Meeting to be held on ( ), 2015

This Form of Proxy is solicited by and on behalf of the Board of Directors.

Notes to proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors.**
6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

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Proxies submitted must be received by ( ) (Eastern Time) on ( ), 2015.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the

- Call the number listed BELOW from a touch tone telephone.

312-588-4290 Direct Dial

To Vote Using the

- Go to the following web site: www.investorvote.com
- **Smartphone?** Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER 23456 78901 23456

UVIQ PRX 212720/000002/000002/i

SAM SAMPLE

C9999999999

IND C02

Appointment of Proxyholder

I/We being stockholder(s) of Unilens Vision Inc. hereby appoint: Michael J. Pecora, or failing him, Leonard F. Barker

OR

Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the stockholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of stockholders of Unilens Vision Inc. to be held at 10431 - 72nd Street North, Largo, Florida 33777, on ( ), 2015 at 11:00 AM (Eastern Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS BY THE BOARD OF DIRECTORS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

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Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

Signature(s)

Date

DD / MM / YY

UVIQ 212720 1PR AR0 99999